Exhibit 10.2

AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF APRIL 23, 2004

AMONG

CURATIVE HEALTH SERVICES, INC.,

AS BORROWER REPRESENTATIVE,

THE BORROWERS SIGNATORY HERETO,

THE LENDERS REFERRED TO HEREIN,

GECC CAPITAL MARKETS GROUP, INC.,

AS LEAD ARRANGER

AND

GENERAL ELECTRIC CAPITAL CORPORATION,

AS AGENT

i

EXHIBIT A	-	Revolving Note
EXHIBIT B	-	[RESERVED]
EXHIBIT C	-	Swingline Note
EXHIBIT D-1	-	Notice of Borrowing
EXHIBIT D-2	-	Notice of Swingline Borrowing
EXHIBIT E	-	Borrower Security Agreement
EXHIBIT F	-	Borrower Pledge Agreement
EXHIBIT G	-	Subsidiary Guaranty Agreement
EXHIBIT H	-	Guarantor Security Agreement
EXHIBIT I	-	Opinion of Counsel to the Credit Parties
EXHIBIT J	-	Authorized Signatory Letter
EXHIBIT K	-	Closing Checklist
EXHIBIT L	-	Assignment Agreement
EXHIBIT M	-	HIPAA Business Associate Agreement
EXHIBIT N	-	Form of Seller Subordination Agreement
EXHIBIT O	-	Form of Borrowing Base Certificate

EXHIBIT 5.1(a)		Compliance Certificate (Quarterly)
EXHIBIT 5.1(b)		Compliance Certificate (Annual)

The following schedules to the Credit Agreement have been omitted. Curative Health Services, Inc. will furnish any such schedules to the Commission as supplemental information upon request:

DISCLOSURE SCHEDULE 1.1	-	Permitted Restructuring
DISCLOSURE SCHEDULE 4.5(a)	-	Financial Statements
DISCLOSURE SCHEDULE 4.5(b)	-	Borrowers’ Financial Budget
DISCLOSURE SCHEDULE 4.7	-	Litigation
DISCLOSURE SCHEDULE 4.13	-	Subsidiaries, Other Equity Investments
DISCLOSURE SCHEDULE 4.19	-	Insurance Policies
DISCLOSURE SCHEDULE 6.16(a)	-	Government Receivables Deposit Accounts and Concentration Account
DISCLOSURE SCHEDULE 6.16(c)	-	Blocked Accounts
DISCLOSURE SCHEDULE 7.1	-	Indebtedness
DISCLOSURE SCHEDULE 7.2	-	Restatement Effective Date Liens
DISCLOSURE SCHEDULE 7.4	-	Capital Structure
DISCLOSURE SCHEDULE 7.9	-	Existing Investments
DISCLOSURE SCHEDULE 7.10(b)	-	Existing Loans to Employees

v

AMENDED AND RESTATED

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 23, 2004 (the “Agreement”), among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation (“Ebiocare”), HEMOPHILIA ACCESS, INC., a Tennessee corporation (“Hemophilia Access”), APEX THERAPEUTIC CARE, INC., a California corporation (“Apex”), CHS SERVICES, INC., a Delaware corporation (“CHS”), CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc. (“CHSC”), CURATIVE HEALTH SERVICES OF NEW YORK, INC., New York corporation (“CHSNY”), OPTIMAL CARE PLUS, INC., a Delaware corporation (“Optimal Care”),  INFINITY INFUSION, LLC, a Delaware limited liability company (“Infinity”), INFINITY INFUSION II, LLC, a Delaware limited liability company (“Infinity II”), INFINITY INFUSION CARE, LTD., a Texas limited partnership (“Infinity Infusion”), MEDCARE, INC., a Delaware corporation (“Medcare”), CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (“CPS”), CRITICAL CARE SYSTEMS, INC., a Delaware corporation (“CCS”), any Additional Borrowers that hereafter may from time to time become a party hereto pursuant to Section 2.16 hereof (Holdings, Ebiocare, Hemophilia Access, Apex, CHS, CHSNY, CHSC, Optimal Care, Infinity, Infinity II, Infinity Infusion, Medcare, CPS, CCS and such Additional Borrowers are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the Lenders listed on the signature pages hereof, and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent.

INTRODUCTORY STATEMENT

A.            The Borrowers are a party to that certain Credit Agreement dated as of June 9, 2003 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers (other than CCS), the lenders party thereto, General Electric Capital Corporation, individually as a lender and in its capacity as agent, pursuant to which such lenders have agreed to extend, and have extended, credit and other financial accommodations to the Borrowers (other than CCS).

B.            The Borrowers have requested that the Existing Credit Agreement be amended and restated as set forth below to, among other things, (a) to refinance certain existing indebtedness and obligations of the Borrowers owing to the Agent and the Lenders under the Existing Credit Agreement, (b) to provide funds for certain fees and transaction costs relating to the negotiation and documentation of the Agreement, the Subject Acquisition (as defined below) and the Senior Unsecured Debt (as defined below), (c) to provide working capital financing for the Borrowers and (d) to provide funds for other general corporate purposes of the Borrowers, including funding fees and expenses associated with the transactions contemplated hereunder.

C.            Each of the Borrowers desire to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to the Agent, for the benefit of the Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and Real Property including a pledge of the capital stock of all of its subsidiaries.

D.            It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and which remain outstanding or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrowers outstanding thereunder.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that on the Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.  Certain Defined Terms.  The following terms used herein shall have the following meanings:

“Account Debtor” means any Person who may become obligated to a Credit Party under, with respect to, or on account of an Account of such Credit Party (including without limitation any guarantor of the payment or performance of an Account).

“Accounts Receivable Advance Rate” means up to 85%, subject to adjustment pursuant to Section 2.1(d).

“Accounts Receivable Days Sales Outstanding” means gross accounts receivable of Borrowers and their Subsidiaries on a consolidated basis divided by total gross revenue of Borrowers and their Subsidiaries on a consolidated basis for the last three months divided by 90.

“Acquisition” means the purchase by any Credit Party of: (i) any company, limited liability company, association, partnership or other organization that is engaged in any business that is not materially different than the businesses engaged in by the Credit Parties on the Original Closing Date; (ii) all or substantially all of the assets of any such Person or (iii) a business line of any Person which business line is related to the business line of the Borrowers.

“Acquisition Agreement” means a stock purchase agreement, asset purchase agreement or similar agreement by and among one or more Credit Parties and a Target Seller, among others, if applicable, relating to the acquisition by one or more Credit Parties from a Target Seller.

“Acquisition Documents” means an Acquisition Agreement and all material agreements, documents and instruments executed in connection therewith.

“Additional Borrower” has the meaning ascribed to it in Section 2.16.

“Advance” means either a LIBOR Loan Advance or a Base Rate Advance, as applicable.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of the Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Borrowers.  For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” when used with respect to any Credit Party shall specifically exclude each Lending Party.

“Agent” means GE Capital in its capacity as Agent for the Lenders hereunder and under the Loan Documents, and its successors in such capacity.

“Aggregate L/C Exposure” means, at any time, the sum, without duplication, of (a) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations outstanding at such time.

“Agreement” means this Amended and Restated Credit Agreement, including all schedules and exhibits hereto as the same may be amended, modified, supplemented or restated from time to time.

“Allocable Amount” has the meaning ascribed to it in Section 12.7(b).

“Apex” has the meaning ascribed thereto in the preamble to this Agreement.

“Applicable Law” means, anything in Section 11.10 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of Governmental Authorities, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts and arbitrators.

“Applicable Margin” means: (a) from the Restatement Effective Date to and including the fifth day following the receipt of financial statements for the Fiscal Quarter ended June 30, 2004 delivered pursuant to Section 5.1(a) (the “Initial Adjustment Date”), (i) 3.50% per annum for LIBOR Loan Advances and 2.25% per annum for Base Rate Advances, (ii) 2.25% per annum for Swingline Loans, and (iii) 3.50% per annum for the Letter of Credit Fee Applicable

Margin; and (b) commencing on the Initial Adjustment Date and on the first day of each Fiscal Quarter thereafter that follows by at least five (5) days the receipt of financial statements delivered pursuant to Section 5.1(a), the Applicable Margin for each Class of Extension of Credit shall be that determined from the chart below based on such financial statements:

If Total Leverage Ratio is:	Level of Applicable Margins:
<3.50x	Level I
>3.50x but <4.25x	Level II
>4.25x	Level III

	Applicable Margins
	Level I	Level II	Level III
Applicable Margin for Base Rate Advances	1.75%	2.00%	2.25%
Applicable Margin for LIBOR Loan Advances	3.00%	3.25%	3.50%
Applicable Margin for Letter of Credit Fee	3.00%	3.25%	3.50%

Notwithstanding the foregoing, if a Default or Event of Default shall have occurred and be continuing, any quarterly adjustment in the Applicable Margins as provided for above in this definition which would result in a decrease in any Applicable Margin shall be deferred until the first day of the calendar month following the date that such Default or Event of Default has been cured or waived.

“Applicable Percentage” means (a) three percent (3%), in the case of a prepayment or reduction on or prior to the first anniversary of the Restatement Effective Date, (b) two percent (2%), in the case of a prepayment or reduction after the first anniversary of the Restatement Effective Date but on or prior to the second anniversary thereof, and (c) one percent (1%), in the case of a prepayment or reduction after the second anniversary of the Restatement Effective Date, but on or prior to the third anniversary thereof.

“Assessments” has the meaning ascribed to it in Section 4.21.

“Asset Disposition” means any disposition, whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise (including any such transaction effected by way of merger or consolidation), of any Stock or other property (whether real, personal or mixed) of any Credit Party, but excluding (a) dispositions of Inventory in the ordinary course of business, (b) any single casualty event that results in less than $100,000 of insurance proceeds being payable to any Credit Party, (c) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement, and (d) dispositions of assets from one Credit Party to another Credit Party.

“Assignment Agreement” has the meaning ascribed to it in Section 11.6(a).

“Assignment of Representations” means that certain Assignment of Representations, Warranties, Covenants and Indemnities, made by certain Credit Parties in favor of the Agent in connection any Acquisition occurring on or after the Original Closing Date.

“Authorized Signatory” means any Person or Persons designated as such by the Borrowers to the Agent in a writing in the form of Exhibit J.

“Base Rate” means, for any day, a floating rate equal to the greater of (a) the rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” (or, if The Wall Street Journal ceases quoting a prime rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum.  Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the prime rate or the Federal Funds Rate, respectively.

“Base Rate Advance” means a Revolving Credit Advance bearing interest by reference to the Base Rate.

“Base Rate Borrowing” means a Borrowing that is constituted of Base Rate Loans.

“Base Rate Loan” means that portion of a Loan, the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the Controlled Group.

“Blocked Accounts” has the meaning ascribed to it in Section 6.16(a).

“Borrower Representative” means Holdings.

“Borrowers” and “Borrower” have the respective meanings ascribed thereto in the preamble to this Agreement.

“Borrower Pledge Agreement” means the Borrower Pledge Agreement dated as of the date hereof between the Borrowers (other than CCS) and the Agent, substantially in the form of Exhibit F.

“Borrower Security Agreement” means the Security Agreement dated as of the date hereof between the Borrowers (other than CCS) and the Agent, substantially in the form of Exhibit E.

“Borrowing” means the aggregation of Advances to be made to the Borrowers by the Lenders pursuant to Article II on the same day, all of which Advances are of the same Type

(subject to Article II) and, except in the case of Base Rate Advances, have the same initial LIBOR Period.  Borrowings are also classified for purposes hereof by reference to the pricing of Advances comprising such Borrowing (for example, a “LIBOR Borrowing” is a Borrowing comprised of LIBOR Loan Advances).

“Borrowing Availability” means as of any date of determination as to Borrowers, the lesser of (a) the Maximum Commitment Amount and (b) the Borrowing Base, in each case, minus the sum of (without duplication) the aggregate Revolving Loans and Swingline Loans then outstanding.

“Borrowing Base” means, on any date, a dollar amount equal to (a) the sum of:  (i) the Accounts Receivable Advance Rate multiplied by the book value of Eligible Accounts, plus (ii) the Inventory Advance Rate multiplied by the value of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market, minus (b) any Reserves.

“Borrowing Base Certificate” means a certificate, duly executed by the chief financial officer, controller or treasurer of the Borrower Representative, appropriately completed and substantially in the form of Exhibit O.

“Budget” has the meaning ascribed to such term in Section 5.1(c).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Maryland and/or New York and, in reference to LIBOR Loans, means any such day that is also a LIBOR Business Day.

“Capital Expenditures” means, with respect to any Person, all expenditures (including, without limitation, by the expenditure of cash or the incurrence of Indebtedness but excluding any such expenditures incurred in connection with an Acquisition, but including any such expenditures incurred by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment) by such Person during any measuring period for any real property, fixtures, plant or equipment or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one (1) year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it in Section 2.5(k)(i).

“Cash Equivalents” means cash or cash equivalents acceptable to Agent.

“Cash Management Systems” has the meaning ascribed to it in Section 6.16.

“CCS” has the meaning ascribed thereto in the preamble to this Agreement.

“CCS Purchase Agreement” means that certain Stock Purchase Agreement, dated as of February 24, 2004, by and among Holdings, CCS and the shareholders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“CCS Security Agreement” means the Security Agreement dated as of the Restatement Effective Date between CCS and Agent.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and the regulations promulgated thereunder.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including, without limitation, (a) all federal statutes (whether set forth in 38 U.S.C. §1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA and (b) all rules, regulations (including 38 C.F.R. §17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“CHAMPVA Account” means an Account payable pursuant to CHAMPVA.

“CHSNY” has the meaning ascribed thereto in the preamble to this Agreement.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty percent (20%) or more of the issued and outstanding shares of Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve (12) consecutive calendar months, individuals, who at the beginning of such period, constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the holder of stock or equity interests of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries, except to the extent expressly permitted under Section 7.8.

“Charges” means any and all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral,

(b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business including, without limitation, charges for necessary business permits and governmental authorizations.

“Class” defines an Extension of Credit by reference to the Commitment and/or subfacility under which it is made.

“Closing Checklist” means the Closing Checklist in the form of Exhibit K attached hereto.

“CMS” means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration or HCFA.

“Collateral” means the property subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, pursuant to the Security Agreements and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreements, the Pledge Agreements, the Guaranty Agreements, the Mortgages, blocked account agreements, lockbox account agreements and all similar agreements entered into guaranteeing payment of, granting or perfecting a Lien upon property as security for, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Section 5.2.

“Collection Account” means that certain account of Agent, or such other account as may be specified in writing by Agent as the “Collection Account”, as follows:

Deutsche Bank/Banker’s Trust

New York, NY

ABA No.:  021-001-033

Account No.:  50-271-079

Account Name:  GE-HFS Cash Flow Collections

Re:  Curative Health Services, Inc.

“Commitment” means (a) as to any Lender, such Lender’s Revolving Credit Commitment (including without duplication the Swingline Lender’s Swingline Commitment) and (b) as to all Lenders, the aggregate of all of Lenders’ Revolving Credit Commitments (including without duplication the Swingline Lender’s Swingline Commitment, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement).

“Commitment Letter” means that certain Commitment Letter, dated February 23, 2004, by and between GE Capital and certain of the Credit Parties party thereto.

“Commitment Termination Date” means the earliest of (a) April 23, 2009 (b) the date of termination of Lenders’ obligations to make Advances and to incur L/C Obligations or the date of acceleration of the maturity date of all or any portion of the Obligations pursuant to Section 8.2(b), and (c) the date of indefeasible payment in full by the Borrowers of the Loans and the cancellation and return of (or issuance of a stand-by guarantee or letter of credit with respect to) all Letters of Credit or the cash collateralization of all L/C Obligations pursuant to Section 2.5(k), and the permanent reduction of all Commitments to Zero Dollars ($0).

“Competitor” means a Person that directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, a Credit Party.

“Compliance Certificate” means any of the compliance certificates delivered pursuant to Sections 5.1(a)(iii) and/or (b)(iii).

“Concentration Accounts” has the meaning ascribed to it in Section 6.16.

“Concentration Account Bank” has the meaning ascribed to it in Section 6.16.

“Continuation” has the meaning ascribed to it in Section 2.3(a).

“Control Letter” means a letter agreement between Agent and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (c) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, in each case whereby, among other things, the issuer, securities intermediary, futures commission merchant or clearing house disclaims (or subordinates in a manner satisfactory to Agent in its sole discretion) any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Controlled Group” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA.

“Conversion” has the meaning set forth in Section 2.3(a).

“Credit Document Obligations” has the meaning ascribed to such term in clause (a) of the definition of Obligations.

“Credit Parties” means the Borrowers and each Guarantor.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding Cash Equivalents and debts due from Affiliates.

“Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include (a) all Indebtedness payable on demand or within one (1) year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, but excluding the current portion of long-term debt required to be paid within one (1) year, and (b) all accruals for federal or other taxes based on or measured by income and payable within such year.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived within any applicable grace or cure period, become an Event of Default.

“Default Rate” means, subject to Section 2.15, the rate otherwise applicable to an Obligation plus 2.00% per annum, or if no such rate is provided, the Base Rate, plus the Applicable Margin for Base Rate Advances, plus 2.00%.

“Department of Justice Obligations” means that certain indebtedness outstanding to the Department of Justice in accordance with that certain Stipulation and Order of Settlement and Dismissal effected upon the date it was entered by the court on or about December 28, 2001, with an initial outstanding balance of $16,500,000 and an outstanding balance as of the Restatement Effective Date of $3,500,000.

“Disbursement Account” has the meaning ascribed to it in Section 6.16.

“Dollars” or “$” means lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income (or loss) of such Person for such period (excluding extraordinary gains and non-cash items), minus (b) the sum of, without duplication, (i) income tax credits, (ii) interest income, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), plus, (c) to the extent deducted in determining such consolidated net income (or loss) for such period, the sum of, without duplication, (i) income tax expense, (ii) Interest Expense and Fees, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any employees, officers or directors of such Person of any Stock.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Eligible Accounts” means, at any date of determination thereof, the aggregate amount of all Accounts at such date due to any Borrower except to the extent that (determined without duplication):

(a)           such Account does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)           (i) such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)           any defense, counterclaim, setoff or dispute exists as to such Account, but only to the extent of such defense, counterclaim, setoff or dispute;

(d)           such Account is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e)           an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor in respect of such Account;

(f)            such Account (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

(g)           such Account arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)           except for Government Accounts, such Account is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i)            such Account is the obligation of an Account Debtor located in a foreign country;

(j)            such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k)           such Account arises with respect to goods that are delivered on a bill and hold, cash on delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)            such Account is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)            the Account is not paid within the earlier of: (a) one hundred twenty (120) days following its due date or (b) one hundred fifty (150) days following the original invoice date;

(ii)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)          any Account Debtor obligated upon such Account is a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m)          such Account is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this definition;

(n)           such Account, as to which Agent’s Lien attaches thereon on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)           any of the representations or warranties in the Loan Documents with respect to such Account are untrue or incomplete with respect to such Account;

(p)           such Account is evidenced by a judgment, Instrument or Chattel Paper;

(q)           such Account exceeds any credit limit established by Agent, in its sole credit judgment;

(r)            except with respect to Government Accounts, such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceeds 10% of all Eligible Accounts;

(s)           such Account is payable in any currency other than Dollars; or

(t)            such Account is otherwise unacceptable to Agent in its reasonable credit judgment.

Without limiting the foregoing, no Accounts of CCS shall constitute Eligible Accounts hereunder unless and until CCS becomes a wholly-owned Subsidiary of Holdings and each of the foregoing criteria in this definition have been satisfied with respect to the such Account.

“Eligible Inventory” means, at any date of determination thereof, the aggregate amount of all Inventory at such date owned by any Borrower other than any item of Inventory (determined without duplication) that:

(a)           is not owned by such Borrower  free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the first priority perfected Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of bailees to the extent expressly permitted hereunder (subject to Reserves established by Agent in accordance with Section 2.1(d) hereof);

(b)           (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule 3 to the Security Agreements, or (ii) is stored at a leased location, unless a reasonably satisfactory landlord waiver has been duly executed and delivered by landlord to Agent, or (iii) is stored with a bailee or warehouseman, unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a Person other than Agent unless a reasonably satisfactory mortgagee waiver has been duly executed and delivered by mortgagee to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c)           is placed on consignment or is in transit;

(d)           is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e)           is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

(f)            consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

(g)           consists of goods which have been returned by the buyer;

(h)           is not of a type held for sale in the ordinary course of such Borrower’s business;

(i)            is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders;

(j)            any of the representations or warranties in the Loan Documents with respect to such Inventory are untrue or incomplete with respect to such Inventory;

(k)           consists of any costs associated with “freight-in” charges;

(l)            consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m)          is not covered by casualty insurance reasonably acceptable to Agent; or

(n)           is otherwise unacceptable to Agent in its reasonable credit judgment.

Without limiting the foregoing, no Inventory of CCS shall constitute Eligible Inventory hereunder unless and until CCS becomes a wholly-owned Subsidiary of Holdings and each of the foregoing criteria in this definition have been satisfied with respect to the such Inventory.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws or Environmental Permits or in connection with any Release or threatened Release or the presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules and regulations promulgated thereunder.

“ERISA Event” means, with respect to any Credit Party or any member of a Controlled Group, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan, (b) the withdrawal of any Credit Party or any member of a Controlled Group from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any Credit Party or any member of a Controlled Group from any Multi-employer Plan, (d) the termination of, the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Title IV Plan or Multi-employer Plan by the PBGC, (f) the failure by any Credit Party or any member of a Controlled Group to make when due required contributions to a Multi-employer Plan or Title IV Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multi-employer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the termination of a Multi-employer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multi-employer Plan under Section 4241 or 4245 of ERISA, (i) the loss of a Qualified Plan’s qualification or tax exempt status, or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excess Cash Flow Offer” shall have the meaning assigned to such term in the Senior Unsecured High Yield Note Indenture as in effect on the Restatement Effective Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

“Existing Credit Agreement” has the meaning ascribed to it in paragraph A of the Introductory Statement to this Agreement.

“Extension of Credit” means, as the context requires, (a) an Advance, (b) the making of an Advance, (c) the conversion of a Base Rate Loan to a LIBOR Loan or the continuation of a LIBOR Loan as a LIBOR Loan for an additional LIBOR Period, or (d) the issuance of any Letter of Credit or the incurrence of any Reimbursement Obligation.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent, which determination shall be final, binding and conclusive (absent manifest error).

“Fees” means any and all fees payable to Agent or any Lender pursuant to this Agreement or any of the other Loan Documents or the GE Capital Fee Letter.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Borrowers ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio obtained by dividing (a) EBITDA, as calculated pursuant to its definition herein and subject to any adjustments as required under Section 7.18, minus Capital Expenditures made during such period, minus cash payments of taxes during such Period, by (b) Fixed Charges.

“Fixed Charges” means, with respect to any Person for any fiscal period, the sum of (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to any Indebtedness during such period.

“Funded Debt” means all of the following, with respect to the Borrowers and their Subsidiaries calculated on a consolidated basis, without duplication, (a) all Indebtedness for borrowed money, (b) the Department of Justice Obligations, (c) the Subordinated Notes, (d) the Aggregate L/C Exposure, (e) all Senior Unsecured Debt, and (f) all Indebtedness evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, in each case, that by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from, the date of creation thereof, and specifically including, without limitation, Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of the

Borrowers, the Obligations and, without duplication, Guaranteed Obligations in respect of Funded Debt of other Persons.

“GAAP” has the meaning ascribed to it in Section 1.2.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

“GE Capital Fee Letter” means that certain letter, dated as of February 23, 2004, between GE Capital and certain of the Credit Parties party thereto with respect to certain fees to be paid from time to time by the Borrowers to GE Capital.

“GECMG” means GECC Capital Markets Group, Inc., and its successors and permitted assigns.

“Government Accounts” means, collectively, any and all Accounts which are (a) Medicare Accounts, (b) Medicaid Accounts, (c) TRICARE Accounts, (d) CHAMPVA Accounts, or (e) any other Account payable by a Governmental Authority acceptable to the Agent in its sole discretion.

“Government Receivables Deposit Account” has the meaning ascribed to it in Section 6.16.

“Government Receivables Deposit Account Agreement” has the meaning ascribed to it in Section 6.16.

“Governmental Approval” means an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Obligations” means as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof; provided that the term Guaranteed Obligations shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guaranteed Obligations at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligations is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligations, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantors” means Curative Health Services III Co. and each Person (including, without limitation, any Subsidiary of any Borrower acquired or created after the Restatement Effective Date) that executes a Guaranty Agreement or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

“Guaranty Agreements” means, collectively, that certain Subsidiary Guaranty dated as of August 13, 2003 by and among Curative Health Services Co., Curative Health Services III Co. and Curative Health Services IV Co., and any other guaranty agreements now or hereafter executed by any Person in favor of Agent and Lenders to guarantee the Obligations.

“Guarantor Payment” has the meaning ascribed to it in Section 12.7(a).

“Harris Bank” has the meaning ascribed to it in Section 7.2(h).

“Harris Bank Letter of Credit” has the meaning ascribed to it in Section 7.2(h).

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Healthcare Laws” means, collectively, any and all federal, state or local laws, rules, regulations and administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid CHAMPVA, TRICARE or any government payment program or any law governing the licensure of or regulating healthcare providers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, Medical Services, or the sale of medical supplies.  Without limiting the generality of the foregoing, Healthcare Laws include, without limitation, Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, and Section 1877, 42 U.S.C Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute”.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and any rules or regulations promulgated from time to time thereunder.

“HIPAA Business Associate Agreement” means, collectively, one or more Business Associate Agreements in substantially the form attached hereto as Exhibit M, between Agent and one or more Credit Parties, as amended, restated, supplemented or otherwise modified from time to time.

“HIPAA Compliance Date” has the meaning ascribed to it in Section 4.21.

“HIPAA Compliance Plan” has the meaning ascribed to it in Section 4.21.

“HIPAA Compliant” has the meaning ascribed to it in Section 4.21.

“Holdings” has the meaning ascribed thereto in the preamble to this Agreement.

“Holdings Pledge Agreement” has the meaning ascribed thereto in the definition of Pledge Agreements.

“Holdings Security Agreement” has the meaning ascribed thereto in the definition of Security Agreements.

“Home Care Purchase Agreement” means that certain Asset Purchase Agreement dated as of October 23, 2002 by and among Holdings, CHSNY, Home Care Seller and the shareholders party thereto, as amended, restated, supplemented or otherwise modified.

“Home Care Seller” means Home Care of New York, Inc., a New York corporation.

“Indebtedness” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money (but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith and for which adequate reserves have been established in accordance with GAAP), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person to pay the deferred purchase price of property or service incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (d) all Capital Lease Obligations of such Person, (e) any obligation under any lease (a “synthetic lease”) treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes, (f) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (g) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (i) all “earnouts” and similar payment obligations of such Person, (j) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is otherwise an obligation of such Person, (k) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, including, without limitation the Subject Swap Obligations, and (l) all Guaranteed Obligations of such Person.  Indebtedness shall, in any event, include the Department of Justice Obligations.

“Indemnitees” has the meaning ascribed to it in Section 9.2.

“Information” means written data, reports, statements (including, but not limited to, financial statements delivered pursuant to or referred to in Sections 5.1 and 5.2), documents and other information, whether, in the case of any such in writing, the same was prepared by any Credit Party or any other Person on behalf of any Credit Party.

“Insurer” means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with a Credit Party to compensate such Credit Party for providing goods or services to a Patient.

“Intercompany Notes” has the meaning ascribed to it in Section 7.1(d).

“Intercreditor Agreement” has the meaning ascribed to it in the definition of Obligations.

“Interest Expense” means, with respect to any Person for any period, the aggregate interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Indebtedness of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Base Rate Loan, the first Business Day of each calendar quarter to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, provided that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date, shall be deemed to be an “Interest Payment Date” with respect to any interest (including interest accruing at the Default Rate) that has then accrued under this Agreement and remains unpaid.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to hedge against fluctuations in interest rates under which the Borrowers or any of their Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

“Inventory Advance Rate” means up to 60%, subject to adjustment pursuant to Section 2.1(d).

“Investment” means, with respect to any Person, any investment by such Person in any other Person, whether by means of acquiring or holding Stock, capital contribution, loan,

advance, extension of credit, purchase of Indebtedness, guarantee, deposit or otherwise, but excluding any trade account receivable arising in the ordinary course of business.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” has the meaning ascribed to it in Section 2.16.

“Lead Arranger” means GECMG in its capacity as Lead Arranger hereunder and under the Loan Documents, and its successors in such capacity.

“L/C Exposure” means, with respect to any Lender at any time, its Percentage of the Aggregate L/C Exposure at such time.

“L/C Issuer” means (a) GE Capital and (b) any other Lender designated as an “L/C Issuer” for purposes hereof in a notice to the Agent signed by the Borrower Representative and such Lender, acting in each case in the capacity of an L/C Issuer under the letter of credit facility described in Section 2.5, and their respective successors.

“L/C Limit” means $5,000,000.

“L/C Obligations” means all outstanding obligations incurred by L/C Issuer and Revolving Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Section 2.5 with respect to any Letter of Credit.  The amount of such L/C Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Revolving Lenders thereupon or pursuant thereto.

“L/C Payment Date” has the meaning ascribed to it in Section 2.5(f).

“Lenders” means GE Capital, the other Lenders named on the signature pages of this Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations pursuant to Section 11.6, such term shall include any assignee of such Lender permitted under this Agreement.

“Lending Party” means the Agent, Lead Arranger, the Lenders and any Letter of Credit Issuer.  For the avoidance of doubt, the term Lending Party shall not include the Subject Swap Counterparty.

“Letter of Credit Fee” has the meaning ascribed to it in Section 2.7(d).

“Letters of Credit” has the meaning ascribed to it in Section 2.5(a).

“LIBOR Borrowing” means a Borrowing that is constituted of LIBOR Loans.

“LIBOR Business Day” means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Loan Advance” means a Revolving Credit Advance bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day and ending one (1), two (2), three (3) or six (6) months thereafter, in each case as selected by the Borrower Representative’s irrevocable notice to Agent as set forth in Section 2.3; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)           no LIBOR Period shall extend beyond the Commitment Termination Date;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           the Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           the Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a)           the offered rate for deposits in Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 (or any successor or substitute page) as of 11:00 a.m. (London time) on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)           a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease, conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 4.7.

“Loan Account” has the meaning ascribed to it in Section 2.12.

“Loan Documents” means this Agreement, the Notes, the GE Capital Fee Letter, the Collateral Documents, the Intercreditor Agreement, the master standby agreement relating to the issuance of standby Letters of Credit, the master documentary agreement relating to the issuance of documentary Letters of Credit, the HIPAA Business Associate Agreement, the Joinder to Credit Agreement, dated as of August 19, 2003, executed by Holdings in favor of Lenders and Agent, the Reaffirmation Agreement, the Post Closing Letter Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means any one or more of the Revolving Loan or the Swingline Loan, as the context may require.

“Lock Boxes” has the meaning ascribed to it in Section 6.16.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Credit Parties taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Loan Documents, or the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Loan Document, or (d) the existence, perfection or priority of any security interest granted in the Loan Documents or the value of the Collateral (including its value to the Agent and the Lenders as security for the Obligations).  If (x) a fact or circumstance disclosed in the financial statements referred to in Section 4.5 or a Disclosure Statement, or if an investigation, action, suit or proceeding disclosed in Disclosure Schedule 4.7, that, at the time of such disclosure did not appear reasonably likely to have a Material Adverse Effect, should in the future have, or appear reasonably likely to have, a Material Adverse Effect, or (y) a development or change shall occur with respect to any fact or circumstance disclosed in any financial statement, Disclosure Schedule or previously described investigation, action, suit or proceeding that should in the future have or appear reasonably likely to have a Material Adverse Effect, then in each case ((x) and (y)) such Material Adverse Effect shall be a change or event subject to Section 4.6 notwithstanding such prior disclosure.

“Maximum Commitment Amount” means, as of any date of determination, an amount equal to the Revolving Credit Commitments of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 2.15(b).

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicaid Account” means an Account payable pursuant to a Medicaid Provider Agreement.

“Medicaid Certification” means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all the conditions of Medicaid.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.

“Medical Services” means medical or health care services provided to a Patient, including, but not limited to, medical or health care services provided to a Patient and performed by a Credit Party which are covered by a policy of insurance issued by an Insurer, and includes, without limitation, physician services, pharmacy services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine, pharmaceutical products or health care equipment provided by a Credit Party to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare Account” means an Account payable pursuant to a Medicare Provider Agreement.

“Medicare Certification” means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all conditions for such facility’s participation in Medicare.

“Medicare Provider Agreement” means an agreement entered into between a state agency or other entity administering Medicare in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicare patients.

“Monthly Swap Statement” means that certain monthly statement prepared by the Subject Swap Counterparty and delivered to Holdings, which statement sets forth all Subject Swap Obligations then owing by Holdings to the Subject Swap Counterparty, and is otherwise in form and substance satisfactory to Agent.

“Mortgaged Property” has the meaning set forth to it in Section 6.13.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other Real Property security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or any member of a Controlled Group is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds” means, with respect to any transaction, an amount equal to the cash proceeds received by a Credit Party or any Subsidiary from or in respect of such transaction (including any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less (x) any commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Credit Party in connection therewith (in each case, paid to non-Affiliates) and (y) in the case of an Asset Disposition, any amounts payable to holders of senior Liens (to the extent such Liens are permitted by Section 7.2) and any taxes paid or payable by such Person (as reasonably estimated by the chief financial officer of the Borrower Representative giving effect to the overall tax position of such Person) in respect of such Asset Disposition and (z) the amount of any reasonable reserve established in accordance with GAAP against any liabilities retained by such Person (other than taxes deducted pursuant to the foregoing clause (y)) associated with the asset disposed of in such Asset Disposition.

“Net Proceeds Offer” shall have the meaning assigned to such term in Senior Unsecured High Yield Note Indenture as in effect on the Restatement Effective Date.

“Notes” means, collectively, the Revolving Notes and the Swingline Notes.

“Notice of Borrowing” has the meaning ascribed to it in Section 2.3(a).

“Obligations” means (a) all Loans, fees, indebtedness, liabilities, obligations, covenants and duties of any Credit Party to any Lending Party of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement, or under the other Loan Documents, by operation of law or otherwise in connection with the transactions contemplated hereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act, including, but not limited to, all damages that any Credit Party may owe to the Agent and/or the Lenders by reason of any breach by any Credit Party of any representation, warranty, covenant, agreement or other provision of this Agreement or any of the other Loan Documents and all obligations of the Borrowers under any interest rate protection agreement entered with any Lender pursuant to Section 6.10 hereof (all of the foregoing liabilities and obligations described in this clause (a) are referred to herein collectively as the “Credit Document Obligations”), and (b) solely for purposes of Section 2.10(b) hereof relating to the application of proceeds from the Collateral and the use of the term Obligations in any of the Security Agreements, Pledge Agreements or Mortgages, the term Obligations shall include the Subject Swap Obligations to the extent and only to the extent that an intercreditor agreement in form and substance satisfactory to GE Capital in its sole and absolute discretion (such intercreditor agreement is referred to herein as the “Intercreditor Agreement”) has been duly executed by the Subject Swap Party and the Credit Parties and delivered to GE Capital following the Restatement Effective Date and such Intercreditor Agreement is and remains at all times after execution and delivery thereof effective.  The Credit Parties hereby acknowledge and agree that neither GE Capital nor any of its Affiliates is obligated at any time to enter into or to negotiate the terms of the Intercreditor Agreement and the failure to enter into or negotiate such terms shall not result in any liability of GE Capital, Agent, any Lender or any Affiliate thereof.  Without limiting the generality of the foregoing, this term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum payable by any Credit Party to a Lending Party under this Agreement or any of the other Loan Documents.

“Officer’s Certificate” means a certificate executed on behalf of a Person by one or more of its chairman of the board (if an officer), chief executive officer, president, chief financial officer or treasurer.

“Organizational Documents” means, for any corporation, the certificate or articles of incorporation, the bylaws, or other similar organizational documents, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation adopting, supplementing or modifying any of the foregoing and, for any entity other than a corporation, the equivalent of the foregoing, including, without limitation, the partnership agreement, and the operating agreement (or comparable agreement) of any partnership or limited liability company, respectively.

“Original Closing Date” means June 9, 2003.

“Outstanding Amount” means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of its Advances, plus (b) its Percentage of the aggregate outstanding principal amount of the Swingline Loans (if any) plus (c) its L/C Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.6.

“Patient” means any Person receiving Medical Services from any Credit Party and all Persons legally liable to pay such Credit Party for such Medical Services other than Insurers or Governmental Authorities.

“Pay Proceeds Letter” means a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Restatement Effective Date of the proceeds of the initial Revolving Credit Advances.

“Payment Account” means, with respect to each Lender, the account specified on the signature pages hereof into which all payments by or on behalf of the Borrowers to such Lender under the Loan Documents shall be made, or such other account as such Lender shall from time to time specify by notice to the Borrower Representative and Agent.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Percentage” means, with respect to any Lender at any time, the percentage which the amount of its Commitment for a particular Class at such time represents of the aggregate amount of all the Commitments for such Class at such time.  At any time after the Commitments for a Class shall have terminated, the term “Percentage” shall refer to a Lender’s Percentage for that Class immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.6.

“Permitted Acquisition” means an Acquisition occurring after the Restatement Effective Date which either (a) Agent and Required Lenders have consented to in writing prior to the date of the consummation thereof, or (b) satisfies each of the following conditions: (i) from the Restatement Effective Date through and including December 31, 2004, the aggregate purchase price for such Acquisition consummated during such period does not exceed $10,000,000 (excluding the Subject Acquisition) and the aggregate purchase price for all such Acquisitions during such period does not exceed $15,000,000 (excluding the Subject Acquisition); (ii) for each Fiscal Year commencing after the Fiscal Year ended December 31, 2004, the aggregate purchase price for such Acquisition consummated during such Fiscal Year does not exceed $25,000,000 and the aggregate purchase price for all such Acquisitions during any such Fiscal Year does not exceed $40,000,000; (iii) after giving effect to any such Acquisition, the sum of (A) the amount Borrowing Availability at such time plus (B) unrestricted cash on hand (which cash shall (x) either be in Borrowers sole possession or in a deposit account which Agent has received a tri-party account agreement in form satisfactory to it and (y) shall not be subject to any Lien other than Liens in favor of Agent) at such time, shall equal or exceed $10,000,000, (iv) if a Revolving Credit Advance is used to fund a portion of the purchase price for such Acquisition, Borrowers shall have demonstrated that after giving effect to such Acquisition and the making of any such Revolving Credit Advances to fund the purchase price thereof (x) Borrowers are in actual and pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17 and (y) Borrowers and the other Credit Parties, taken as a whole, are Solvent; (v) Borrowers shall have given Agent 15 days’ prior written notice of such Acquisition; (vi) Borrowers have delivered to Agent prior to the consummation of such Acquisition a certificate of the chief financial officer of the Borrowers demonstrating such compliance and solvency, which certificate shall be in form and substance reasonably satisfactory to Agent; (vii) Borrowers shall have delivered to Agent prior to the consummation of any such Acquisition copies of all of the substantially final Acquisition Documents, together with any other information, agreements or documents that Agent may reasonably request in connection with such Acquisition; (viii) no Default or Event of Default has occurred and is continuing immediately prior to and after giving effect to such Acquisition, (ix) promptly as soon as available and in any event not later than 30 days after the consummation of such Acquisition, Borrowers shall have delivered to Agent copies of all of the final executed Acquisition Documents and such Acquisition Documents shall not differ in any material respect from the substantially final copies of the Acquisition Documents delivered to Agent under clause (vii) of this definition; (x) if in connection with any such Acquisition, any Borrower is granted a Lien as secured party on any assets of the applicable Target, promptly and in any event not later than thirty (30) days after the consummation of such Acquisition, Borrowers shall have delivered to Agent a UCC 3 assignment in appropriate form for filing naming Agent as secured party’s assignee; (xi) such Acquisition shall not include any Stock or assets of any Person organized or located outside of the United States; (xii) the Target must have positive EBITDA for the trailing four quarters most recently ended; (xiii) such Acquisition must be approved by board of directors of the Target (and by the shareholders to the extent required under the Target’s organizational documents or applicable law); and (xiv) the Target must not be engaged in any business that is materially different from the businesses engaged in by the Credit Parties on the Restatement Effective Date, and in the case of an Acquisition of a business line, such business line must be related to the business lines of the Credit Parties.

“Permitted Contest” means, with respect to any Credit Party, a good faith contest by such Credit Party, by appropriate proceedings, of the validity or amount of any Charges, claims, obligations or liabilities of such Credit Party; provided, that (a) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (b) no Lien shall be imposed to secure payment of such Charges, claims, obligations or liabilities (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations, (c) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (d) such Credit Party shall promptly pay or discharge such contested Charges, claims, obligations, liabilities and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth above in clause (a), (b) and (c) of this definition are no longer met, and (e) Agent has not advised Borrower Representative in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have, or result in, a Material Adverse Effect.

“Permitted Disposition” means a disposition of the Borrowers’ wound care management business unit, provided that each of the following conditions are met: (a) no Default or Event of Default has occurred and is continuing immediately prior to and after giving effect to such disposition; (b) such disposition is consummated not later than December 31, 2004; (c) the aggregate sales price for such disposition is at least $25,000,000, and the entire amount of consideration for such disposition is paid in cash to Borrowers on the closing date of such disposition; provided, however that (i) up to 25% of the purchase price may be held in escrow upon terms satisfactory to Agent in its sole discretion and (ii) a portion of the consideration may be in the form of a promissory note issued by buyer to Borrowers in an amount and upon terms satisfactory to Agent it its sole discretion; and (d) after giving effect to such disposition, Borrowers are in pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17 and Holdings has delivered to Agent prior to the consummation of such disposition a certificate of the chief financial officer of Holdings demonstrating such compliance, which certificate shall be in form and substance reasonably satisfactory to Agent.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are the subject of a Permitted Contest; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money made in the ordinary course of business and securing bids, tenders, contracts (other than contracts for the payment of money), securing leases to which any Credit Party is a party as lessee made in the ordinary course of business, or securing indemnity, performance or other similar bonds incurred in the ordinary course of business and to the extent required by applicable law for the performance of bids, tenders or contracts (other than for the repayment of Debt and excluding Liens under ERISA); (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Property; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $25,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(k); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lender and the other Secured Creditors; and (j) Liens expressly permitted under clauses (b), (c), (e) and (f) of Section 7.2 of this Agreement.

“Permitted Restructuring” means the corporate restructuring of certain of the Credit Parties described on Disclosure Schedule 1.1 (Permitted Restructuring); provided, however, that Borrowers shall not be permitted to effect the Permitted Restructuring or take any actions with respect thereto unless each of the following conditions have been satisfied in a manner satisfactory to Agent and Required Lenders in their sole and absolute discretion:

(a)           the corporate and capital structure of the Borrowers (or any successor in interest) and all Subsidiaries and Affiliates thereof after giving effect to such proposed restructuring shall be as described on Disclosure Schedule 1.1 (Permitted Restructuring);

(b)           immediately after giving effect to such corporate restructuring, (i) all assets (including Stock of Subsidiaries, except to the extent such Subsidiaries are being merged out of existence as part of such restructuring) presently owned by Borrowers will be owned by one or more successor and survivor entities (including any transferee) of Borrowers or Guarantors, as required by Agent (individually, a “Surviving Entity” and collectively, the “Surviving Entities”), (ii) there shall be no reduction in the assets or increase in the liabilities or change in net worth of the Surviving Entities, determined on a consolidated basis, from the assets, liabilities and net worth of Holdings and its consolidated Subsidiaries immediately prior to giving effect to such restructuring, provided, however that for purposes of determining compliance with this clause (ii) any disposition of assets constituting the Permitted Disposition shall be disregarded, and (iii) Agent and Required Lenders shall have received such pro forma balance sheets and other financial information and certificates of executive officers of Borrowers and Surviving Entity as it may reasonably request in order to verify that the conditions in the immediately preceding clause (ii) have been met;

(c)           Agent shall have received one or more duly executed assignment and assumption agreements from each Surviving Entity and such other documents, instruments and agreements as Agent may require, in each case, in form and substance satisfactory to Agent in order to ensure (x) each such Surviving Entity shall be legally bound as a Borrower, Additional Borrower and/or Guarantor as required by Agent, and (y) Agent on behalf of itself and the other Lenders shall have a valid and perfected first priority security interest in the Collateral and all of the assets of each such Surviving Entity (subject only to Permitted Encumbrances), except for any assets that are disposed of in connection with the Permitted Disposition;

(d)           Agent shall have received such other documents, instruments, agreements, certificates and legal opinions as Agent shall reasonably request in connection with the proposed restructuring, each in form and substance satisfactory to Agent, including, without limitation, certified copies of all plans of merger and merger documents, certificates (including good standing certificates), any asset transfer documentation, any other documents or instruments effectuating or evidencing the transactions contemplated under the Permitted Restructuring and proposed new or amended Organizational Documents for each Surviving Entity created or acquired in connection with the proposed restructuring;

(e)           Agent shall have received evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral and all of the assets of each Surviving Entity, including (i) such documents, instruments and certificates (including Stock certificates) duly executed and authorized by each Credit Party and each Surviving Entity (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and such assets, and (ii) copies of UCC, tax, lien and judgment search reports in respect of each Surviving Entity, with results satisfactory to Agent;

(f)            after giving effect to such proposed restructuring, (i) no Default or Event of Default shall exist, (ii) Credit Parties shall be in actual and pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17, (iii) Surviving Entities taken as a whole are Solvent, and (iv) Borrowers have delivered to Agent prior to the consummation of such restructuring a certificate of the chief financial officer of the Borrower Representative demonstrating such compliance and solvency, which certificate shall be in form and substance reasonably satisfactory to Agent

(g)           Agent shall have received (i) evidence from Borrowers that they have obtained a favorable private letter ruling from the IRS that no Credit Party or Subsidiary thereof shall suffer any material adverse tax consequences as a result of such proposed restructuring or (ii) other evidence (including, without limitation, opinions of Borrowers accountants and financial advisors) that such proposed restructuring would not result in any material adverse tax consequences to any Credit Party or Subsidiary thereof;

(h)           all of the mergers, asset transfers and other transactions consummated as part of the Permitted Restructuring shall be carried out in full compliance with any Applicable Law and each Credit Party and Surviving Entity shall have obtained all necessary Governmental Approvals and consents from third parties; and

(i)            no suit, action or proceeding (including any action seeking injunctive relief) shall have been commenced or overtly threatened by any Person against any Credit Party or Surviving Entity in connection with such proposed restructuring or any of the transactions contemplated in connection therewith including, without limitation, the transactions described on Disclosure Schedule 1.1 (Permitted Restructuring).

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan” as defined in Section 3(3) of ERISA, that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by any Credit Party or any member of a Controlled Group.

“Pledge Agreements” means, collectively, (i) the Borrower Pledge Agreement, (ii) the Amended and Restated Pledge Agreement dated as of the date hereof by Holdings in favor of Agent (the “Holdings Pledge Agreement”) and (iii) any pledge agreements entered into after the Restatement Effective Date by any Credit Party (as required by this Agreement or any other Loan Document).

“Post Closing Letter Agreement” means that certain letter agreement dated as of the date hereof between the Borrower Representative and Agent in form and substance satisfactory to Agent.

“Primary Obligations” means (a) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans and L/C Obligations and all Fees, and (b) in the case of the Subject Swap Obligations, all amounts due by Holdings to Subject Swap Counterparty under the Subject Swap other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities, provided, however that the term Primary Obligations shall not as of any date of determination include any Subject Swap Obligations to the extent that such Subject Swap Obligations, together with all other outstanding Subject Swap Obligations, would exceed the Subject Swap Obligation Cap as of such date of determination, provided, further that in no event shall the term Primary Obligations include any Subject Swap Obligations unless the Intercreditor Agreement in form and substance satisfactory to GE Capital in its sole and absolute discretion has been duly executed by the Subject Swap Party and the Credit Parties and delivered to GE Capital following the Restatement Effective Date and such Intercreditor Agreement is and remains at all times after execution and delivery thereof effective.

“Privacy and Security Rules” has the meaning ascribed to it in Section 4.21.

“Private Accounts” means, collectively, any and all Accounts that are not Government Accounts.

“Pro Forma Data” has the meaning ascribed to it in Section 3.1(x).

“Pro Forma Financial Statements” has the meaning ascribed to it in Section 3.1(x).

“Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, and that in each case, has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender and that, through its applicable lending office, is capable of lending to the Borrowers without the imposition of any withholding or similar taxes; provided that (i) no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, (ii) no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee, and (iii) no Person that is a Competitor or a Subsidiary of a Competitor shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Quarterly Date” means the first Business Day of each of January, April, July and October occurring after the Restatement Effective Date.

“Questionnaire” means that certain due diligence request letter, dated as of March 3, 2003, drafted by Kilpatrick Stockton LLP and provided to Holdings, as supplemented by that certain Legal Due Diligence Request drafted by Kilpatrick Stockton LLP and provided to Holdings and its counsel on March 2, 2004, together with all written responses of the Borrowers to, and all information provided to Kilpatrick Stockton LLP in connection with, such due diligence requests.

“Reaffirmation Agreement” means the Reaffirmation Agreement dated as of the date hereof by and among the Credit Parties and Agent.

“Real Property” with respect to any Person, means all of such Person’s right, title and interest in and to any owned or leased real property and any buildings and Fixtures located thereon.

“Reimbursement Obligations” means, at any time, all obligations of the Borrowers to reimburse the L/C Issuers pursuant to Section 2.5 for amounts paid by the L/C Issuers in respect of drawings under any Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.5.

“Reinvestment Period” has the meaning ascribed to it in Section 2.8(b).

“Related Person” has the meaning ascribed to it in Section 6.16.

“Related Transactions” means the initial borrowing under the Revolving Loan on the Restatement Effective Date, the Subject Acquisition, the issuance of the Senior Unsecured High Yield Notes and the incurrence of the Indebtedness evidenced thereby, and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transaction Documents” means the Loan Documents, the Senior Unsecured High Yield Note Documents, the Subject Acquisition Documents, any Acquisition Documents, any Assignment of Representations and all other material agreements or instruments executed in connection with the Related Transactions.

“Relationship Bank” has the meaning ascribed to it in Section 6.16.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA other than a reportable event for which the requirement to provide notice to the PBGC has been waived by regulation.

“Required Lenders” means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding principal amount of all Loans and Reimbursement Obligations.

“Reserves” means (a) the Subject Swap Reserve and (b) any other reserves established by Agent from time to time pursuant to Section 2.1(d) hereof against Eligible Accounts, Eligible Inventory or Borrowing Availability of the Borrowers.  Without limiting the generality of the foregoing, Reserves may be established by Agent from time to time to ensure the payment of accrued Interest Expenses or any Indebtedness.

“Residual Obligations” means, as of any date of determination, all Subject Swap Obligations as of such date of determination other than Primary Obligations and Secondary Obligations, provided, further that in no event shall the term Residual Obligations include any Subject Swap Obligations unless the Intercreditor Agreement in form and substance satisfactory to GE Capital in its sole and absolute discretion has been duly executed by the Subject Swap Party and the Credit Parties and delivered to GE Capital following the Restatement Effective Date and such Intercreditor Agreement is and remains at all times after execution and delivery thereof effective.

“Restatement Effective Date” means April 23, 2004.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding, (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (f) any payment, loan, contribution, or other transfer of funds or other property to any holder of stock or equity interests of such Credit Party other than payment of compensation in the ordinary course of business to any holders of stock or equity interests who are employees, officers or directors of such Person, (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any holder of Stock of such Credit Party or its Affiliates, (h) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Senior Unsecured Debt, (i) any payment or prepayment on or with respect to any of the Subject Swap Obligations (other than any payments made by Agent to the Subject Swap Counterparty constituting Collateral and proceeds thereof pursuant to and in accordance with Section 2.10(b) of this Agreement).

“Revolving Credit Advance” has the meaning ascribed to it in Section 2.1(a).

“Revolving Credit Commitment” means: (a) as to any Lender, the amount (if any) set forth thereon opposite the name of such Lender on the signature pages hereof under the heading “Revolving Credit Commitment”; (b) with respect to any assignee of a Revolving Credit Commitment, the amount of the transferor Lender’s Revolving Credit Commitment assigned to such assignee pursuant to Section 11.6; and (c) as to all Lenders having a Revolving Credit Commitment, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be $40,000,000 on the Restatement Effective Date, as such amount may be reduced from time to time pursuant to Section 2.8 or changed as a result of an assignment pursuant to Section 11.6.  The term “Revolving Credit Commitment” does not include the Swingline Commitment.

“Revolving Credit Commitments” means the sum of the Revolving Credit Commitments of all Lenders in effect at such time.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Credit Commitment.

“Revolving Loan” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to the Borrowers plus (b) the aggregate L/C Obligations incurred on behalf of the Borrowers.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of L/C Obligations.

“Revolving Note” has the meaning ascribed to it in Section 2.2.

“Secondary Obligations” shall mean all Obligations other than Primary Obligations; provided, however that the term Secondary Obligations shall not as of any date of determination include any Subject Swap Obligations to the extent that such Subject Swap Obligations, together with all other outstanding Subject Swap Obligations, would exceed the Subject Swap Obligation Cap as of such date of determination, provided, further that in no event shall the term Secondary Obligations include any Subject Swap Obligations unless the Intercreditor Agreement in form and substance satisfactory to GE Capital in its sole and absolute discretion has been duly executed by the Subject Swap Party and the Credit Parties and delivered to GE Capital following the Restatement Effective Date and such Intercreditor Agreement is and remains at all times after execution and delivery thereof effective.

“Secured Creditors” means, collectively, the Lenders, the Agent and the Subject Swap Counterparty, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Security Agreements” means collectively, (i) the Borrower Security Agreement, (ii) the Amended and Restated Security Agreement dated as of the date hereof between Holdings and Agent (the “Holdings Security Agreement”), (iii) the CCS Security Agreement, and (iv) any other security agreements now or hereafter executed by any Person in favor of Agent and Lenders to secure the Obligations.

“Seller Indemnity Payment” means any payment to any Credit Party or any Subsidiary of any amount pursuant to any indemnity provision of any Acquisition Agreement.

“Senior Funded Debt” means Indebtedness incurred under this Agreement and any other Funded Debt (other than Senior Unsecured Debt) that does not constitute Subordinated Debt.

“Senior Secured Leverage Ratio” means, at any time with respect to the Holdings and its Subsidiaries, on a consolidated basis, the ratio obtained by dividing (a) Senior Funded Debt by (b) EBITDA for the twelve (12) months ending as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.1(a).

“Senior Unsecured Debt” means the Indebtedness under the Senior Unsecured High Yield Notes.

“Senior Unsecured High Yield Note Documents” means, collectively, the Senior Unsecured High Yield Notes, the Senior Unsecured High Yield Note Indenture and any and all agreements, instruments or other documents from time to time evidencing or guaranteeing the obligations of any of the Credit Parties under or in respect of the Senior Unsecured High Yield Notes, in each case, as amended, restated, supplemented or modified from time to time.

“Senior Unsecured High Yield Note Indenture” means that certain Indenture dated as of April 23, 2004 between Wells Fargo Bank, N.A., as trustee, and Holdings, pursuant to which Holdings issued its Senior Unsecured High Yield Notes, as amended, restated, supplemented or modified from time to time.

“Senior Unsecured High Yield Notes” means, collectively, the unsecured senior notes of Holdings issued on or after the Restatement Effective Date pursuant to a public issuance, or a Rule 144A or other private placement arranged by UBS Securities LLC with a group of investors.

“Single Employer Plan” means a Plan maintained by the Borrowers or any member of the Controlled Group for employees of the Borrowers or any member of the Controlled Group.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation (with such assets being measured on a going concern basis if and only to the extent that such Person’s business could reasonably be viewed at the time of any such determination as in fact being conducted as a going concern in light of the business historically conducted by such Person and such other facts and circumstances existing at such time that are relevant under Applicable Law to such determination, and otherwise, if such Person is not conducting its business as a going concern, such assets shall be measured on a liquidation basis and in any event without attributing any value to any asset of such Person constituting goodwill), exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the reasonable credit judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

“Stated Rate” has the meaning ascribed to it in Section 2.15(b).

“Statement of Sources and Uses” means the Statement of Sources and Uses prepared by Holdings dated as of the Restatement Effective Date setting forth the amounts and uses of the proceeds of the Senior Unsecured Debt incurred by Holdings and Loans made available to Borrowers on the Restatement Effective Date, which statement shall be in form and substance satisfactory to the Agent.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Stock Purchase Agreement” has the meaning ascribed to it in Section 3.1(m).

“Subject Acquisition” has the meaning ascribed to it in Section 3.1(m).

“Subject Acquisition Documents” has the meaning ascribed to it in Section 3.1(m).

“Subject Swap” means the Interest Rate Protection Agreement entered into between Holdings and UBS AG on or about the Restatement Effective Date pursuant to the Subject Swap Documents in the form attached as Exhibit A to the Intercreditor Agreement.

“Subject Swap Counterparty” means UBS AG, together with its successors and assigns.

“Subject Swap Documents” means that certain ISDA Master Agreement dated on or about the Restatement Effective Date between Holdings and the Subject Swap Counterparty and the related ISDA Schedule to the Master Agreement dated on or about the Restatement Effective Date, together with and any confirmations relating to the Subject Swap, entered into between Holdings and the Subject Swap Counterparty, which documents and agreements, in each case must be in the form attached as Exhibit A to the Intercreditor Agreement.

“Subject Swap Obligations” means, as of any date of determination, all obligations and liabilities owing by Holdings to the Subject Swap Counterparty on such date which arise under and pursuant to the terms of the Subject Swap Documents.

“Subject Swap Obligations Cap” means, as of any date of determination,  $10,000,000.

“Subject Swap Reserve” means, as of any date of determination, a reserve against Eligible Accounts and Eligible Inventory of the Borrowers in an amount equal to the Subject Swap Obligations Cap, provided, however, that such Reserve shall not apply to the extent and only to the extent that as of any date of determination, (i) Holdings has no obligations (whether contingent or otherwise) whatsoever under the Subject Swap or any of the Subject Swap Obligations as of such date, and (ii) all of the Subject Swap Obligations have been indefeasibly paid in full as of such date.  If at any time any of the conditions in clauses (i) and (ii) of this definition are not met, then the Subject Swap Reserve shall apply.

“Subordinated Debt” means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subordinated Notes” means (a) that certain 4.4% Amended and Restated Promissory Note due February 28, 2007 issued by Holdings in favor of Jon M. Tamiyasu, in his capacity as Stockholder Representative, in an aggregate outstanding principal amount as of the Original Closing Date of $3,600,000 pursuant to the provisions of that certain Stock Purchase Agreement, dated January 27, 2002, by and among Holdings and the stockholders of Apex Therapeutic Care, Inc., as amended through the Original Closing Date and (b) that certain 3% Subordinated Convertible Note due October 23, 2005 issued by Holdings in an aggregate original principal amount of $3,000,000 pursuant to the provisions of the Home Care Purchase Agreement.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrowers.

“Subsidiary Pledge Agreement” has the meaning ascribed to it in the definition of Pledge Agreements.

“Swingline Advance” has the meaning ascribed to it in Section 2.1(b).

“Swingline Availability Period” means the period from and including the Restatement Effective Date to but excluding the Swingline Maturity Date.

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.6(a).

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

“Swingline Lender” means GE Capital, in its capacity as the Swingline Lender under the swingline facility described in Section 2.6, and its successors in such capacity.

“Swingline Loan” means a loan made by the Swingline Lender pursuant to Section 2.6(a).

“Swingline Maturity Date” means the day that is thirty (30) days before the Commitment Termination Date.

“Swingline Note” has the meaning ascribed to it in Section 2.2(b).

“Target” means a Person, group of assets or business line that is the subject of an Acquisition.

“Target Seller” means the seller of a Target in an Acquisition.

“Temporary Cash Investment” means any Investment in (a) direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, (b) commercial paper rated at least A-1 by Standard & Poor’s Rating Group and P-1 by Moody’s Investors Service, Inc., (c) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, provided in each case that such Investment matures within one (1) year from the date of acquisition thereof by any Credit Party or (e) any money market or mutual fund that invests only in the foregoing and the manager of which and the liquidity of which is reasonably satisfactory to the Agent.

“Termination Date” the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under this Agreement and the other Loan Documents have been completely discharged, (c) all of the L/C Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Section 2.5 hereof, and (d) the Borrowers shall not have any further right to borrow any monies under this Agreement.

“Third Party Payor” means any governmental entity, insurance company, health maintenance organization, professional provider organization or similar entity that is obligated to make payments on any Account.

“Title IV Plan” means a Pension Plan (other than a Multi-employer Plan), that is covered by Title IV of ERISA, and that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Total Leverage Ratio” means, at any time with respect to the Borrowers and their Subsidiaries, on a consolidated basis, the ratio obtained by dividing (a) Funded Debt by (b) EBITDA for the twelve (12) months ending as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.1(a).

“Transactions Rule” has the meaning ascribed to it in Section 4.21.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“TRICARE Account” means an Account payable pursuant to TRICARE.

“Type” defines a Loan by reference to whether such Loan is a LIBOR Loan or Borrowing or a Base Rate Loan or Borrowing.  Identification of a Borrowing or group of Advances by Type indicates that such Borrowing or group of Advances is comprised of Advances of the specified Type.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, plus (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any member of a Controlled Group as a result of such transaction.

“Unused Line Fee” has the meaning ascribed to it in Section 2.7(b).

“Welfare Plan” means a Plan described in Section 3(i) of ERISA.

“Working Capital” shall mean, as of any date of determination, Borrowers’ and their Subsidiaries’ Current Assets less their Current Liabilities.

Section 1.2.  Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), applied on a basis consistent (except for changes concurred in by the Credit Parties’ independent public accountants) with the most recent audited consolidated financial statements of the Credit Parties delivered to the Lenders; provided that, if:  (a) the Borrower Representative notifies the Lenders that the Borrowers wish to amend any provision of any Loan Document to eliminate the effect of any change in GAAP on the operation of such provision, or (b) the Agent notifies the Borrower Representative that the Required Lenders wish to amend any provision of any Loan Document for such purpose, then compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower Representative and the Required Lenders.

Section 1.3.  Other Definitional Provisions.  The terms “Accounts”, “Chattel Paper”, “Code”, “Contracts”, “Deposit Accounts”, “Documents”, “Fixtures”, “Equipment”, “General Intangibles”, “Goods”, “Intellectual Property”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “License” and “Software” have the meanings assigned to such terms in Section 1 of the Borrower Security Agreement.  References in this Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference.  “Include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words on paper.  Except as otherwise expressly provided herein, references to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of such Person; provided that no Credit Party may assign its rights or obligations under any Loan Document without the prior written consent of the Agent and the Lenders.  References “from”, “through” or “to” any date mean, unless otherwise specified, mean “from and including”, “through and including”, and “to but excluding”, respectively.  References to any statute and related regulation shall include any amendments, modifications and supplements of the same and any successor statutes and regulations.

ARTICLE II.

THE FACILITIES

Section 2.1.  The Facilities.

(a)           Revolving Credit Advances.              Upon the terms and subject to the conditions set forth herein, from time to time during the period from the Restatement Effective Date to the Commitment Termination Date, each Lender, severally and not jointly, agrees to advance funds to the Borrowers (each a “Revolving Credit Advance”); provided that immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances, Reimbursement Obligations or Swingline Loans):

(i)            such Lender’s Outstanding Amount shall not exceed its Revolving Credit Commitment; and

(ii)           the aggregate Outstanding Amount of all the Lenders shall not exceed the lesser of the Maximum Commitment Amount or the Borrowing Base then in effect.

(b)           Swingline Facility.                The Swingline Lender agrees to advance funds to the Borrowers (each as “Swingline Advance”), and the Revolving Lenders agree to purchase participations therein from time to time, all upon the terms and conditions specified in Section 2.6.

(c)           Letter of Credit Facility.      The Revolving Lenders agree to incur, or purchase participations in, L/C Obligations incurred by the L/C Issuer upon the terms and subject to the conditions specified in Section 2.5.

(d)           Reserves; Borrowing Base Adjustment.          The Agent shall have the right to establish, modify or eliminate Reserves against Borrowing Availability, the Borrowing Base or any component thereof from time to time in its sole credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Restatement Effective Date, to adjust any of the criteria used to determine eligibility of any component of the Borrowing Base, to establish new criteria and to adjust advance rates with respect to such component, in its sole credit judgment, subject to the approval of the Required Lenders in the case of adjustments, new criteria or changes in advance rates that have the effect of making more credit available to the Borrowers.  Agent shall endeavor to give prior notice to the Borrower Representative of the imposition of such Reserves, the adjustment of any eligibility criteria or the adjustment of any advance rates, provided that the failure to give such notice shall not invalidate the imposition of such Reserve or any such adjustments, or result in any liability of the Agent or Lenders to any Credit Party or any other Person.

Section 2.2.  Notes.

(a)           Revolving Notes. The Revolving Loan of each Lender shall be evidenced by a single revolving note, substantially in the form of Exhibit A (each such note, a “Revolving Note”), dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof) in an aggregate principal amount equal to the amount of such Lender’s Revolving Credit Commitment, duly executed and delivered and payable by the Borrowers to such Lender.  Each Lender shall record the date and amount of each Revolving Credit Advance made by it, and the date and amount of each payment of principal made by the Borrowers with respect thereto, and prior to any transfer of its Revolving Note shall endorse on Schedule A thereto (or any continuation thereof) forming a part thereof appropriate notations to evidence the foregoing information with respect to such Revolving Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under any Revolving Note.  Each Lender is hereby irrevocably authorized by the Borrowers to so endorse its

Revolving Note and to attach to and make a part of its Revolving Note a continuation of any such schedule as and when required.

(b)           Swingline Notes.  The Swingline Loan shall be evidenced by a swingline note substantially in the form of Exhibit C (such note, the “Swingline Note”), dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof) in a principal amount equal to the Swingline Commitment or the portion of such Swingline Loan assigned to any Lender in accordance with Section 11.6, duly executed and delivered by the Borrowers and payable to the Swingline Lender or other holder of such Swingline Loan.

Section 2.3.  Method of Borrowing; Funding of Loans; Agent May Assume Funding; Failure to Fund.

(a)           Method of Borrowing.  Whenever the Borrowers desire to receive an Advance, including the initial Advance, or to convert any portion of the outstanding Base Rate Loans into one or more LIBOR Borrowings (a “Conversion”), or to continue all or any portion of an outstanding LIBOR Loan for another or additional LIBOR Period (a “Continuation”), Borrower Representative on behalf of the applicable Borrower shall give the Agent notice in writing (by telecopy or by telephone confirmed immediately in writing) in the form of a duly completed Exhibit D-1 (a “Notice of Borrowing”) duly executed by an Authorized Signatory, in the case of an Advance or Continuation of, or a Conversion into, a LIBOR Borrowing, three (3) Business Days before the requested date of such Advance, Conversion or Continuation, and in the case of an Advance of a Base Rate Borrowing, not later than 11:00 a.m. (New York City time) on the Business Day before the requested date of such Advance (which shall be a Business Day).  Such Notice of Borrowing shall specify (i) the requested date of the Advance, Conversion or Continuation, which shall be a Business Day, (ii) in the case of a Conversion or Continuation, which existing Borrowings include the Loans or portions thereof to be affected by such Notice, (iii) the amount of the Advances to be incurred, and/or the Borrowings to be created by such Conversion or Continuation, (iv) the Class of the Loans comprising each requested Borrowing, (v) in the case of a LIBOR Advance, Conversion or Continuation, the duration of the LIBOR Period of the requested Borrowing and (vi) such other information as the Agent shall request.  If a request for a Conversion or Continuation is not timely made prior to the expiration of a LIBOR Period, or is not made in accordance with this Section, the portions of the Loans proposed to be affected thereby shall be converted into, or continued as, Base Rate Loans.  Any Notice of Borrowing received after 2:00 p.m. (New York City time) shall be deemed received on the following Business Day.  Each Notice of Borrowing shall be irrevocable upon receipt by the Agent.

(b)           Funding of Loans.  Promptly after receiving a Notice of Borrowing, the Agent shall notify each Lender of the contents of such Notice of Borrowing, of such Lender’s Percentage of the Advances or Borrowings requested by such Notice of Borrowing and, in the case of a LIBOR Borrowing, the applicable LIBOR Period.  In the case of an Advance, each Lender shall make available to the Agent at the Agent’s Office its Lender’s Percentage of such requested Advance, in lawful money of the United States of America in immediately available funds, prior to 1:00 p.m. (New York City time) on the specified date.  The Agent shall, unless it shall have determined that one of the conditions set forth in Article III has not been satisfied, by 3:00 p.m. (or in the case of a LIBOR Borrowing, 12 p.m.) (New York City time) on such day, credit the amounts received by it in like funds to the Borrowers Account, to repay Swingline Loans, to repay Reimbursement Obligations, to pay expenses incurred by the Agent for the Borrowers’ account or in such other manner as the Agent shall reasonably determine.

(c)           Agent May Assume Funding.  Unless the Agent shall have received notice from a Lender prior to the date of any particular Advance that such Lender will not make available to the Agent such Lender’s Percentage of such Advance, the Agent may assume that such Lender has made such amount available to it on the date of such Advance in accordance with subsection (b) of this Section 2.3, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of the Borrowers on such date.  If and to the extent that such Lender shall not have so made such amount available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrowers until the day such amount is repaid to the Agent, at (i) in the case of the Borrowers, a rate per annum equal to the greater of (x) the Federal Funds Rate and (y) the interest rate applicable thereto pursuant to Section 2.4, and (ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrowers through the third succeeding Business Day, the Federal Funds Rate for such day as determined by the Agent and (y) for each day thereafter until the day such amount is repaid to the Agent, the Base Rate for such day.  If such Lender shall repay such corresponding amount to the Agent, the amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.

(d)           Lender’s Failure to Fund.  The failure of any Lender to make an Advance on the date of any Borrowing shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance on that date.  Neither the Agent nor any Lender shall be responsible for the failure of any other Person to make any Advance hereunder on the date required therefor.

(e)           Reliance on Notices; Appointment of Borrower Representative.  Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice believed by Agent to be genuine.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.  Each Borrower hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 2.4.  Interest on Loans.

(a)           Interest.  Each Loan shall bear interest on the outstanding principal amount thereof from the date of the applicable Advance until repaid in full, whether before or after default, judgment or the institution of proceedings under any bankruptcy, insolvency or other similar law, as provided in this Section 2.4.  Unless the Default Rate has been imposed, each Loan shall bear interest on the outstanding principal amount thereof until due at a rate per annum equal to, (i) to the extent and so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus the Applicable Margin, and (ii) to the extent and so long as it is a LIBOR Loan, the LIBOR Rate plus the Applicable Margin.

(b)           Interest Options.  Subject to the provisions hereof, all or portions of the Loans, at the option of the Borrower Representative, may be made or Continued as, or Converted into, Base Rate Loans or one or more LIBOR Loan, or any combination thereof; provided that LIBOR Loans may not be Converted, but may be Continued, and such Continuation may occur on (and only on) the last day of an applicable LIBOR Period; provided, further, that Loans of any Class may only be part of a Borrowing consisting of Loans of the same Class; and provided, further, that no Advances shall be made as part of, and no Loans shall be Continued as, LIBOR Loans, and all existing LIBOR Loans shall be Converted into Base Rate Loans on the last day of the applicable LIBOR Period, so long as a Default shall have occurred and be continuing and the Agent shall have determined in its sole discretion to suspend the Borrowers’ LIBOR Borrowing option.  Each LIBOR Borrowing shall be in a minimum amount of $500,000 and in greater whole multiples of $500,000.  There shall at no time be in effect more than five (5) LIBOR Borrowings.

(c)           Post-Default Interest.  During the period that any Default or Event of Default shall have occurred and be continuing, at the election of the Agent (or at the written request of Required Lenders), all Loans and other outstanding Obligations shall bear interest at the Default Rate.  Agent shall endeavor to give Borrower Representative notice of the imposition of such Default Rate within a reasonable time thereafter; provided that the failure to give such notice shall not invalidate the imposition of such Default Rate or result in any liability of the Agent or Lenders to any Credit Party or any other Person.

(d)           Payments.  Interest due pursuant to this Agreement shall be payable (i) in the case of any Loans, on the Interest Payment Date, and (ii) in the case of any other Obligation, when any portion of such Obligation shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due.  Interest at the Default Rate shall be payable on demand.

(e)           Determination. Each determination by the Agent of the interest rate hereunder shall be conclusive and binding for all purposes, absent clear and convincing evidence to the contrary.

Section 2.5.  Letters of Credit.

(a)           Letters of Credit.  Upon the terms and subject to the conditions set forth herein, from time to time during the period commencing on the Restatement Effective Date and ending on the date that is thirty (30) days prior to the Commitment Termination Date, the Revolving Credit Commitment may, in addition to Advances under the Revolving Loan, be utilized, upon the request of Borrower Representative on behalf of the applicable Borrower, for (i) the issuance of standby letters of credit for the account of such Borrower by GE Capital or any other L/C Issuer approved by the Agent, (ii) the issuance of commercial letters of credit for the account of such Borrower by any L/C Issuer other than GE Capital approved by Agent or (iii) the issuance of standby letters of credit or commercial letters of credit for the account of such Borrower under risk participation agreements entered into by GE Capital, as L/C Issuer, with other banks or financial institutions (the letters of credit described in clauses (i), (ii) and (iii) will be referred to hereinafter collectively as “Letters of Credit”).  Immediately upon the issuance by a L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender with a Revolving Credit Commitment shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender’s Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Immediately after each such Letter of Credit is issued and participations therein are sold to the Lenders as provided in this subsection:

(i)            the Aggregate L/C Exposure shall not exceed the L/C Limit;

(ii)           in the case of each Lender, its Outstanding Amount shall not exceed its Revolving Credit Commitment; and

(iii)          the aggregate Outstanding Amount of all the Lenders shall not exceed the lesser of the Maximum Commitment Amount or the Borrowing Availability then in effect.

If required to obtain such issuance by an L/C Issuer that is not Agent, an affiliate or a subsidiary thereof or a Lender, Agent agrees to enter into risk participation agreements with respect to the obligations of the applicable Borrower under the Letter of Credit pursuant to which Agent acquires the credit risk with respect to such Borrower’s payment and performance of its obligations arising under and with respect to such Letter of Credit to the L/C Issuer.  Upon any such issuance or entering in to a risk participation agreement, without further action by any party hereto, (x) each Revolving Lender shall be deemed to have purchased from Agent and/or such L/C Issuer, and (y) such L/C Issuer or Agent shall be deemed to have sold to each Revolving Lender, a participation in the then existing or thereafter arising Reimbursement Obligations with respect to such Letter of Credit, on the terms specified in this Agreement, in each case equal to such Lender’s Percentage thereof.

(b)           Permitted Terms.  Each Letter of Credit must (i) support a transaction entered into in the ordinary course of business of the applicable Borrower and (ii) be in a form, for an amount and contain such terms and conditions as are reasonably satisfactory to each of the L/C Issuer and the Agent in its sole discretion.  No Letter of Credit shall have an expiration date later than the close of business on the earlier of:  (A) the date that is one (1) year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one (1) year after the expiration of such renewal or extension) and (B) the date that is thirty (30) Business Days prior to the Commitment Termination Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one year periods; provided that the L/C Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than thirty (30) Business Days prior to the Commitment Termination Date.

(c)           Request for Issuance of Letter of Credit.  The Borrower Representative shall give Agent at least three (3) Business Days’ prior written notice requesting the issuance of any Letter of Credit.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Agent and the L/C Issuer) and a completed application for standby letter of credit, master standby agreement, application for agreement for documentary letter of credit or master documentary agreement (as applicable), in each case, in form and substance satisfactory to Agent.

(d)           Notice of Proposed Extensions of Expiration Dates.  The L/C Issuer or the Borrower Representative shall give the Agent at least three (3) Business Days’ notice before such L/C Issuer extends (or allows an automatic extension of) the expiration date of any Letter of Credit issued by it (whether such extension results from a request therefor by the Borrower Representative or, in the case of an evergreen Letter of Credit, from the absence of a request by the Borrower Representative for the termination thereof).  Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such L/C Issuer can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiration date is to be so extended.  Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof.  No L/C Issuer shall extend (or allow the extension of) the expiration date of any Letter of Credit if (x) the extended expiration date would be after (A) the date that is one (1) year after the date on which such Letter of Credit is to be extended or (B) the date that is the thirty (30) Business Days before the Commitment Termination Date or (y) such L/C Issuer shall have been notified by the Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.2 is not satisfied at the time such Letter of Credit is to be extended; provided that, in the case of such notice from the Agent or Required Lenders, such L/C Issuer receives such notice prior to the date notice of non-renewal is required to be given by such L/C Issuer and such L/C Issuer has had a reasonable period of time to act on such notice.

(e)           Notice of Issuances.  Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will notify the Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiration date.  Upon receipt of such notice, the Agent shall promptly notify each Revolving Lender of the contents thereof and the amount of such Revolving Lender’s participation in the relevant Letter of Credit.  Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will send a copy of such Letter of Credit to the Agent.

(f)            Drawings.  Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant L/C Issuer shall determine, in accordance with the terms of such Letter of Credit, whether such demand for payment should be honored.  If such L/C Issuer determines that any such demand for payment should be honored, such L/C Issuer shall (i) promptly notify the Borrower Representative and the Agent as to the amount to be paid by such L/C Issuer as a result of such demand and the date on which such amount is to be paid (an “L/C Payment Date”) and (ii) on such L/C Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

(g)           Reimbursement and Other Payments by the Borrowers.  If any amount is drawn under any Letter of Credit:

(i)            the Borrowers irrevocably and unconditionally agrees to reimburse the relevant L/C Issuer for all amounts paid by such L/C Issuer immediately upon such drawing, together with interest on the amount drawn at the rate applicable to Base Rate Loans for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable.  Such reimbursement payment shall be due and payable on the relevant L/C Payment Date and Borrowers hereby authorize and direct Agent, at Agent’s option, to debit any Borrower’s account (by increasing the outstanding principal balance of the Revolving Loan) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit; and

(ii)           in addition, the Borrowers agree to pay to the relevant L/C Issuer interest on any and all amounts not paid by the Borrowers when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due, but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the Default Rate.

Each payment to be made by the Borrowers pursuant to this Section 2.5(g) shall be made to the relevant L/C Issuer in federal or other funds immediately available to it at its address specified in or pursuant to Section 11.3.

(h)           Payments by Lenders with Respect to Letters of Credit.  In the event Agent elects not to debit Borrowers’ account for any Reimbursement Obligations and the Borrowers fail to reimburse the relevant L/C Issuer as and when required by Section 2.5(g) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

(i)            such L/C Issuer may notify the Agent of such unpaid Reimbursement Obligation and request that the Revolving Lenders reimburse such L/C Issuer for their respective Percentages thereof.  Upon receiving any such notice from an L/C Issuer, the Agent shall promptly notify each Revolving Lender of such unpaid Reimbursement Obligation and such Lender’s Percentage thereof.  Upon receiving such notice from the Agent, each Lender shall make available to such L/C Issuer, at its address specified in or pursuant to Section 11.3, an amount equal to such Revolving Lender’s Percentage of such unpaid Reimbursement Obligation as set forth in such notice, in federal or other funds immediately available to such L/C Issuer, by 3:00 p.m. (New York City time) (A) on the day such Revolving Lender receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (B) on the first Business Day following such Lender’s receipt of such notice if it is received after 12:00 Noon (New York City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant L/C Payment Date to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day.  Upon payment in full thereof, such Revolving Lender shall be subrogated to the rights of such L/C Issuer against the Borrowers to the extent of such Revolving Lender’s Percentage of such unpaid Reimbursement Obligation (including interest accrued thereon).  Nothing in this Section 2.5(h) shall affect any rights any Revolving Lender may have against any L/C Issuer for any action or omission for which such L/C Issuer is not indemnified under Section 2.5(j); and

(ii)           if any Revolving Lender fails to pay any amount required to be paid by it pursuant to this Section 2.5(h) on the date on which such payment is due, interest shall accrue on such Revolving Lender’s obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due through the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant L/C Issuer and (y) for each day thereafter, the Base Rate for such day.  Any payment made by any Revolving Lender after 3:00 p.m. (New York City time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

If the Borrowers shall reimburse any L/C Issuer for any drawing with respect to which any Revolving Lender shall have made funds available to such L/C Issuer in accordance with this Section 2.5(h), such L/C Issuer shall promptly upon receipt of such reimbursement distribute to such Revolving Lender its Percentage thereof, including interest, to the extent received by such L/C Issuer.

(i)            Obligation Absolute.  The obligation of the Borrowers to reimburse Agent and any applicable Revolving Lenders for payments made with respect to any L/C Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligation of each applicable Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable.  Such obligations of the Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)            any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement relating to the Letter of Credit;

(ii)           the existence of any claim, setoff, defense or other right that any Credit Party or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Credit Party or any of their respective Affiliates and the beneficiary of the Letter of Credit);

(iii)          any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by Agent (except as otherwise expressly provided in paragraph (k)(ii)(C) below) or any L/C Issuer under any Letter of Credit or L/C Obligation against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or L/C Obligation;

(v)           any other circumstance or event whatsoever that is similar to any of the foregoing;

(vi)          the fact that a Default or an Event of Default has occurred and is continuing;

(vii)         any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; or

(viii) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of any Borrowers’ obligations hereunder.

(j)            Indemnification; Nature of Lenders’ Duties.

(i)            In addition to amounts payable as elsewhere provided in this Agreement, each Borrower hereby agrees to pay and to protect, indemnify and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or the incurrence of any L/C Obligation in respect thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or of the Agent to make any payment under any L/C Obligation as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii)           As between Agent and any Lender, on the one hand, and any Borrower, on the other hand, such Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason, (C) the failure of the beneficiary of any Letter of Credit to comply fully with conditions required to demand payment under such Letter of Credit; provided that in the case of any payment by Agent under any Letter of Credit or L/C Obligation, Agent shall be liable only to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or L/C Obligation complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or any guaranty thereof, (D) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher, (E) errors in interpretation of technical terms, (F) any loss or delay in the transmission or otherwise of any document required to make a payment under any Letter of Credit or L/C Obligation, (G) the credit of the proceeds of any drawing under any Letter of Credit or L/C Obligation and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under this Agreement.

(iii)          Nothing contained herein shall be deemed to limit or expand any waivers, covenants or indemnities made by any Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between any Borrower and such L/C Issuer, including the application for standby Letter of Credit, master standby agreement, application for documentary Letter of Credit or master agreement for documentary Letter of Credit.

(k)           Cash Collateral.

(i)            If the Borrowers are required to provide cash collateral for any L/C Obligations pursuant to this Agreement prior to the Commitment Termination Date, the Borrowers will pay to Agent for the ratable benefit of itself and the Revolving Lenders cash in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit.  Such cash shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent in its sole discretion.  The Cash Collateral Account shall be in the name of the Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and the Revolving Lenders, in a manner satisfactory to Agent.  Each Borrower hereby pledges and grants to Agent, on behalf of itself and the Revolving Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the L/C Obligations and other Obligations, whether or not then due.  This Agreement, including the provisions of this Section 2.5(k), Obligations shall constitute a security agreement under applicable law.

(ii)           If any L/C Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, the Borrowers shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and L/C Obligations, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such L/C Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to one hundred five percent (105%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding L/C Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its sole discretion.

(iii)          From time to time after funds are deposited in the Cash Collateral Account by the Borrowers, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by the Borrowers to Agent and the Revolving Lenders with respect to such L/C Obligations and, upon the satisfaction in full of all L/C Obligations, to any other Obligations of the Borrowers then due and payable.

(iv)          Neither the Borrowers nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all L/C Obligations and the payment of all amounts payable by the

Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrower or as otherwise required by law.  Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

(v)           Borrowers agree to execute such Control Letters and such other documents and instruments as the Agent shall require with respect to the security interests created under this Section.

Section 2.6.  Swingline Loans.

(a)           Swingline Commitment.       Upon the terms and subject to the conditions set forth herein, from time to time during the Swingline Availability Period, the Swingline Lender agrees to advance funds to the Borrowers pursuant to this Section; provided that, immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances or Reimbursement Obligations and to any Lender interest therein):

(i)            the aggregate outstanding principal amount of the Swingline Loans shall not exceed the Swingline Commitment;

(ii)           in the case of each Lender, its Outstanding Amount shall not exceed its Revolving Credit Commitment; and

(iii)          the aggregate Outstanding Amount of all the Lenders shall not exceed the lesser of (A) the Borrowing Availability then in effect and (B) the aggregate Revolving Credit Commitment then in effect.

Each Swingline Advance shall be in a minimum amount of $100,000 or integral multiples of $10,000 in excess thereof.  Subject to the foregoing limits, the Borrowers may borrow, repay and reborrow Swingline Advances at any time during the Swingline Availability Period.

(b)           Notice of Swingline Borrowing.         The Borrower Representative shall give the Swingline Lender notice (a “Notice of Swingline Borrowing”), substantially in the form of Exhibit D-2 hereto, not later than 11:00 a.m. (New York City time) on the date of each requested Swingline Advance, specifying:

(i)            the date of such Advance, which shall be a Business Day; and

(ii)           the amount of such Advance.

(c)           Funding of Swingline Loans.  As promptly as practicable following receipt of a Notice of Swingline Borrowing, the Swingline Lender shall, unless the Swingline Lender determines that any applicable condition specified in Article III has not been satisfied, make available the amount of such Swingline Advance in federal or other funds immediately available as provided in Section 2.3(b).

(d)           Interest.  The Swingline Loans shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swingline Advance is made to but excluding the date repaid, at a rate per annum equal to the rate applicable to Base Rate Advances for such day.  Such interest shall be payable on the Interest Payment Date.

(e)           Optional Prepayment of Swingline Loans.  The Borrowers may prepay the Swingline Loans in whole at any time, or from time to time in part, by giving notice of such prepayment to the Swingline Lender not later than 12:00 Noon (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Lender in the manner provided in Section 2.14 not later than 3:00 p.m. (New York City time) on the date of prepayment.

(f)            Mandatory Prepayment of Swingline Loan.  The Borrowers shall prepay the Swingline Loans, together with interest accrued thereon to the date of prepayment, upon the acceleration of the Obligations pursuant to Article VIII.  On the date of each Revolving Credit Advance, the Agent shall apply the proceeds thereof to prepay all Swingline Loans then outstanding, together with interest accrued thereon to the date of prepayment.

(g)           Maturity of Swingline Loan.  The Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

(h)           Refunding Unpaid Swingline Loans.  If (x) the Swingline Loans are not paid in full on the Swingline Maturity Date or (y) the Swingline Loans become immediately due and payable pursuant to Article VIII, the Swingline Lender (or the Agent on its behalf) may, by notice to the Lenders (including the Swingline Lender, in its capacity as a Lender), require each Lender to pay to the Swingline Lender an amount equal to such Lender’s Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding.  Such notice shall specify the date on which such payments are to be made, which shall be the first Business Day after such notice is given.  Not later than 12:00 Noon (New York City time) on the date so specified, each Lender shall pay the amount so notified to it to the Swingline Lender at its address specified in or pursuant to Section 11.3, in federal or other funds immediately available in New York, New York.  The amount so paid by each Lender shall constitute a Base Rate Advance to the Borrowers and each Lender hereby irrevocably agrees (absent gross negligence of the Swingline Lender as determined by a court of competent jurisdiction) to the making of such Base Rate Advance notwithstanding (i) the amount of such Advance may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.1 or 3.2 as applicable, are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1, (v) the date of such mandatory Advance or (vi) any reduction in the Revolving Credit Commitments or termination of the Revolving Credit Commitments immediately prior to such mandatory Advance contemporaneously therewith; provided that, if the Lenders are prevented from making such Base Rate Revolving Credit Advances to the Borrowers by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loan and interest accruing thereon after the date of such payment; provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrowers in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to, but excluding, the date of payment for such participation.  Each Lender’s obligation to make such payment or to purchase such participation under this subsection shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender or the Borrowers, (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (3) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Person, (4) any breach of this Agreement by any party hereto or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(i)            Termination of Swingline Commitment.  The Borrowers may, upon at least three (3) Business Days’ notice to the Swingline Lender and the Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time.  Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

Section 2.7.  Certain Fees.

(a)           Agent Fees.  The Borrowers shall pay to GE Capital, individually, the Fees as and when required pursuant to the GE Capital Fee Letter at the times specified for payment therein.

(b)           Unused Line Fee.  As additional compensation for the Revolving Lenders, the Borrowers shall pay to Agent, for the ratable benefit of such Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the “Unused Line Fee”) for the Borrowers’ non-use of available funds in an amount equal to the product of (i) the Unused Line Fee Applicable Margin per annum set forth in the chart below multiplied by (ii) the difference between (x) the Maximum Commitment Amount (as it may be reduced from time to time) minus (y) the average for the period of the daily closing balances of the aggregate Revolving Loans and the Swingline Loans outstanding during the period for which such Unused Line Fee is due.

Facility Usage	Unused Line Fee Applicable Margin
Less than or equal to 1/2	0.75%

Facility Usage	Unused Line Fee Applicable Margin
Greater than 1/2	0.50%

“Facility Usage” means, during any period for which the Unused Line Fee is due, a fraction, the numerator of which is (x) the average for the period of the daily closing balances of the aggregate Revolving Loans and the Swingline Loans outstanding during the period for which such Fee is due, and the denominator of which is (y) the Maximum Commitment Amount (as it may be reduced from time to time).

(c)           Prepayment Fee.  If the Borrowers shall pay after acceleration or prepay all or any portion of the Revolving Loans and reduce or terminate the Revolving Credit Commitments, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, the Borrowers shall pay to Agent, for the ratable benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to (i) the Applicable Percentage multiplied by (ii) in the case of any partial reduction of the Revolving Credit Commitment, the amount of the reduction of the Revolving Credit Commitment and, in the case of any termination of the Revolving Credit Commitment, by the amount of the entire Revolving Credit Commitment immediately prior to giving effect to such termination.  The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments.  Notwithstanding the foregoing, no prepayment fee shall be payable by the Borrowers upon a mandatory prepayment made pursuant to Sections 2.8 and 2.15; provided that the Borrowers do not permanently reduce or terminate the Revolving Credit Commitment upon any such prepayment and, in the case of prepayments and corresponding Commitment reductions made pursuant to Section 2.8(b) or Section 2.8(c), the transaction giving rise to the applicable prepayment and reduction is not prohibited under Article VII.

(d)           Letter of Credit Fee.  (i) The Borrowers agree to pay to the Agent for the ratable benefit of Revolving Lenders, with respect to the L/C Obligations incurred hereunder, (A) for the benefit of the Agent and the L/C Issuer, all customary costs and expenses incurred by the Agent and the L/C Issuer on account of such L/C Obligations, (B) for the ratable benefit of the Revolving Lenders, for each day during any month in which any L/C Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to (x) the Applicable Margin (calculated on the basis of a 360 day year for actual days elapsed) multiplied by (y) the maximum amount available for drawing (whether or not such day is a Business Day and whether or not the conditions for drawing thereunder have been satisfied) under all Letters of Credit at the close of business on such day, and (C) for the sole benefit of the L/C Issuer, a fronting fee (the “Fronting Fee”) in an amount equal to .125% of the face amount of each Letter of Credit.  The Letter of Credit Fee shall be paid to Agent for the ratable benefit of the Revolving Lenders monthly in arrears, on the first day of each month and on the Commitment Termination Date.  The Fronting Fee shall be paid to the Administrative Agent, for the benefit of the L/C Issuer on the date of issuance of the applicable Letter of Credit.  In addition, the Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), customary charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of any Letter of Credit or otherwise payable pursuant to the application and related documentation under which any Letter of Credit is issued.  During any period during which the Default Rate shall have been imposed pursuant Section 2.4(c), or, in the absence of such imposition, during any period during which the Required Lenders could have imposed the Default Rate pursuant to such Section and instead elect to impose the provisions of this paragraph, the Letter of Credit Fee otherwise in effect pursuant to the preceding paragraph shall be increased by two percent (2%) per annum.

Section 2.8.  Mandatory Repayments and Prepayments.

(a)           Prepayment of Excess Outstanding Amount; Maturity of Obligations.

(i)            If at any time the aggregate unpaid principal balance of the Revolving Loans exceeds the Borrowing Availability, then, the Borrowers shall immediately prepay Revolving Loans without premium or penalty (except to the extent required by Section 2.7(c) in connection with a prepayment and termination of this Agreement) in an aggregate principal amount sufficient to eliminate such excess (or if no such Loans and Swingline Loans are outstanding, deposit cash in a collateral account in accordance with Section 2.5(k)).

(ii)           The Revolving Credit Commitment of each Lender shall terminate at the opening of business on the Commitment Termination Date, and there shall become due and the Borrowers shall pay on the Commitment Termination Date, the entire outstanding principal amount of each Revolving Loan and of each L/C Obligation, together with accrued and unpaid interest thereon to but excluding the Commitment Termination Date.

(b)           Asset Dispositions.  Immediately upon any Credit Party’s receipt of Net Cash Proceeds of any Asset Disposition or any sale of Stock of any Subsidiary of any Credit Party, the Borrowers shall prepay an aggregate principal amount of Loans (and to the extent that any Net Cash Proceeds in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) equal to one hundred percent (100%) of all such Net Cash Proceeds.

Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall be permitted to use an amount up to (i) the entire proceeds of any Permitted Disposition to consummate a Permitted Acquisition(s) within 90 days after the date of consummation of such Permitted Disposition (such 90-day period referred to herein as the “Reinvestment Period”); provided that at all times during the Reinvestment Period and prior to the use the proceeds of the Permitted Disposition to consummate Permitted Acquisitions, Borrowers shall cause such proceeds to be deposited in a depository account at a financial institution satisfactory to Agent, which account shall be subject to a tri-party control agreement, in form and substance satisfactory to Agent, (ii) $3,500,000 individually or in the aggregate in proceeds of any Permitted Disposition to satisfy in full the

Department of Justice Obligations; (iii) the entire amount of the proceeds of any dispositions of obsolete or worn-out property to the extent permitted under clause (b)(iii) of Section 7.8 to purchase assets that are used or useful in the business of Borrowers the Credit Parties within 180 days after receipt of such proceeds by any Credit Party, and (iv) the entire amount of the proceeds of any sales or settlement of disputed or delinquent Accounts to the extent permitted under clause (b)(v) of Section 7.8.  If Borrowers fail to use any portion of (x) the proceeds of the Permitted Disposition to consummate Permitted Acquisitions or to satisfy the Department of Justice Obligations within the Reinvestment Period, or (y) fail to timely reinvest the proceeds of any asset disposition permitted under clause (b)(iii) of Section 7.8 in accordance with clause (iii) above of this Section 2.8(b), Borrowers shall immediately apply such proceeds against principal in accordance with Section 2.10.  Any prepayment under this Section 2.8(b) shall be applied in accordance with Section 2.10 without any permanent reduction of the Revolving Credit Commitments.

(c)           Stock Issuances and Debt Security Issuances.  If any Credit Party issues Stock or debt securities, immediately upon receipt of the Net Cash Proceeds thereof (other than (i) proceeds of the issuance of Stock by any Borrower received on or before the Restatement Effective Date, (ii) proceeds from the issuance of Stock to officers, directors and employees of any Borrower, (iii) proceeds of the issuance of Stock to any Borrower or any Subsidiary of any Borrower and (iv) Stock of Holdings issued in connection with Permitted Acquisitions and (v) any Indebtedness permitted pursuant to Section 7.1) provided, in the case of the immediately preceding clauses (i) through (iv), inclusive, that (x) no cash is received by any Credit Party in connection with the issuance of such Stock (other than payment of nominal par value for the shares issued) and (y) no Change of Control would result therefrom), Borrowers shall prepay an aggregate principal amount of Loans (and to the extent of any Net Cash Proceeds in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) in an amount equal to one hundred percent (100%) of all such Net Cash Proceeds; provided, further that notwithstanding the foregoing, the Credit Parties shall be permitted to apply the proceeds from any sale or issuance of common stock of Holdings after the Restatement Effective Date to the repayment of up to but not exceeding 35% of the aggregate outstanding principal amount of the Senior Unsecured High Yield Notes outstanding as of the Restatement Effective Date less the amount of any principal repayments thereof made after the Restatement Effective Date so long as each of the following conditions are met at the time of such proposed repayment: (1) immediately upon receipt thereof, the proceeds of such Stock are applied as follows: first, to repay the principal amount of any Loans (other than the Revolving Loans) that may be outstanding, second, the remaining balance of such proceeds, if any, to repay the principal amount of such Senior Unsecured High Yield Notes, subject to the 35% limit set forth above in this Section 2.8(c), and third, the remaining balance of such proceeds, if any, to the mandatory prepayment of outstanding Revolving Credit Advances in accordance with this Section 2.8; (2) Agent shall have received a certificate from the Chief Financial Officer of Holdings, in form reasonably satisfactory to Agent, demonstrating compliance on a pro forma basis with the financial covenants in Sections 7.15, 7.16 and 7.17 after giving effect to such repayment; (3) no Default or Event of Default exists or would result therefrom; and (4) the Indebtedness evidenced by such Senior Unsecured High Yield Notes that is to be repaid with such proceeds is expressly permitted to be incurred under Section 7.1(k).   Any prepayment

under this Section 2.8(c) shall be applied in accordance with Section 2.10 without any permanent reduction of the Revolving Credit Commitments.

(d)           [Reserved].

(e)           Seller Indemnity Payments.  Promptly upon receipt by any Credit Party or any Subsidiary of any Seller Indemnity Payment, an amount equal to 100% of the Net Cash Proceeds of such payment; provided that: (i) if such Seller Indemnity Payment is being made to such Credit Party to reimburse the Credit Parties for the cost of any claim or expense paid by such Credit Party to a Person not an Affiliate of any Credit Party or any judgment, settlement or award in connection therewith (or are to be used to pay the same within thirty days following the receipt of such Net Cash Proceeds; provided that to the extent any such amounts are not so applied, they shall be applied to prepay the Loans or L/C Obligations on or before such thirtieth day), then the Net Cash Proceeds of all such Seller Indemnity Payments may be retained by the applicable Credit Party rather than being paid to the Agent under this Section 2.8(e); and (ii) any other Seller Indemnity Payments not covered by the immediately proceeding clause (i) in an aggregate amount up to $250,000 may be retained by the applicable Credit Party rather than being paid to the Agent under this Section 2.8(e).

Section 2.9.  Optional Prepayments.  Borrowers may prepay the Loans in whole or in part (in minimum principal amounts of $100,000 or in any larger integral multiple of $10,000, or the total remaining amount outstanding) upon at least three (3) Business Days’ (or, in the case of Base Rate Revolving Loans, one (1) Business Day’s) prior irrevocable written notice to the Lenders, subject to the payment of any prepayment fee provided in Section 2.7(c) and the payment of any prepayment charges incurred pursuant to Section 9.4(d).  The aggregate principal amount of Loans designated for prepayment in any notice of optional prepayment given pursuant to this Section shall become due and payable on the date fixed for prepayment as specified in such notice.

Section 2.10.  Application of Payments.

(a)           Mandatory prepayment pursuant to Section 2.8 and optional prepayments pursuant to Section 2.9 shall be applied to Revolving Loans.  Each payment or prepayment of less than all of the outstanding aggregate principal amount of the Loans shall be applied pro rata to the Loans of all Lenders according to the respective outstanding principal amounts of Loans held by each such Lender.  Any such prepayment shall be applied first to any Base Rate Loans before application to LIBOR Loans, in each case in a manner which minimizes any resulting LIBOR breakage fee.

(b)           During the occurrence and continuance of any Event of Default, the Agent shall apply all or any part of proceeds constituting Collateral and any and all proceeds thereof turned over to, held by or realized through the exercise by the Agent of its remedies hereunder or under the other Loan Documents, in payment of the Obligations in following order:

(i)            first, to the payment of all amounts owing to the Agent or any Lender of the following type: (x) any and all sums advanced by the Agent or any Lender in order to preserve the Collateral or preserve its security interest in the Collateral, (y) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent or any Lender of its rights hereunder or under any other Loan Document, together with reasonable attorneys’ fees and court costs, and (z) all amounts paid by Agent or any Lender as to which Agent or such Lender has an express right to reimbursement or indemnification from any Credit Party (or, in the case of Agent, from any Lender) under this Agreement or any other Loan Document;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all other amounts owing to Agent pursuant to any of the Loan Documents in its capacity as such;

(iii)          third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), to the payment of an amount equal to the outstanding Primary Obligations to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of such amount;

(iv)          fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, to the payment of an amount equal to the outstanding Secondary Obligations to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of such amount;

(v)           fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the Termination Date, to the payment of an amount equal to the outstanding Residual Obligations owing to the Subject Swap Counterparty;

(v)           sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and following the Termination Date, to the payment of the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

Section 2.11.  Reduction of Revolving Credit Commitments.  (a) The Revolving Credit Commitment shall be permanently reduced (i) by the amount of each payment made pursuant to Sections 2.11(b) applied to Revolving Loans to the extent directed by the Borrower Representative, and (ii) to zero Dollars ($0) on the Commitment Termination Date.

(b)           The Borrowers shall have the right to terminate in whole the Revolving Credit Commitments and this Agreement or, from time to time, irrevocably to reduce in part the amount of the Revolving Credit Commitments upon at least fifteen (15) days’ prior written notice from Borrower Representative to the Agent.  Such notice shall be irrevocable on the part of the Borrowers and shall specify the effective date of such termination or reduction, whether a termination or reduction is being made, and, in the case of any reduction, the amount thereof (which shall be in an amount of $100,000 or an integral multiple $10,000 in excess thereof).  Upon any such reduction, the Borrowers shall simultaneously prepay any outstanding Revolving Loans (without premium except for the prepayment fee as required by Section 2.7(c) and except for the payment of any charges incurred pursuant to Section 9.4(d)) to the extent necessary so that the aggregate outstanding principal amount of the Revolving Loans does not exceed the amount of the Revolving Credit Commitment after giving effect to any partial reduction thereof.  The aforesaid prior notice requirement shall not apply to the Agent’s exercise of remedies under Section 8.2.  The amount of the Revolving Credit Commitment may not be reinstated if it is reduced or if this Agreement is terminated by the Borrowers.

(c)           In the event the Borrowers exercise their rights under Section 2.11(b) to reduce the Revolving Credit Commitment, the Borrowers agree that any such prepayment or reduction shall be accompanied by (i) in the case of a prepayment in full and termination of this Agreement, the payment by the Borrowers to the Agent for the ratable account of the Lenders of all accrued and unpaid interest and all fees and other remaining Obligations hereunder, (ii) if such prepayment or reduction shall occur on or prior to the third anniversary of the Restatement Effective Date, the prepayment fee provided for in Section 2.7(c) and (iii) the payment of any prepayment charges incurred pursuant to Section 9.4(d).

Section 2.12.  Loan Account and Accounting.  The Agent shall maintain a loan account (the “Loan Account”) on its books to record all Loans, all payments made by the Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with the Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on the Agent’s most recent printout or other written statement, shall, absent clear and convincing evidence to the contrary, be presumptive evidence of the amounts due and owing to each Lender and the Agent by the Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrowers’ duty to pay the Obligations.  The Agent shall render to the Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account.  Unless the Borrower Representative notifies the Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent clear and convincing error) be deemed final, binding and conclusive upon the Credit Parties in all respects as to all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers.

Section 2.13.  Computation of Interest and Fees.  Unused Line Fees pursuant to Section 2.7(b), Letter of Credit Fees pursuant to Section 2.7(d) and all interest hereunder and under the Notes shall be calculated for any period on the basis of a 360-day year for the actual number of days elapsed during such period, including the first day but excluding the last day of such period.

Section 2.14.  General Provisions Regarding Payments.  All payments (including prepayments) to be made by the Credit Parties under any Loan Document, including payments of principal of and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds to each Lender’s Payment Account before 1:00 p.m. (New York City time) on the date when due.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon, shall be payable at the then applicable rate during such extension.  For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the first Business Day following the Business Day on which immediately available funds therefor are received in the Collection Account prior to 1:00 p.m. (New York City time).  Payments received after 1:00 p.m. (New York City time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

Section 2.15.  Maximum Interest.  (a)  In no event shall the interest charged with respect to the Loans, the Notes or any other Obligations of any Credit Party under the Loan Documents exceed the maximum amount permitted under the laws of the jurisdiction whose law is specified as the governing law of this document pursuant to Section 11.10 or of any other applicable jurisdiction.  For the purposes of making any such determination hereunder, the Loans hereunder shall be deemed a single loan in the amount of the Commitments.

(b)           Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of any Lender hereunder or any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrowers shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable.  Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

(c)           In no event shall the total interest received by any Lender exceed the amount which such Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate with respect to such Lender.

(d)           In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(e)           If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the outstanding principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

Section 2.16.  Additional Borrowers.  The Borrower Representative may request in writing from time to time that any Subsidiary of Holdings be allowed to become a Borrower under this Agreement (each, an “Additional Borrower”); provided that such Subsidiary shall not become an Additional Borrower unless and until each and every of the following conditions precedent with respect to such Subsidiary have been satisfied or provided for in a manner reasonably satisfactory to Agent or waived in writing by Agent and the Lenders: (a) such Subsidiary shall have been formed or acquired by Holdings or any other Borrower; (b) the Agent shall have consented in writing to such Subsidiary becoming an Additional Borrower; (c) no Default or Event of Default shall exist at the time of or after giving effect to such Subsidiary’s becoming an Additional Borrower; and (d) the Agent shall have received the following documents with respect to such Subsidiary (each duly executed and delivered by the appropriate Persons specified below): (i) from such Subsidiary, the other Borrowers and the Guarantors, a joinder agreement in form and substance reasonably satisfactory to Agent (each, a “Joinder Agreement”), (ii) from such Subsidiary and the other Borrowers, a replacement Revolving Note in favor of each Revolving Lender in the form of Exhibit A and a replacement Swing Line Note in favor of the Swing Line Lender substantially in the form of Exhibit C, and (iii) from such and any other applicable Credit Parties, the various Loan Documents with respect to such Subsidiary required to be delivered under Section 6.14.

ARTICLE III.

CONDITIONS

Section 3.1.  Conditions to Effectiveness of Amendment and Restatement and to the initial Extensions of Credit on the Restatement Effective Date.  The occurrence of the Original Closing Date, and the agreement of each Lender to make the initial extensions of credit requested to be made by it on the Original Closing Date under the Existing Credit Agreement, were subject to the satisfaction, prior to or concurrently with the making of such extensions of credit on the Original Closing Date, of the conditions precedent set forth in Section 3.1 of the Existing Credit Agreement.  The effectiveness of this Agreement and the obligation of each Lender to make any Extension of Credit on the Restatement Effective Date or for the Agent or any Lender to take, fulfill or perform any other action hereunder, shall be subject to satisfaction of all of the following conditions in a manner satisfactory to Agent:

(a)           This Agreement or counterparts hereof, the Notes and the other Loan Documents shall have been duly executed by the Borrowers and the other Credit Parties party thereto, and delivered to the Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Related Transactions Documents, including an opinion of counsel to the Credit Parties substantially in the form of Exhibit I and the other documents, instruments agreements and opinions listed in the Closing Checklist attached hereto as Exhibit K, each in form and substance reasonably satisfactory to the Agent.

The Agent shall have received and approved revised Schedules to this Agreement and, if appropriate, the other Credit Documents, dated as of the Restatement Effective Date;

(b)           On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered to the Agent the Reaffirmation Agreement;

(c)           Agent shall have received (i) evidence satisfactory to it in its sole discretion that the Credit Parties have obtained all required consents (including landlords’ and other consents) and approvals, including regulatory and other third party approvals necessary or, in the discretion of the Agent, advisable in connection with the Subject Acquisition, of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of the Senior Unsecured Debt, the consummation of the Related Transactions and the continuing operations of the Credit Parties (including CCS), and the same shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Related Transactions or (ii) an Officer’s Certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required;

(d)           Agent shall have received the Fees required to be paid by the Borrowers on the Restatement Effective Date in the respective amounts specified in Section 2.7 or in the GE Capital Fee Letter and shall have reimbursed the Agent for all fees, costs and expenses of closing presented as of the Restatement Effective Date;

(e)           The corporate structure, capital structure, other debt instruments, material contracts of CCS, and governing documents of the Credit Parties (including CCS) and their Subsidiaries shall be acceptable to Agent and Lenders in their respective sole discretion;

(f)            Agent shall have received evidence satisfactory to it in its sole discretion that Agent (on behalf of the Lenders) holds a perfected, first priority lien in all of the Collateral, subject to no other liens except for Permitted Encumbrances;

(g)           As of the Restatement Effective Date, there shall have been (i) since September 30, 2003 (in the case of Holdings and its Subsidiaries other than CCS), and since December 31, 2002 (in the case of CCS) (it being understood that the preceding reference to “December 31, 2002” in this Section 3.1(g) shall be deemed to refer to “December 31, 2003” after Agent (A) has received and reviewed to its satisfaction the audited financial statements of CCS for the Fiscal Year ended December 31, 2003 and (B) confirmed to Holdings in writing its satisfaction with such audited financial statements), no material adverse change in the business, financial or other condition of the Credit Parties (including CCS) taken as a whole, the Collateral which would be subject to the security interest granted to the Agent, or in the projections of the Credit Parties (including CCS), (ii) no litigation commenced that has a reasonable likelihood of being determined adversely to any Credit Party (including CCS) and that, if so determined, could reasonably be expected to have a Material Adverse Effect, and (iii) since their last audited financial statements, no material increase in the liabilities, liquidated or contingent, of the Credit Parties (including CCS) taken as a whole, or a material decrease in the assets of the Credit

Parties (including CCS) taken as a whole, except for any increase in liabilities due to the incurrence of the Senior Unsecured Debt;

(h)           Agent shall have received copies of all Acquisition-related diligence materials for Acquisitions completed by any Credit Party within the past two Fiscal Years, which shall, among other things, include information in sufficient detail to allow Agent to perform pre-acquisition and post-acquisition analysis of the financial performance of each acquired entity;

(i)            After giving effect to any Extensions of Credit to be made on the Restatement Effective Date, the incurrence of the Senior Unsecured Debt and the consummation of the Related Transactions, Borrowers shall be in compliance with all financial covenants set forth in this Agreement and Agent shall have received such certificates and information as it may request in order to verify such pro forma compliance with the financial covenants;

(j)            After giving effect to any Extensions of Credit to be made on the Restatement Effective Date, the incurrence of the Senior Unsecured Debt and the consummation of the Related Transactions, Borrowers shall have Borrowing Availability (calculated on a pro forma basis with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital) of at least $10,000,000 in the aggregate;

(k)           Agent shall have received the following, in each case, in form and substance satisfactory to Agent: (i) the CCS Security Agreement, duly executed and delivered by CCS; (ii) the Holdings Pledge Agreement, duly executed and delivered by Holdings; and (iii) the Holdings Security Agreement, duly executed and delivered by Holdings;

(l)            After giving effect to the Related Transactions, there shall not exist (i) any Default or Event of Default under the Loan Documents or (ii) any default or event of default under any other Indebtedness or agreement of any Credit Party (including CCS), which could reasonably be expected to have a Material Adverse Effect;

(m)          The board of directors of CCS shall have approved the Subject Acquisition, and shareholders holding at least 90% of each class of outstanding stock of CCS shall have tendered such shares to Holdings.  Holdings shall have consummated the acquisition (the “Subject Acquisition”) of not less than 90% of the stock and other ownership interests of CCS, free and clear of any Liens other than the Liens in favor of Agent and Lenders securing the Obligations.  The aggregate purchase price consideration paid by the Credit Parties for CCS (including any assumed indebtedness) shall not exceed $150,000,000, subject to adjustment as provided in the stock purchase agreement (“Stock Purchase Agreement”) relating to the Subject Acquisition.  The Stock Purchase Agreement (including all schedules and exhibits thereto) (collectively, the “Subject Acquisition Documents”) shall not have been amended or modified in any material respect, except for any such amendments or modifications that have been approved in writing by the Agent.  Agent shall be satisfied that the disclosure schedules to the Stock Purchase Agreement are complete and that any supplements to such disclosure schedules do not raise any material legal or business concerns;

(n)           Holdings shall have received not less than $185,000,000 in gross proceeds from the incurrence of Senior Unsecured Debt, which proceeds shall be used by Holdings on the Restatement Effective Date to pay the entire purchase price for the Subject Acquisition, pay fees and expenses related to the Related Transactions, and repay the Term Loan (as such term is defined in the Existing Credit Agreement), all as described in detail in the Statement of Sources and Uses;

(o)           The Senior Unsecured Note Documents shall be in form and substance satisfactory to Agent and Lenders;

(p)           All Loan Documents shall be in form and substance satisfactory to the Agent and the Lenders;

(q)           The Credit Parties (including CCS) shall be in pro forma compliance with all financial covenants set forth in Sections 7.15, 7.16, 7.17 and 7.19 as of the Restatement Effective Date after giving effect to the Loans to be made on the Restatement Effective Date, the incurrence of the Senior Unsecured Debt and the consummation of the Related Transactions, and Agent shall have received evidence in form and substance satisfactory to it in its sole discretion of such pro form compliance;

(r)            Holdings and its consolidated Subsidiaries (including CCS) shall have pro forma trailing twelve month EBITDA of at least $42,000,000, with any adjustments to such pro forma EBITDA to be satisfactory to Agent in its sole discretion;

(s)           The Senior Secured Leverage Ratio shall not exceed 1.30 to 1.00, determined on a pro forma basis after giving effect to the Loans to be made on the Restatement Effective Date, the incurrence of the Senior Unsecured Debt and the consummation of the Related Transactions;

(t)            The Total Leverage Ratio shall not exceed 4.90 to 1.00, determined on a pro forma basis after giving effect to the Loans to be made on the Restatement Effective Date, the incurrence of the Senior Unsecured Debt and the consummation of the Related Transactions;

(u)           The Agent shall not have become aware after the date hereof of any information or other matter affecting any Credit Party or the transactions contemplated hereby that is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Agent prior to February 23, 2004;

(v)           The Agent shall have received a duly executed Borrowing Base Certificate, dated as of the Restatement Effective Date, in form and substance satisfactory to Agent;

(w)          Agent shall have received and reviewed (i) the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of Holdings and its consolidated Subsidiaries and CCS prepared in accordance with GAAP for the Fiscal Year ended December 31, 2003, (ii) pro forma consolidated balance sheets and related statements of income and cash flows for Holdings (the “Pro Forma Financial Statements”), as

well as pro forma levels of EBITDA and other operating data (the “Pro Forma Data”), for the Fiscal Year ended December 31, 2003, after giving effect to the Related Transactions and (iii) any changes to the forecasts of the financial performance of Holdings and its Subsidiaries through 2009.  The Pro Forma Financial Statements and the Pro Forma Data shall be consistent in all material respects with the forecasts previously provided to Agent.  Agent shall be satisfied with the items specified in clauses (i) and (ii) (it being understood that Agent is satisfied with the amounts set forth in the draft consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings for the Fiscal Year ended December 31, 2003 delivered to Agent prior to February 23, 2004).  Any changes specified in clause (iii) shall not be materially worse than the forecasts previously provided to Agent.

Section 3.2  Conditions to Each Extension of Credit.  The obligation of any Lender to make any Extension of Credit (including on the Restatement Effective Date), is subject to the satisfaction of the following additional conditions:

(a)           receipt by the Agent of a Notice of Borrowing in accordance with Section 2.3(a)(i);

(b)           immediately before and after giving effect to such Extension of Credit, no Default or Event of Default shall have occurred and be continuing;

(c)           the representations and warranties of the Credit Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the date of and after giving effect to such Extension of Credit, except for such changes therein as are expressly permitted by the terms of this Agreement or consented to in writing by the Required Lenders and except to the extent that such representations and warranties are expressly stated to be made as of an earlier date, in which case they shall be true as of such earlier date; and

(d)           immediately before and after giving effect to such Extension of Credit, the sum of (i) the amount of Borrowing Availability at such time, plus (ii) unrestricted cash on hand (which cash shall (A) either be in Borrowers sole possession or in a deposit account which Agent has received a tri-party account agreement in form satisfactory to it and (B) shall not be subject to any Lien other than Liens in favor of Agent) at such time, shall equal or exceed an amount equal to ten percent (10%) of the aggregate Commitments then in effect at such time.

Each Extension of Credit hereunder shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by each Borrower on the date of such Extension of Credit as to the facts specified in clauses (b) and (c) of this Section and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

To induce each Lending Party to enter into the Loan Documents and to make Extensions of Credit, each Borrower, jointly and severally, makes the following representations and warranties to each Lending Party, each and all of which shall survive the execution and delivery of this Agreement:

Section 4.1.  Existence and Organizational Power; Compliance with Organizational Documents.  Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to conduct its business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not result in a Material Adverse Effect, (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, (d) has all organizational powers necessary for the conduct of its business as now conducted or hereafter proposed to be conducted, and (e) is in full compliance with all provisions of its Organizational Documents.

Section 4.2.  Governmental Approvals, Compliance with Laws and Compliance with Agreements with Third Parties.  Each Credit Party possesses in full force and effect all Governmental Approvals (including, as applicable, accreditations, licenses and certifications as a provider of health care services including those necessary for it to be eligible to receive payment and compensation and to participate under Medicare, Medicaid, TRICARE or CHAMPVA or any Blue Cross/Blue Shield or equivalent program) necessary for the conduct of its business and is in compliance with all provisions of all Healthcare Laws and all other Applicable Laws, except where the failure to possess such Governmental Approval or of such Governmental Approval to be in full force and effect or the failure to comply with Healthcare Laws or Applicable Laws could not reasonably be expected to have a Material Adverse Effect.  No Credit Party is in breach of or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which any of its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 4.3. Organizational and Governmental Approvals; No Contravention.  The execution, delivery and performance by each Credit Party of the Loan Documents and Related Transaction Documents to which it is a party, and the consummation of the transactions contemplated to occur thereunder, (a) are within its organizational powers, have been duly authorized by all necessary organizational action, (b) require no Governmental Approval (other than the filing of UCC-1 financing statements, and such other filings as have been made and are in full force and effect), (c) do not contravene, or constitute a default under (i) any provision of Applicable Law the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) the Organizational Documents of such Credit Party or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party and (d) do not result in the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any asset of any such Credit Party.

Section 4.4.  Binding Effect; Liens of Collateral Documents.  (a)  Each Loan Document and each Related Transaction Document to which any Credit Party, is a party constitutes a valid and binding agreement of such Credit Party in each case enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and (ii) the effect of general principles of equity whether applied by a court of equity or law.

(b)           The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are perfected security interests, prior to all other Liens other than Permitted Prior Liens.

Section 4.5.  Financial Statements.

(a)           The financial information set forth in the financial statements listed on, and attached to, Disclosure Schedule 4.5(a) present fairly, in all material respects, in accordance with GAAP, the consolidated and consolidating financial position of the Credit Parties as at their respective dates and the consolidated and consolidating income, shareholders’ equity and cash flows of the Credit Parties for the respective periods to which such statements relate (except in the case of unaudited interim financial statements for the absence of footnotes and normally recurring year-end adjustments).  Any information other than financial information presented in such statements is true, correct and complete in all material respects.  Except as disclosed or reflected in such financial statements or in Disclosure Schedule 4.5(a), no Credit Party has any liabilities, contingent or otherwise, nor any unrealized or anticipated losses, that, singly or in the aggregate, have had or might have a Material Adverse Effect.

(b)           The Budget delivered on the date hereof and attached hereto as Disclosure Schedule 4.5(b) was prepared by the Borrowers in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the five year period beginning on April 1, 2004 on a month-by-month basis for the first year and on a year-by-year basis thereafter.  The Budget is based upon estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of current conditions and current facts known to the Borrowers and, as of the Restatement Effective Date, reflect the Borrowers’ good faith and reasonable estimates of the future financial performance of the Borrowers and its Subsidiaries and of the other information projected therein for the period set forth therein.

Section 4.6.  Material Adverse Effect.  Between December 31, 2003 and the Restatement Effective Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; (c) no Credit Party is in default and, to the best of each Credit Party’s knowledge, no third party is in default under any material contract, lease or other agreement or instrument; and (d) no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

Section 4.7.  Litigation.  Except as disclosed on Disclosure Schedule 4.7, there is no action, suit, investigation or proceeding (collectively, “Litigation”) pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or its property before any court or arbitrator or any Governmental Authority, that has a reasonable likelihood of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.  There is no Litigation pending or, to the best knowledge of any Credit Party, threatened against or affecting, any party to this Agreement or any of the Related Transaction Documents before any court or arbitrator or any Governmental Authority which questions or challenges the validity of this Agreement or any of the other Related Transaction Documents or any transaction contemplated herein or therein.

Section 4.8.  Due Diligence Questionnaire; Full Disclosure.  The Questionnaire is complete and correct in all respects.  None of the Information (financial or otherwise) contained in the Questionnaire or otherwise furnished by or on behalf of any Credit Party to the Agent or any other Lending Party hereunder or in connection with the Loan Documents or the Related Transaction Documents or any of the transactions contemplated here by or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.

Section 4.9.  No Adverse Fact.  No fact or circumstance is known to any Credit Party that, either alone or in conjunction with all other such facts and circumstances, has had or reasonably could be expected in the future to have a Material Adverse Effect, that has not been set forth or referred to in the financial statements referred to in Section 4.5 or in a writing specifically captioned “Disclosure Statement” and delivered to the Agent prior to the Agreement Date.

Section 4.10.  Ownership of Property, Liens.  Each Credit Party is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned, leased, subleased or used as the case may be, by such Credit Party on the most recent balance sheet referred to in Section 4.5 or, if more recent, delivered pursuant to Section 5.1, and none of such Credit Party’s properties or assets is subject to any Liens, except Liens permitted pursuant to Section 7.2.

Section 4.11.  Environmental Laws. Each Credit Party and its respective operations are (a) in material compliance with the requirements of all Environmental Laws and (b) not the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment or the work place or the use of any such substance in any of its products or manufacturing operations, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

Section 4.12.  ERISA.  Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the IRC with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the IRC with respect to each Plan.  No member of the Controlled Group has (a) sought a waiver of the minimum funding standard under Section 412 of the IRC in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the IRC or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.13.  Subsidiaries; Capitalization.   Borrowers have no Subsidiaries on the Restatement Effective Date other than as set forth on Disclosure Schedule 4.13.  Disclosure Schedule 4.13 sets forth the correct legal name and jurisdiction of organization of each of the Borrowers and their Subsidiaries.  The authorized Stock of each of the Credit Parties are as set forth on Disclosure Schedule 4.13.  All issued and outstanding Stock of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of the Lending Parties, and such Stock was issued in compliance with all Applicable Laws.  The identity of the holders of the Stock of each of the Credit Parties and the percentage of their fully diluted ownership of the Stock of each of the Credit Parties is set forth on Disclosure Schedule 4.13.  No Stock of any Credit Party, other than that described above, is issued and outstanding.  Except as provided in Disclosure Schedule 4.13, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any Stock of any such entity.  All outstanding Indebtedness and Guaranteed Obligations of each Credit Party as of the Restatement Effective Date (except for the Obligations) is described in Disclosure Schedule 4.13.

Section 4.14.  Government Regulations.  No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.  No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.

Section 4.15.  Margin Regulations.  No Credit Party is engaged, nor will it engage, principally or as one of its activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock and none of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Board of Governors of the

Federal Reserve Board.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

Section 4.16.  Taxes.  All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts which are the subject of a Permitted Contest or charges related to certain state and/or local taxes (other than income, gross receipts, sales, franchise or use taxes) in an aggregate amount not to exceed $50,000 at any time.  Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance with Applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities.

Section 4.17.  Intellectual Property.  Each Credit Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without actual or claimed infringement upon the rights of third parties.

Section 4.18.  Solvency.  Both before and after giving effect to (a) the Extensions of Credit to be made or extended on the Restatement Effective Date or such other date as Extensions of Credit requested hereunder are made or extended, the issuance of the guaranties of the Obligations and the pledge of assets as security therefor by all of the Credit Parties, (b) the disbursement of the proceeds of such Extensions of Credit pursuant to the instructions of the Credit Parties, (c) the consummation of the transactions contemplated in the Related Transactions Documents, and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrowers and the other Credit Parties, taken as a whole, are Solvent.

Section 4.19.  Insurance.  Disclosure Schedule 4.19 lists all insurance policies of any nature maintained, as of the Restatement Effective Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

Section 4.20.  Brokers.  No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans, and no Credit Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Section 4.21.  Compliance with HIPAA.  To the extent that and for so long as (i) any Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103, (ii) any Credit Party and/or its business and operations are subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 (the “Transactions Rule”) and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164 (the “Privacy and Security Rules”), or (iii) any Credit Party sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, such Credit Party has:  (x) completed, or will complete on or before any applicable compliance date, surveys, audits, inventories, reviews, analyses and/or assessments, including risk assessments, (collectively “Assessments”) of all areas of its business and operations subject to HIPAA and/or that could reasonably be expected to be adversely affected by the failure of such Credit Party to be HIPAA Compliant (as defined below) to the extent that such Credit Party reasonably believes that these Assessments are appropriate or required for such Credit Party to be HIPAA Compliant; (y) developed, or will develop on or before any applicable compliance date, a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) implemented, or will implement on or before any applicable compliance date, those provisions of its HIPAA Compliance Plan necessary to ensure that such Credit Party is HIPAA Compliant; provided, however, that subsections (x), (y) and (z) of this Section 4.21 as they relate to the Transactions Rule shall not apply to Medcare for the period beginning on the date of this Agreement and continuing until the later to occur (and including such date) of (1) October 15, 2003 and (2) such other date as may be adopt by the U.S. Department of Health and Human Services (“HHS”) as the compliance deadline for the Transactions Rule (including any extensions of such deadline adopted by HHS).  For purposes of this Agreement, “HIPAA Compliant” shall mean that such Credit Party (1) is, or on or before any applicable compliance date, including any extensions of such date adopted by HHS, will be, in full compliance with any and all of the applicable requirements of HIPAA, including all requirements of the Transactions Rule and the Privacy and Security Rules and (2) is not subject to, and could not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process that could reasonably be expected to have a Material Adverse Effect.

Section 4.22.  Matters Concerning Prior Acquisitions.  Each of the Borrowers hereby represents and warrants that if the “Second Closing” (as such term is defined in the Home Care Purchase Agreement) has not occurred by the “Second Closing Deadline” (as such term is defined in the Home Care Purchase Agreement) and the Home Care Seller terminates the Home Care Purchase Agreement in accordance with Section 6.1(d) thereof, after giving effect to any such termination, Holdings and CHSNY, as buyers under the Home Care Purchase Agreement (a) will be entitled to retain all rights, titles and interests in and to the ownership of the assets of and operation of the pharmacy services business purchased under the Home Care Purchase Agreement, and (b) will be entitled to retain all rights, titles and interests in and to all profits, proceeds and distributions of any kind generated in connection with the home health business purchased under the Home Care Purchase Agreement to the extent that such profits, proceeds and distributions were generated from services performed by Holdings, CHSNY or any Affiliate thereof after the Effective Date (as such term is defined in the Home Care Purchase Agreement) and prior to the effective date of such termination.

ARTICLE V.

REPORTING COVENANTS

So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Credit Party shall comply with each of the provisions in this Article V:

Section 5.1.  Financial Statements and Reports.  The Credit Party shall deliver the following to each Lending Party at its address specified pursuant to Section 4.5:

(a)                                  Quarterly Financials.  As soon as available, but in any event within 45 days after the end of each Fiscal Quarter:

(i)                                     consolidated and consolidating balance sheets of the Credit Parties as of the close of such Fiscal Quarter and the related consolidated and consolidating statements of income and cash flow for such Fiscal Quarter and for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year;

(ii)                                  a management discussion and analysis that includes a comparison of performance for such Fiscal Quarter to the corresponding period in the prior year; and

(iii)                               a Compliance Certificate by Borrower Representative in the form of Exhibit 5.1(a).

(b)           Annual Financials.  As soon as available, but in any event within 90 days after the end of each Fiscal Year:

(i)                                     audited consolidated and consolidating balance sheets and related audited consolidated and consolidating statements of income, retained earnings and cash flows for the Credit Parties, setting forth in comparative form in each case the figures for the previous Fiscal Year, and reported on without a “going concern” or other qualification or exception by an independent certified public accounting firm of national standing acceptable to Agent;

(ii)                                  a management discussion and analysis that includes a comparison to Budget for such Fiscal Year and a comparison of performance for such Fiscal Year to the prior year;

(iii)                               a Compliance Certificate by Borrower Representative in the Form of Exhibit 5.1(b); and

(iv)                              the annual letters collected by such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters.

(c)           Annual Budgets.  As soon as available following the end of each Fiscal Year, but in any event not later than 30 days after the end of such Fiscal Year, an annual operating plan for the Credit Parties (the “Budget”), on a consolidated and consolidating basis, approved by the Board of Directors of each Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)           Management Letters.  Within five Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Person from its independent certified public accountants.

(e)           Defaults and other Material Events. As soon as practicable, and in any event within five (5) Business Days after any executive or financial officer of any Credit Party obtains knowledge of the existence of any event that could reasonably be expected to have a Material Adverse Effect or of any Default, telephonic or telecopied notice specifying the nature of such event or Default, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(f)            Litigation.              As soon as practicable, and in any event within fifteen (15) days after any executive or financial officer of any Credit Party obtains knowledge that any Litigation commenced or threatened against any Credit Party, individually or in the aggregate, (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief against any Credit Party involving property of any Credit Party valued in excess of $500,000 or a transaction in which such Credit Party is a party where the payments to be made or received or the subject matter of such transaction exceeds individually or in the aggregate an amount equal to $500,000 or otherwise could reasonably be expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or any member of a Controlled Group in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges material violations of any Healthcare Laws, (vi) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, which could reasonably be expected to have a Material Adverse Effect, or (vii) if adversely determined against any Credit Party, could reasonably be expected to have a Material Adverse Effect.

(g)           Other Securities Reports.  Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Credit Party.

(h)           Supplemental Disclosures. Supplemental disclosures, if any, required by Section 6.7.

(i)            Damage to Collateral.  Disclosure of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more individually or in the aggregate, whether or not covered by insurance.

(j)            Defaults under Material Agreements.   Immediately upon receipt, copies of any notice to any Credit Party of claimed default by any third party to any Credit Party with respect to or by any Credit Party of any material lease or agreement to which any Credit Party is a party that involves payments in excess of $500,000 individually or in the aggregate per annum or involves property of any Credit Party having a value in excess of $500,000 individually or in the aggregate.

(k)           Litigation Update.  To Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(a) (and in any event promptly upon request by Agent), a written update as to the status of the E2M litigation described on Disclosure Schedule 4.7, including a description of the procedural status, any settlement discussions and any motions, orders, pleadings or judgments filed or entered.

(l)            Monthly Swap Statement; Etc.  To Agent, at the time of delivery of each Borrowing Base Certificate, a Monthly Swap Statement, which shall be in form and substance reasonably satisfactory to Agent.  Holdings hereby agrees to immediately upon receipt thereof notify Agent (telephonically and in writing by facsimile transmission) of any communication (whether oral or written) and to provide Agent with a copy of any notice or communication that it receives from the Subject Swap Counterparty in connection with the Subject Swap or any of the Subject Swap Documents that (i) the Subject Swap Exposure (as such term is defined in the Subject Swap) exceeds $8.5 million, (ii) Holdings is required to make a payment of any Buydown Amount (as such term is defined in the Subject Swap) as defined in the Subject Swap, or (iii) that any event of default or any termination event has occurred under the Subject Swap Documents.  In addition to the notice required to be delivered by Holdings to Agent pursuant to the immediately preceding sentence, Holdings shall deliver to Agent for its receipt at least one Business Day in advance of any required payment of any Buydown Amount (as such term is defined in the Subject Swap) by Holdings, a certificate of the chief financial officer of Holdings, in form and substance reasonably satisfactory to Agent, demonstrating on a pro forma basis after giving effect to any such payment compliance with the minimum liquidity covenant in Section 6.18 and actual and pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17.

(m)          Other Documents.  Promptly upon request, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

Section 5.2.  Collateral Reports.   Each Credit Party shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit O) at the times and in the manner set forth below.

(a)           To the Agent, on a monthly basis on the date that is 15 Business Days (or, in the case of any fiscal month ending prior to the first anniversary of the Restatement Effective Date, 30 days) after the end of each fiscal month or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of the following reports requested by Agent or any Lender in writing after the Restatement Effective Date), each of the following reports, each of which shall be prepared by the Borrowers as of the last day of the immediately preceding fiscal month:

(i)            a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion;

(ii)           a summary of Inventory by location and type with a supporting perpetual Inventory report, accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion; and

(iii)          a monthly trial balance showing Accounts outstanding aged from invoice date as follows: one (1) to thirty (30) days; thirty-one (31) to sixty (60) days; sixty-one (61) to ninety (90) days; ninety-one (91) to one hundred twenty (120) days; one hundred twenty-one (121) to one hundred fifty (150) days; and one hundred fifty-one (151) days or more, accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion;

(b)           To the Agent, on a monthly basis on the date that is 15 Business Days (or, in the case of any fiscal month ending prior to the first anniversary of the Restatement Effective Date, 30 days) after the end of each month or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Restatement Effective Date), Collateral reports including all additions and reductions (cash and non-cash) with respect to Accounts in each case accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion each of which shall be prepared as of the last day of the immediately preceding month;

(c)           To the Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(a):

(i)            a reconciliation of the Accounts trial balance to the most recent Borrowing Base Certificate, general ledger and quarterly financial statements delivered pursuant to Section 5.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion; and

(ii)           a reconciliation of the perpetual inventory by location to the most recent Borrowing Base Certificate, general ledger and quarterly financial statements delivered pursuant to Section 5.1(a), accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion.

(d)           To the Agent, at any time that adjustments resulting from physical verifications or cycle counts that any Credit Party may in its discretion have made, or caused any other Person to have made on its behalf, or all or any portion of its Inventory, exceed in the aggregate, $100,000 for the most recently completed twelve (12) month period, a summary in form and substance satisfactory to the Agent describing such adjustments (and, if a Default or Event of Default has occurred and is continuing, the Borrowers shall, upon the request of Agent or the Required Lenders, conduct, and deliver the results of, such physical verifications as Agent or the Required Lenders may require);

(e)           To Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(a), a reconciliation of the outstanding Loans as set forth in the quarterly Loan Account statement provided by Agent to the general ledger and quarterly financial statements delivered pursuant to Section 5.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable credit judgment;

(f)            To Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(a), (i) a listing of government contracts of the Borrowers subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any patent, trademark or copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

(g)           To the Agent, the results of each physical verification, if any, that the Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on its behalf, of all or any portion of their Inventory (and, if an Event of Default) has occurred and is continuing, the Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(h)           To the Agent, such appraisals of the Borrowers’ assets as Agent may request at any time after the occurrence and during the continuance of a Default or Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

(i)            To Agent, within 5 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any Senior Unsecured Debt, any Subordinated Debt, any leased location or public warehouse where any Collateral is located, and (ii) such other notices or documents with respect to any owned or leased Real Property of any Credit Party as Agent may reasonably request;

(j)            To Agent, within 5 Business Days after receipt thereof, copies of any written offer to purchase, repay or redeem all or any portion of any Senior Unsecured Debt or Subordinated Debt made by any Credit Party to one or more of the holders thereof or any representative of such holders;

(k)           To Agent, within 5 Business Days after receipt thereof, copies of any material amendments to any Real Property leases of any Credit Party; and

(l)            Such other reports, statements and reconciliations with respect to the Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

Section 5.3.  Accuracy of Financial Statements and Information

(a)           Future Financial Statements.  All financial statements delivered pursuant to Section 5.1(a) or (b), shall (i) in the case of the financial information set forth therein, present fairly, in all material respects, in accordance with GAAP the consolidated and consolidating financial position of the Credit Parties, as at their respective dates and the consolidated and consolidating income, shareholders’ equity, and consolidated cash flows of the Credit Parties for the respective periods to which such statements relate (subject, in the case of the financial statements delivered pursuant to Section 5.1(a), to the absence of footnotes and normally recurring year-end adjustments) and (ii) in the case of any other information presented, be true, correct and complete in all material respects, and the furnishing of the same to the Lending Parties shall constitute a representation and warranty by the Credit Parties made on the date the same are furnished to the Lending Parties to that effect.

(b)           Future Information.  All Information furnished to any Lending Party by or on behalf of any Credit Party on and after the Agreement Date in connection with or pursuant to this Agreement or any other Loan Document or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Loan Document, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such information prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any such Information required by the terms of this Agreement or the preparation of which was requested by any Lending Party, be complete and correct in all material respects to the extent necessary to give true and accurate knowledge of the subject matter thereof, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and the furnishing of the same to any Lending Party shall constitute a representation and warranty by the Credit Parties made on the date the same are so furnished to the effect specified in clauses (i) and (ii).

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this Article VI unless compliance with such covenants has previously been waived in writing by Agent and/or Lenders, as applicable, in their sole and absolute discretion, in accordance with Section 11.5:

Section 6.1.  Payment of Obligations.  Each Credit Party (a) shall pay and discharge, at or before maturity, all of its respective obligations and liabilities, including Charges, the non-payment or discharge of which could reasonably be expected to have a Material Adverse Effect except where the same is the subject of a Permitted Contest, (b) shall maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (c) shall not breach in any respect, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, the breach of or default under which could reasonably be expected to have a Material Adverse Effect, subject to Permitted Contests.

Section 6.2.  Conduct of Business and Maintenance of Existence.  Each Credit Party will continue to conduct its business substantially as now conducted by the Credit Parties or as otherwise permitted hereunder, and will preserve, renew and keep in full force and effect its corporate, company or partnership, as applicable, existence, rights, privileges and franchises necessary or desirable in the normal conduct of business except to the extent that such failure (a) results from any merger or consolidation of any Credit Party to the extent such merger or consolidation is expressly permitted under Section 7.8 of this Agreement or (b) is a part of the Permitted Restructuring and is expressly described on Disclosure Schedule 1.1 (Permitted Restructuring) hereof, provided that each condition to Disclosure Schedule 1.1 (Permitted Restructuring) is satisfied in connection therewith, and further provided that Holdings shall at all times be and remain a holding company and shall not conduct any business (other than business activities directly related to the provision of administrative services to the Borrowers, including, but not limited to, accounting, legal, human resources, information systems, business development and certain marketing services) and shall not at any time own or hold any material assets (other than the Stock of its Subsidiaries).

Section 6.3.  Maintenance of Assets and Properties.   Each Credit Party will keep all material assets and properties useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and will cause to be made all appropriate repairs, renewals and replacements thereof.

Section 6.4.  Insurance; Damage to or Destruction of Collateral.    (a)  The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 4.19 as in effect on the date hereof or otherwise in form with such deductibles as is customary for similarly situated businesses, and amounts and with insurers reasonably acceptable to Agent.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable; provided that Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor, but to the extent it does obtain such insurance or pay such premiums, Agent shall not be deemed to have waived any Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed by Agent hereunder, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable by Borrowers on demand by the Agent and shall constitute additional Obligations hereunder secured by the Collateral.

(b)           Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and Lender’s interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.  If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

(c)           Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance; provided that  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, (i) apply such proceeds to the reduction of the Obligations in accordance with Section 2.8(b) or (ii) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral within 180 days of such casualty with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.8(b).  Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.8(b).  All insurance proceeds that are to be made available to any Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Credit Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Availability in an amount equal to the amount of such proceeds so applied.  Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (x) the Borrower Representative shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (y) so long as the conditions set forth in Section 3.4, as applicable, have been met, Revolving Lenders shall make such Revolving Credit Advance and (z) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance.  To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 2.8(b).

Section 6.5.  Compliance with Laws.  Each Credit Party will (a) comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its assets and properties if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect, (b) conform with and duly observe  all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Credit Parties except where any such failure to comply or observe could not reasonably be expected to have a Material Adverse Effect, and (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicaid Certifications and Medicare Certifications, if failure to do so could have a Material Adverse Effect.  Specifically, but without limiting the foregoing, and except where any such failure to comply could not reasonably be expected to have a Material Adverse Effect (i) each Credit Party’s billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other medical reimbursement programs and will be administered by properly trained personnel; and (ii) each Credit Party’s medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kick-back laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) – (b)(2) 42 U.S.C. and 42 U.S.C. Section 2395nn.

Section 6.6.  Inspection of Property, Books and Records.  Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit the Agent, who may be accompanied by the representatives of any Lender upon such Lender’s written request, to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records subject to applicable confidentiality laws relating to patient medical care records (to the extent not waived by the patient), to conduct a collateral audit and analysis of its inventories and accounts receivable and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during regular business hours and as often as may reasonably be desired; provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall have provided the appropriate Credit Party with reasonable prior notice and shall conduct such visit in a manner that does not unreasonably interfere with the conduct of such Credit Party’s business; and provided further that Agent agrees that except (a) during the occurrence and continuance of a Default or Event of Default, (b) in connection with any Acquisition (other than a Permitted Acquisition) and (c) for audits of Additional Subsidiaries pursuant to Section 6.14, no Credit Party shall be responsible for any audit fess with respect to more than two (2) audits during any Fiscal Year.  Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence.  Agent and Lenders agree that to the extent that (x) any documents or records requested for inspection pursuant to this Section 6.6 are, at the time of such request, subject to a legitimate attorney-client privilege in favor of a Credit Party as a result of threatened or potential litigation or adverse action involving such Credit Party and another Person (other than a Lender or Agent) and (y) such disclosure would destroy such attorney-client privilege, such Agent or Lender, as applicable, shall afford Borrower Representative an opportunity to consult with such Agent or Lender, as applicable, prior to disclosure of such documents or records.  Without in any way limiting the foregoing, Borrowers will participate and will cause the chief executive officer and the chief financial officer of the Borrowers and such other officers of the Credit Parties as the Agent shall designate to participate in a meeting with Agent and Lenders to discuss the financial results and condition of the Credit Parties at least once during each year, which meeting shall be held at such time during regular business hours and such place as may be reasonably requested by Agent.

Section 6.7.  Supplemental Disclosure.  From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any Loan Document, with respect to any matter hereafter arising that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Restatement Effective Date or are expressly stated to be made as of an earlier date.

Section 6.8.  Use of Proceeds.  The proceeds of Revolving Loans made on the Restatement Effective Date shall be used by the Borrowers solely to (a) repay on the Restatement Effective Date the principal amount of all of the outstanding “Term Loans” under and as defined in the Existing Credit Agreement owing to GE Capital and any other lenders under the Existing Credit Agreement on the Restatement Effective Date, (b) to pay on the Restatement Effective Date all accrued and unpaid interest and fees owing to GE Capital and the other lenders under the Existing Credit Agreement, whether or not then due and payable, and (c) pay certain fees and expenses relating to the Related Transactions, in each case as specified in the Statement of Sources and Uses delivered by Holdings to Agent on or prior to the Restatement Effective Date.  The proceeds of Revolving Loans and Swingline Loans made on and after the Restatement Effective Date shall be used by the Borrowers solely for the purpose of funding working capital and other general corporate purposes of the Borrowers and any of their Subsidiaries that are Credit Parties and financing all or a portion of the purchase price of Permitted Acquisitions (other than the Subject Acquisition).  Letters of Credit shall be used solely for general corporate purposes of the Borrowers and any of their Subsidiaries that are Credit Parties.  No Extension of Credit and none of the proceeds of any Extension of Credit will be used (i) in violation of any Applicable Law or (ii) to repay all or any portion of the principal amount of any Senior Unsecured Debt or Subordinated Debt.  GE Capital hereby acknowledges and agrees that any prepayment fee that would otherwise apply pursuant to the Existing Credit Agreement in connection with the repayment of the outstanding “Term Loans” under and as defined in the Existing Credit Agreement on the Restatement Effective Date is hereby waived.

Section 6.9.  Further Assurances.  Each Credit Party shall, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (a) as may from time to time be necessary or as the Agent may from time to time reasonably request to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Agent to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Liens permitted by Section 7.2, and (b) as the Agent may from time to time reasonably request, to establish, preserve, protect and perfect first priority Liens in favor of the Agent on any and all assets of the Credit Parties and the proceeds thereof, now owned or hereafter acquired, that do not constitute Collateral on the date hereof.  The Borrower Representative shall promptly give notice to the Agent of the acquisition after the Restatement Effective Date by any Credit Party of any Real Property (including leaseholds in respect of Real Property) or any trademark, copyright or patent.

Section 6.10.  Hedging Facilities.  Upon request of the Agent, within 60 days after request by Agent, the Borrowers, at their sole cost and expense, shall enter into, and cause to be maintained in effect one or more Interest Rate Protection Agreements having terms, conditions and tenures, and being otherwise in form and substance reasonably satisfactory to Agent, to the extent necessary so that, until the Senior Unsecured Debt maturity date thereof, interest on Indebtedness in a principal amount equal to at least 50% of the total outstanding principal amount of the Senior Unsecured Debt is effectively fixed or capped at rates which are reasonably acceptable to the Agent.  It being understood that the entering into by Holdings of the Subject Swap on or about the Restatement Effective Date shall count against the 50% hedge requirement referred to in the immediately preceding sentence.

Section 6.11.  Environmental Matters.   Each Credit Party shall and shall cause each Person within its control to (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits other than noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) implement any and all investigative, remedial, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Property or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, and (c) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any violation, Release or other matter.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Property for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater; provided that the Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

Section 6.12.  Landlord and Warehouseman Waivers.  The Credit Parties shall deliver to the Agent waivers of contractual and statutory landlord’s, mortgagee’s or warehouseman’s Liens in form and substance reasonably satisfactory to the Agent under each lease, mortgage, warehouse agreement or similar agreement to which any Credit Party is a party; provided that the Credit Parties shall not be required to deliver to Agent a landlord waiver for any leased location if each of the following conditions are met with respect to such leased locations: (a) no books or records related to any of the Credit Parties’ Accounts or other Collateral are located at such location; (b) such leased location is not the chief executive office of any Credit Party; and (c) the aggregate value of all Inventory located at such leased location (valued at the greater of cost or market value) does not exceed $100,000.  If at any time, such leased location fails to satisfy any of the foregoing conditions in clauses (a), (b) or (c) then, Holdings shall, or shall cause the applicable Credit Party lessee as the case may be, to use its best efforts to obtain a landlord waiver in form and substance reasonably satisfactory to Agent.  So long as Borrowers have used their best efforts to obtain such required landlord waiver agreements, the failure of any Borrower to timely deliver any such landlord waiver agreement pursuant to the immediately preceding sentence shall not constitute a Default or Event of Default, but shall entitle Agent to impose a Reserve against Eligible Accounts and Eligible Inventory for purposes of determining Borrowing Availability in an amount equal to three times the monthly rent under any such lease, and the Inventory located at such leased location shall be excluded from Eligible Inventory.  Without limiting the foregoing, Agent shall establish a Reserve against Eligible Accounts and Eligible Inventory in an amount equal to at least 3 months’ rent for any leased location where a landlord waiver in form and substance reasonably satisfactory to Agent has not been obtained, irrespective of whether or not such landlord waiver is required to be obtained by any of the Credit Parties pursuant to this Section 6.12.

Section 6.13.  Mortgages on Real Property; Title Insurance and Survey.  Within thirty (30) days after the acquisition of any Real Property having a fair market value in excess of $250,000 by any Credit Party, such Credit Party will furnish the Agent with a Mortgage covering each parcel of Real Property acquired by such Credit Party (the “Mortgaged Property”), together with an ALTA extended coverage lender’s policy of title insurance in a policy amount equal to one hundred percent (100%) of the greater of (x) the purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or

(y) the fair market value of such property, insuring such Mortgage as a valid, enforceable first Lien on the Credit Party’s interest in the Mortgaged Property covered thereby, subject only to Permitted Encumbrances and to such other exceptions as are reasonably satisfactory to the Agent, together with an ALTA survey with respect to each parcel of the Mortgaged Property acquired, in form and substance reasonably satisfactory to the Agent, and legible copies of all documents affecting title, which shall show all recording information.  The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Agent, and shall be issued by a title company acceptable to the Agent.  Attached to the policy shall be any and all endorsements reasonably required by the Agent, including (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the state(s) where such Mortgaged Property is located, (d) an endorsement ensuring that the Mortgaged Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a contiguity endorsement, (g) a survey and “same as” endorsement and (h) an endorsement deleting the so-called “doing business” exclusion.

Section 6.14.  Additional Subsidiaries.   Within 30 days (or such shorter period of time as may be required in this Agreement in connection with the Subject Acquisition) after the creation or acquisition of any Subsidiary by any Credit Party, such Credit Party (other than Credit Parties that become Additional Borrowers pursuant to Section 2.16) shall cause to be executed and delivered, (i) by such new Subsidiary, a Subsidiary Guaranty Agreement substantially in the form of Exhibit G to this Agreement and pursuant to which such Subsidiary shall guarantee the payment and performance of all of the Obligations, (ii) by such new Subsidiary, a Guarantor Security Agreement substantially in the form of Exhibit H to this Agreement pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected security interest in all Collateral (as defined in the Security Agreement) of such Subsidiary that is either (x) property in which a security interest can be granted and perfected under the Code or (y) Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office, (iii) by such new Subsidiary if it owns any real property, a Mortgage in form and substance reasonably satisfactory to Agent) pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected Lien in such Mortgaged Properties together with the other documents relating to such Mortgaged Properties described in Section 6.13, (iv) by such Subsidiary if it owns any Intellectual Property that is registered with the United States Patent and Trademark Office or the United States Copyright Office, an Intellectual Property Security Agreement in substantially the form of the Intellectual Property Security Agreement delivered by the other Credit Parties on the Original Closing Date (or otherwise in form and substance reasonably satisfactory to Agent) and pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected security in all of such Intellectual Property, (v) by the Credit Party that is such Subsidiary’s direct parent company or companies, a Pledge Agreement substantially in the form of the Pledge Agreement delivered by the other Credit Parties on the Original Closing Date (or otherwise in form and substance reasonably satisfactory to the Agent) and pursuant to which all of the Stock of such new Subsidiary owned by each such parent company shall be pledged to the Collateral Agent (for the benefit of itself and the Lenders) on a first priority and perfected basis to secure the Obligations, and (vi) by the applicable Credit Parties, such other related documents (including closing certificates, legal opinions and other documents of the types described in Exhibit I) as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent; provided, however, that clause (i) above shall not apply to any newly-formed Subsidiary that becomes an Additional Borrower in accordance with Section 2.16.

Section 6.15.        Compliance Program.  Each Credit Party will maintain, and be operated in accordance with, a compliance program substantially in accordance with the compliance program described in Schedule 6.15.

Section 6.16.        Cash Management Systems.  The Credit Parties will establish and maintain the cash management systems described below (the “Cash Management Systems”):

(a)           Commencing on or prior to the Restatement Effective Date, (i) the Borrowers will, or cause each of their Subsidiaries to, request in writing and otherwise take reasonable steps to ensure that all Account Debtors in respect of Government Accounts forward payment directly to an account of a Credit Party designated as a Government Receivables Deposit Account on Disclosure Schedule 6.16(a) (each a “Government Receivables Deposit Account”), (ii) the Credit Parties (including CCS) will, or will cause each of their Subsidiaries to, establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts at one or more of the banks set forth in Disclosure Schedule 6.16(c) (“Blocked Accounts”), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors with respect to Private Accounts forward payment directly to such Lock Boxes and (iii) the Credit Parties will deposit and cause their Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into the Blocked Accounts.  Until so deposited, all such payments shall be held in trust by each Credit Party and any of its Subsidiaries for the Agent and shall not be commingled with any other funds or property of any Credit Party.  On or before the Restatement Effective Date, Borrower Representative shall have established a concentration account in its name (the “Concentration Account”) at the bank that shall be designated as the Concentration Account bank for Borrowers in Disclosure Schedule 6.16(a) (the “Concentration Account Bank”) which bank shall be reasonably satisfactory to Agent.

(b)           Any Borrower may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swingline Advances made to the Borrowers pursuant to Section 2.1 for use by the Borrowers solely in accordance with the provisions of Section 6.8.

(c)           On or before the Restatement Effective Date (or such later date as Agent shall consent to in writing), each Credit Party (including CCS) shall deliver to Agent (i) for each Government Receivables Deposit Account, a tri-party deposit account agreement between Agent, the bank at which each Government Receivables Deposit Account is maintained and each Credit Party, in form and substance satisfactory to Agent (each a “Government Receivables Deposit Account Agreement”), which Government Receivables Deposit Account Agreement shall become operative on or prior to the Restatement Effective Date, and (ii) for the accounts of Credit Parties designated as a Blocked Account on Disclosure Schedule 6.16(c) and for the Concentration Account and any Disbursement Accounts, a tri-party blocked account agreement or lockbox account agreement between Agent, the bank at which such Blocked Accounts or Disbursement Account is maintained and Credit Parties, in form and substance satisfactory to Agent (each a “Blocked Account Agreement”), which Blocked Account Agreement shall become operative on or prior to the Restatement Effective Date.  Each such Blocked Account Agreement shall provide, among other things, that from and after the Restatement Effective Date (A) with respect to banks at which any Blocked Accounts or Disbursement Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to the Concentration Account and to commence the process of daily sweeps from each of the Concentration Accounts and Disbursement Accounts into the Collection Account.

(d)           By 10:00 a.m. (New York time) on each Business Day, each Credit Party will cause the entire available balance in each Government Receivables Deposit Account to be transferred to the Blocked Accounts.  The balance from time to time standing to the credit of the Blocked Accounts shall be distributed as directed by the Credit Parties in accordance with the provisions of the Blocked Account Agreement.  Borrowers shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(e)           So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule 6.16(a) and (c) to add or replace a bank, Government Receivables Deposit Account, the Concentration Account, any Blocked Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, Borrowers or their Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent in its sole discretion.  Borrowers shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent to Borrower Representative that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable credit judgment, or as promptly as practicable and in any event within 60 days following notice from Agent to Borrower Representative that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable credit judgment.

(f)            The Government Receivables Deposit Accounts, the Concentration Account, the Blocked Accounts and the Disbursement Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrowers and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(g)           All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 2.14 and shall be applied (and allocated) by Agent in accordance with Section 2.10.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(h)           Borrowers shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrowers (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrowers or any such Related Person, and (ii) within 1 Business Day after receipt by Borrowers or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account or the Concentration Account.  Borrowers and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral.  All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into a Blocked Account or the Concentration Account (or if proceeds of Government Accounts into a Government Receivables Deposit Account).

Section 6.17.  Accreditation and Licensing.  Each Borrower shall keep itself and its Subsidiaries fully licensed with all licenses required to operate such Person’s business under Applicable Law and maintain its qualification for participation in, and payment under, Medicare, Medicaid, TRICARE, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person, except to the extent that the loss or relinquishment of such qualification would not or could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Agreement shall require that any Credit Party participate in the TRICARE or CHAMPVA programs if it elects not to accept patients covered by such programs.  The Borrowers will promptly furnish the Agent with copies of all reports and correspondence relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

Section 6.18  Minimum Liquidity.   Borrowers shall at all times on and after the Restatement Effective Date maintain a minimum amount of Borrowing Availability and unrestricted cash on hand such that at no time shall the sum of (a) the amount Borrowing Availability at such time plus (B) unrestricted cash on hand (which cash shall (x) either be in Borrowers sole possession or in a deposit account which Agent has received a tri-party account agreement in form satisfactory to it and (y) shall not be subject to any Lien other than Liens in favor of Agent) at such time, be less than an amount equal to 10% of the aggregate Commitments then in effect at such time.

Section 6.19  Additional Covenants.   If on the Restatement Effective Date Holdings has not acquired 100% of the outstanding voting Stock of CCS, Holdings shall within 2 Business Days after the Restatement Effective Date consummate a short form statutory merger (the “Statutory Merger”) of CCS pursuant to Delaware law such that CCS shall become a wholly owned Subsidiary of Holdings not later than 2 Business Days after the Restatement Effective Date.  Upon the consummation of the Statutory Merger, CCS shall become and remain at all times thereafter a wholly-owned Subsidiary of Holdings.  The aggregate purchase price consideration paid by the Credit Parties for CCS (including any assumed indebtedness) shall not exceed $150,000,000, subject to adjustment as provided in the CCS Purchase Agreement as in effect on the Restatement Effective Date.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this Article VII unless compliance with such covenants has previously been waived in writing by Agent or Lenders, as applicable, in their sole and absolute discretion, in accordance with Section 11.5:

Section 7.1.  Indebtedness.  No Credit Party will, and no Credit Party will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for:

(a)           Indebtedness outstanding on the Restatement Effective Date to the extent set forth in Disclosure Schedule 7.1, and any refinancings, refundings, renewals or extensions thereof; provided, however, that after giving effect to any such refinancings, refundings, renewals or extensions (i) the principal amount of such Indebtedness shall not be increased, (ii) such Indebtedness shall remain unsecured, (iii) the scheduled maturity date thereof shall not be shortened and (iv) in the case of any such Indebtedness that constitutes subordinated Indebtedness, no refinancing, refunding, renewal or extension thereof shall be permitted without the prior written consent of the Agent and Required Lenders;

(b)           Indebtedness under the Loan Documents;

(c)           Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring any asset (including through Capital Leases) in an aggregate principal amount outstanding not greater than $500,000 at any time; provided that such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets;

(d)           Indebtedness of a Credit Party to another Credit Party, provided that: (i) upon request of Agent, each Credit Party shall have executed and delivered to each other Credit Party, on the Restatement Effective Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Parties which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Agent; and (iv) no Default would occur and be continuing after giving effect to any such proposed intercompany loan;

(e)           Indebtedness consisting of Guaranteed Obligations to the extent that such Guaranteed Obligations are permitted pursuant to Section 7.3 or to the extent that the underlying Indebtedness being guaranteed is expressly permitted pursuant to this Section 7.1;

(f)            Indebtedness under (i) any Interest Rate Protection Agreement entered into pursuant to Section 6.10 and (ii) the Subject Swap provided that the Intercreditor Agreement in form and substance satisfactory to GE Capital in its sole and absolute discretion has been duly executed by the Subject Swap Party and the Credit Parties and delivered to GE Capital following the Restatement Effective Date and such Intercreditor Agreement is and remains at all times after execution and delivery thereof effective;

(g)           reimbursement and indemnity obligations of any Borrower in respect of any performance bonds or similar instrument to the extent that such bond or instrument is required under applicable law to be obtained by such Borrower as a condition such Borrower conducting business in a particular jurisdiction within the United States of America provided that the aggregate amount of any such reimbursement and indemnity obligations shall not at any time to exceed the amount maximum required under applicable state law to be posted by such Borrower in order conduct business in such jurisdiction;

(h)           Indebtedness of the Borrowers incurred in connection with any Permitted Acquisition, provided that (i) such Indebtedness (including, without limitation, any “earnouts” or similar payment obligations) is subordinated to the Obligations pursuant to (x) a Subordination Agreement substantially in the form of Exhibit N duly executed by the holders of such Indebtedness or (y) a subordination agreement in form and substance satisfactory to Agent and the Lenders in the exercise of their good faith discretion, (ii) such Indebtedness (including, without limitation, any “earnouts” or similar payment obligations) is in such amounts satisfactory to Agent and the Lenders in the exercise of their good faith discretion, and (iii) the instrument evidencing such Indebtedness (including, without limitation, any “earnouts” or similar payment obligations) does not contain any covenants or events of default that are more restrictive than the covenants and events of default of the type contained in the Subordinated Notes as in effect on the Original Closing Date or otherwise materially adverse to Agent and Lenders;

(i)            Indebtedness of Holdings under the Senior Unsecured High Yield Notes issued on the Closing Date, provided that: (i) the maximum aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $185,000,000 less any principal repayments thereof; (ii) such Indebtedness shall be and at all times remain unsecured; and (iii) the Senior Unsecured High Yield Notes shall not mature prior to the date that is one year after the Commitment Termination Date and shall not be subject to mandatory defeasance or mandatory retirement, or be subject to any mandatory right of redemption, repurchase or put right prior to the date that is one year after the Commitment Termination Date, except that (x) a portion of the principal amount of the Senior Unsecured Notes may be prepaid from the proceeds of sales of Stock of Holdings to the extent and only to the extent such prepayment is expressly permitted under Section 2.8(c), (y) the existence (but not the performance) of Section 4.09 of the Senior Unsecured High Yield Note Indenture as in effect on the Restatement Effective Date shall not violate this Section 7.1(i), but the giving of any Change in Control Offer Notice and the occurrence of any Change of Control (in each case as such terms are defined in the Senior Unsecured High Yield Note Indenture) shall constitute an immediate Event of Default hereunder pursuant to Section 8.1(1) of this Agreement, (z) a portion of the principal amount of the Senior Unsecured Notes, together with accrued interest thereon, may be repaid in connection with any Excess Cash Flow Offer or Net Proceeds Offer made in accordance with the terms of the Senior Unsecured High Yield Note Indenture as in effect on the Restatement Effective Date to the extent expressly permitted under Section 7.5(h); and

(j)            other Indebtedness of the Credit Parties in an aggregate principal amount (whether fixed or contingent, drawn or undrawn) not to exceed at any time $500,000.

Section 7.2.  Liens; Negative Pledges.  No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired), including but not limited to the Collateral, except for (a) Permitted Encumbrances, (b) Liens in existence on the date hereof and summarized on Disclosure Schedule 7.2 securing the Indebtedness described on Disclosure Schedule 7.1 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property or assets of any Credit Party, (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with Indebtedness permitted by Section 7.1(c); provided that such Liens attach only to the assets subject to such purchase money debt, (d) any Lien on any asset securing Indebtedness permitted under Section 7.1(h) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such

Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, (e) encumbrances in the nature of non-exclusive licenses of granted by Credit Parties to customers in the ordinary course of business, provided that such licenses do not impair in any respect the presently existing or hereafter created Liens in favor of Agent on any of the Collateral; (f) banker’s liens on Deposit Accounts of Credit Parties to the extent and only to the extent that (i) such Deposit Accounts are not required pursuant to the express terms of this Agreement or any of the other Loan Documents to be subject to a Control Agreement in favor of Agent, or (ii) Agent shall have entered into a Control Agreement which subordinates, waives or otherwise imposes limits upon such Liens on terms satisfactory to Agent in its sole discretion, (g) other Liens securing Indebtedness not exceeding $500,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory, and (h) the Lien existing on the Restatement Effective Date in the nature of a pledge of cash collateral in an aggregate amount not exceeding $50,000 in favor of Harris Trust and Savings Bank (“Harris Bank”) to secure the reimbursement obligations of CCS under that certain outstanding letter of credit dated as of September 9, 2002 issued by Harris Trust and Savings Bank in favor of Riggs & Company (the “Harris Bank Letter of Credit”), provided that not later than May 24, 2004, Agent shall have received evidence reasonably satisfactory to it that (x) the Harris Bank Letter of Credit has been cancelled and was not drawn by the holder thereof, and (y) such Lien has been fully terminated and released and the balance of such pledged cash collateral (after deducting any amounts then due and owing to Harris Bank by the applicable Borrower in respect of the Harris Bank Letter of Credit) has been returned by Harris Bank to the applicable Borrower.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, in each case entered into in the ordinary course of business, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets or properties that are subject to such operating lease, Capital Lease or License.

Section 7.3.  Guaranteed Obligations.  No Credit Party shall create, incur, assume or permit to exist any Guaranteed Obligations except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Obligations incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement and (c) Guaranteed Obligations in existence on the date hereof and described on Disclosure Schedule 7.1.

Section 7.4.  Capital Stock; Nature of Business.  No Credit Party shall (a) except in the connection with and as part of the Permitted Restructuring, make any change in its capital structure as described in Disclosure Schedule 7.4, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that so long as no Change of Control occurs as a result of such action (i) Holdings may issue or sell shares of its common Stock for cash so long as the proceeds thereof are applied in prepayment of the Obligations as required by Section 2.8(c), (ii) Holdings may issue shares of its Stock in connection with the exercise of options by employees, officers and directors under any employee stock option plan existing on the Original Closing Date or in connection with the exercise of any options not granted pursuant to a stock option plan but in connection with any Acquisition or granted to new hires; provided that (x) such options and plans shall not provide in the aggregate for the issuance of options to acquire more than 40% of the common Stock of Holdings, on a fully-diluted basis, and (y) Holdings will not in connection with either the exercise of any such options or the reservation of shares of Stock for issuance in connection with the exercise of any such options repurchase any of its Stock unless such repurchase is expressly permitted under Section 7.5 of this Agreement, (iii) Holdings may issue shares of its Stock upon the exercise of any warrants, and (iv) Holdings may issue shares of its Stock in connection with a Permitted Acquisition, where such Stock constitutes a portion of the purchase consideration for such Permitted Acquisition, or (b) amend its Organizational Documents in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations.  No Credit Party shall engage in any business materially different than the businesses currently engaged in by it on the Original Closing Date; provided, however, that the Credit Parties shall not be deemed in violation of this covenant as a result of any change in Credit Parties business due solely to the consummation of the Permitted Disposition.

Section 7.5.  Restricted Payments.  No Credit Party shall make any Restricted Payment, except (a) intercompany loans between Credit Parties to the extent permitted by Section 7.1, (b) dividends and distributions by Subsidiaries of any Credit Party paid to such Credit Party, (c) employee loans permitted under Section 7.10(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 7.1, (e) Holdings or any Subsidiary thereof may redeem or repurchase for cash, at fair value, the equity interests of Holdings or a Subsidiary (or options to purchase equity interests) from any director, officer or employee of Holdings or a Subsidiary upon the death, disability, retirement or other termination of such director, officer or employee; provided that all such repurchases under this clause (e) shall not exceed $750,000 in any Fiscal Year, (f) Holdings may engage in cashless exercises of stock options with its officers, employees and directors provided that no cash or property is paid to or given by any Credit Party to such officer, employee, director or any other Person in connection with such exercise and no Credit Party incurs any Indebtedness in connection with such transaction, (g) scheduled payments of interest with respect to Subordinated Debt, (h) scheduled payments of interest with respect to the Senior Unsecured Debt, (i) prepayments of a portion of principal of Senior Unsecured Debt from the proceeds of sales Stock of Holdings to the extent and only to the extent such prepayment is expressly permitted under Section 2.8(c), and prepayments of principal of Senior Unsecured Debt and accrued interest thereon pursuant to any Excess Cash Flow Offer or any Net Proceeds Offer and (j) payments of any Buydown Amount (as such term is defined in the Subject Swap Documents) from time to time owing by Holdings to the Subject Swap Counterparty under the Subject Swap Documents to the extent and only to the extent that the Intercreditor Agreement in form and substance satisfactory to GE Capital in its sole and absolute discretion has been duly executed by the Subject Swap Party and the Credit Parties and delivered to GE Capital following the Restatement Effective Date and such Intercreditor Agreement is and remains at all times after execution and delivery thereof effective; provided that, in each case with respect to clauses (d), (e), (f), (g), (i) and (j) above (and both before and after giving effect to any such Restricted Payment) (i) no Default or Event of Default has occurred and is continuing at the time of such proposed Restricted Payment, (ii) the chief financial officer of Holdings shall have delivered to Agent a certificate, in form and substance reasonably satisfactory to Agent, demonstrating on a pro forma basis after giving effect to any such Restricted Payment compliance with the minimum liquidity covenant in Section 6.18 and actual and pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17, and (iii) the Restricted Payments shall be made at such times as will permit the delivery of financial statements necessary to determine current compliance with the financial covenants set forth herein prior to each such Restricted Payment.

Section 7.6.  No Restrictions on Subsidiary Distributions to Borrowers.   Except as provided in this Agreement, the Borrowers will not and will not permit any of their Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by any Borrower or any other Subsidiary, (b) pay any Indebtedness owed to the Borrowers or any other Subsidiary, (c) make loans or advances to any Borrower or any other Subsidiary or (d) transfer any of its property or assets to any Borrower or any other Subsidiary.

Section 7.7.  ERISA.  No Credit Party shall, or shall cause or permit any member of a Controlled Group to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 7.8.  Consolidations; Mergers; Sales of Assets; Creation of Subsidiaries.  No Credit Party will (a) consolidate or merge with or into any other Person other than the merger of a wholly owned Subsidiary of a Borrower with and into a Borrower (provided that such Borrower is the surviving corporation) or another wholly owned Subsidiary of a Borrower, (b) sell, lease or otherwise transfer, or grant any Person an option to acquire, directly or indirectly, any of its properties or assets or consummate any Asset Disposition, other than (i) sales of Inventory and data collection and management services for fair value in the ordinary course of businesses, (ii) dispositions of Temporary Cash Investments, (iii) dispositions of obsolete or worn-out property in the ordinary course of business provided that the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(iii) after the date hereof does not exceed $250,000 in any Fiscal Year, (iv) dispositions for cash and fair value of Equipment, Fixtures, and other assets that the Borrowers determine in good faith are no longer used or useful in the business of the Credit Parties; provided that (x) immediately after any such disposition the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(iv) after the Original Closing Date does not exceed $1,000,000 and the aggregate fair market value of all such assets disposed of during the Fiscal Year in which such disposition is made does not exceed $500,000, and (y) the net proceeds of all such Asset Dispositions under this clause (b)(iv) are applied to prepay the Loan pursuant to Section 2.8(b), (v) sale or settlement of disputed or delinquent Accounts at a discount in the ordinary course of Borrowers’ business and consistent with past practice as of the Original Closing Date; provided that the aggregate face amount of all such Accounts does not exceed $100,000 in any Fiscal Year, (vi) the sale or issuance of any Subsidiary’s capital stock to a Borrower or the merger of one of more Subsidiaries of a Borrower into another Credit Party, (vii) dispositions of property from any Subsidiary of a Borrower to a Credit Party, including, without limitation, Restricted Payments permitted under Section 7.5 or transfers of stock of Subsidiaries in connection with any merger or consolidation permitted under Section 7.8(a), (viii) the Permitted Disposition and transfers of assets from Guarantor to a Borrower or from any Borrower to another Borrower in connection with and as part of the Permitted Restructuring; and (ix) dispositions for cash and fair value of hyperbaric oxygen chambers, provided that the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(xii) after the Original Closing Date does not exceed $750,000, or (c) shall form a Subsidiary unless all applicable requirements of Sections 6.13 and 6.14 are met with respect to such Subsidiary.

Section 7.9.  Purchase of Assets; Investments.  No Credit Party will acquire all or substantially all of the assets of, engage in any joint venture or Partnership with any Person, or make, acquire or own any Investment other than (a) Cash Equivalents or Temporary Cash Investments; (b) Investments in another Credit Party; (c) Investments existing on the Restatement Effective Date and described on Disclosure Schedule 7.9, (d) Permitted Acquisitions; and (e) other Investments not exceeding $500,000 in the aggregate at any time outstanding.  Without limiting the generality of the foregoing, no Credit Party will (i) except in connection with Permitted Acquisitions and subject to compliance with Section 6.14, acquire or create any Subsidiary without the consent of the Required Lenders or (ii) engage in any joint venture or partnership with any other Person.

Section 7.10.  Transactions with Affiliates   (a) No Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party on terms that are less favorable to such Credit Party than those which might be obtained at the time from a Person who is not an Affiliate of such Credit Party, except (i) Restricted Payments to the extent expressly permitted under Sections 7.5(a) and (c), and (ii) mergers and consolidations to the extent expressly permitted under Section 7.8(a).

(b)           No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except with respect to loans existing on the Restatement Effective Date and disclosed on Disclosure Schedule 7.10(b), and except loans to its respective employees (other than officers except to the extent permitted by law) in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $250,000 in the aggregate at any one time outstanding.

Section 7.11.  Amendments or Waivers.  Without the prior written consent of the Agent and the Required Lenders, no Credit Party will agree to (a) any amendment to or waiver of or in respect of any Loan Documents, or (b) any other material amendment to or waiver of any material contract constituting a part of the Collateral which could reasonably be expected to have a Material Adverse Effect on the Credit Parties, (c) any amendment or waiver of any document governing any Subordinated Debt or any Senior Unsecured Debt, or (d) any amendment, waiver or other modification of any of the Subject Swap Documents from the form of such documents attached as Exhibit A to the Intercreditor Agreement.

Section 7.12.  Fiscal Year.  The Borrowers and their Subsidiaries shall not change their Fiscal Year from a Fiscal Year ending December 31.

Section 7.13.  Capital Expenditures.  The Credit Parties will not make or commit to make any Capital Expenditures in excess of (a) $5,500,000 in the aggregate during the

Fiscal Year 2004, (b) $7,000,000 in the aggregate during the Fiscal Year 2005, (c) $8,500,000 in the aggregate during the Fiscal Year 2006 and (d) $9,500,000 in the aggregate during any Fiscal Year on and after Fiscal Year 2007.

Section 7.14.  Lease Limits.   No Credit Party will become or remain liable in any way, whether by assignment, as a guarantor or other surety or otherwise, for the obligations of any lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by the Credit Parties under all such leases would exceed $4,000,000 in any Fiscal Year.

Section 7.15. Total Leverage Ratio.  The Borrowers shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than the amount specified in the table below for the corresponding period specified below for each Fiscal Quarter.

Quarterly Period	Maximum Total Leverage Ratio
Fiscal Quarter Ended June 30, 2004	4.75:1.00
Fiscal Quarter Ended September 30, 2004	4.75:1.00
Fiscal Quarter Ended December 31, 2004	4.75:1.00
Fiscal Quarter Ended March 31, 2005	4.50:1.00
Fiscal Quarter Ended June 30, 2005	4.50:1.00
Fiscal Quarter Ended September 30, 2005	4.25:1.00
Fiscal Quarter Ended December 31, 2005	4.25:1.00
Fiscal Quarter Ended March 31, 2006	3.75:1.00
Fiscal Quarter Ended June 30, 2006	3.75:1.00
Fiscal Quarter Ended September 30, 2006	3.25:1.00
Fiscal Quarter Ended December 31, 2006	3.25:1.00
Fiscal Quarter Ended March 31, 2007	3.00:1.00
Fiscal Quarter Ended June 30, 2007	3.00:1.00
Fiscal Quarter Ended September 30, 2007	2.75:1.00
Fiscal Quarter Ended December 31, 2007	2.75:1.00
Fiscal Quarter Ended March 31, 2008	2.50:1.00
Fiscal Quarter Ended June 30, 2008	2.50:1.00
Fiscal Quarter Ended September 30, 2008 and each Fiscal Quarter thereafter	2.25:1.00

Section 7.16. Senior Secured Leverage Ratio.  The Borrowers shall not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter to be greater than the amount specified in the table below for the corresponding period specified below for each Fiscal Quarter.

Quarterly Period	Maximum Senior Secured Leverage Ratio
Fiscal Quarter Ended June 30, 2004	1.50:1.00
Fiscal Quarter Ended September 30, 2004	1.50:1.00

Fiscal Quarter Ended December 31, 2004	1.50:1.00
Fiscal Quarter Ended March 31, 2005	1.50:1.00
Fiscal Quarter Ended June 30, 2005	1.50:1.00
Fiscal Quarter Ended September 30, 2005	1.25:1.00
Fiscal Quarter Ended December 31, 2005	1.25:1.00
Fiscal Quarter Ended March 31, 2006	1.25:1.00
Fiscal Quarter Ended June 30, 2006	1.25:1.00
Fiscal Quarter Ended September 30, 2006	1.25:1.00
Fiscal Quarter Ended December 31, 2006	1.25:1.00
Fiscal Quarter Ended March 31, 2007 and each Fiscal Quarter thereafter	1.00:1.00

Section 7.17.  Fixed Charge Coverage Ratio.  The Borrowers shall not permit the Fixed Charge Coverage Ratio, determined on a consolidated basis for the Borrowers and their consolidated Subsidiaries, for the twelve (12) months ending as of the last day of any Fiscal Quarter, to be less than the amount specified in the table below for the corresponding period specified below for each Fiscal Quarter.

Quarterly Period	Minimum Fixed Charge Coverage Ratio
Fiscal Quarter Ended June 30, 2004	1.50:1.00
Fiscal Quarter Ended September 30, 2004	1.50:1.00
Fiscal Quarter Ended December 31, 2004	1.50:1.00
Fiscal Quarter Ended March 31, 2005	1.50:1.00
Fiscal Quarter Ended June 30, 2005	1.50:1.00
Fiscal Quarter Ended September 30, 2005	1.50:1.00
Fiscal Quarter Ended December 31, 2005	1.50:1.00
Fiscal Quarter Ended March 31, 2006	2.00:1.00
Fiscal Quarter Ended June 30, 2006	2.00:1.00
Fiscal Quarter Ended September 30, 2006	2.25:1.00
Fiscal Quarter Ended December 31, 2006	2.25:1.00
Fiscal Quarter Ended March 31, 2007	2.75:1.00
Fiscal Quarter Ended June 30, 2007	2.75:1.00
Fiscal Quarter Ended September 30, 2007	2.75:1.00
Fiscal Quarter Ended December 31, 2007	2.75:1.00
Fiscal Quarter Ended March 31, 2008 and each Fiscal Quarter thereafter	3.25:1.00

Section 7.18.  Pro Forma Adjustments.  In calculating compliance with the covenants specified in Sections 7.15, 7.16 and 7.17, the following adjustments shall be made to reflect the effect of acquisitions and dispositions occurring after the Restatement Effective Date and during the relevant test period:

(a)           For the purposes of Sections 7.15, 7.16 and 7.17, the EBITDA attributable to such acquisition, based on the actual EBITDA of such acquired entity for such period, shall be included as if such entity had been acquired on the first day of such period to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy and shall be adjusted to eliminate, as of the first day of such period, any Indebtedness repaid or refinanced in such acquisition and to include any Indebtedness incurred in connection with such acquisition (including any portion thereof used to fund the aforementioned refinancing);

(b)           For the purposes of Section 7.17, Fixed Charges shall include, as of the first day of such period and for the entire period, any Fixed Charges associated with any acquired entity, including, any interest attributable to any Indebtedness incurred in connection with such acquisition, but excluding any interest or other Fixed Charges attributable to any Indebtedness refinanced in such acquisition (including any portion thereof used to fund the aforementioned refinancing);

(c)           For the purposes of Section 7.17, for any test period which occurs prior to the date when four (4) Fiscal Quarters have ended since the Restatement Effective Date, and that requires adjustments pursuant to clauses (i) and (ii) above, the Fixed Charge Coverage Ratio shall be calculated by annualizing the results for the Borrowers and their Subsidiaries before making the adjustments referred to in such clauses and then making the adjustment described in such clauses based on the actual results of the newly acquired entities for the twelve (12) months ended as of the end of the relevant test period; and

(d)           For the purposes of Section 7.15 and 7.16, Indebtedness and Senior Funded Debt of the Borrowers and their Subsidiaries shall be adjusted (A) upward to reflect any Indebtedness or Senior Funded Debt incurred or assumed in connection with such acquisition or disposition and (B) adjusted downward to reflect any Indebtedness or Senior Funded Debt repaid, retired or disposed of in connection with such acquisition, disposition or Service Agreement termination to the extent that the Borrowers and/or their Subsidiaries have been released from all liability therefor.

(e)           For the purposes of Sections 7.15, 7.16 and 7.17 of the EBITDA attributable to any entity all or substantially all of whose stock, equity interest or assets were disposed of shall be excluded as if such entity had been disposed of on the first day of such period and shall be adjusted to eliminate, as of the first day of such period, any Indebtedness repaid, retired or disposed of in connection with such disposition or termination to the extent that the Borrowers and/or the remaining Subsidiaries have been released from all liability therefor.

(f)            For the purposes of Section 7.17, Fixed Charges shall exclude, as of the first day of such period and for the entire period, and Fixed Charges associated with any entity disposed of, including, any interest or other Fixed Charges attributable to any Indebtedness repaid, retired or disposed of in such disposition or termination, to the extent that the Borrowers or the remaining Subsidiaries have been released from all liability therefor.

Section 7.19.  Accounts Receivable Days Sales Outstanding.  Accounts Receivable Days Sales Outstanding shall not at any time exceed 105 days during any three month period commencing with the Fiscal Quarter ended March 31, 2004.

Section 7.20.  Sale-Leasebacks.  No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.1.  Events of Default.  The occurrence of any one or more of the following events for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise) shall constitute an event of default hereunder (each, an “Event of Default”):

(a)           any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable; provided that in the case of any failure to pay interest or fees, such failure shall have continued for a period of three (3) days or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s or any Lender’s demand for such reimbursement or payment of expenses;

(b)           any Credit Party shall fail to observe or perform any covenant applicable to it contained in Section 5.1, Section 5.2, Section 6.1, Section 6.2 (so far as it requires each Credit Party to maintain its existence), Section 6.5, Section 6.8, Section 6.9, Section 6.10, Section 6.16, Section 6.17, Section 6.18 or Article VII hereof;

(c)           any Credit Party shall fail to observe or perform any covenant or agreement contained in the Loan Documents (other than those covered by clause (a) or (b) above) and such failure shall have continued for a period of thirty (30) days after notice thereof has been given to the Borrower Representative by the Agent;

(d)           any representation, warranty, certification or statement made by any Credit Party in any Related Transactions Documents or in any certificate, disclosure schedule, financial statement or other document delivered by or on behalf of any Credit Party pursuant to the Related Transactions Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)           any Credit Party shall fail to make any payment when due in respect of any Indebtedness (other than the Obligations) the aggregate outstanding principal amount of which Indebtedness, either individually or in the aggregate with all other Indebtedness with respect to which the Credit Parties have failed to make a payment, equals or exceeds $1,000,000;

(f)            any event or condition shall occur which (i) results in the acceleration of the maturity of Indebtedness of any Credit Party of the holder or holders thereof in an outstanding principal amount in excess of $1,000,000, individually or in the aggregate with all other Indebtedness of the Credit Parties (other than the Obligations), or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of Indebtedness of any Credit Party in an outstanding principal amount in excess of $1,000,000, individually or in the aggregate with all other Indebtedness of the Credit Parties (other than the Obligations), or any Person acting on such holder’s behalf to accelerate the maturity of any such Indebtedness, or (iii) results in a violation of, or a default under, any provision of the Organizational Documents of any Credit Party;

(g)           any Credit Party shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its properties or assets, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iii) cease to be solvent (as represented in Section 4.18) or make a general assignment for the benefit of creditors or (iv) fail generally, not be able or admit in writing its inability to pay its debts as they become due, or take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

(h)           an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against any Credit Party under any bankruptcy laws as now or hereafter in effect, or any Credit Party shall take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

(i)            (i) institution of any steps by any Borrower or any member of the Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302 of ERISA, (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Borrower and the members of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000, (iv) with respect to any Plan, any Borrower or any member of the Controlled Group shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) there shall occur an ERISA Event or a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or IRC Section 4975; provided, that the events listed in clauses (iv) and (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request, whether or not assessed, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j)            (i)            Any member of a Controlled Group shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Encumbrance) shall arise on the assets of any Borrower or any Controlled Group, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, with Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower, any of its Subsidiaries or any member of any Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, any Multi-employer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(k)           a judgment or order for the payment of money which, individually or when aggregated with other such judgments or orders, equals or exceeds $1,000,000, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days or any judgment shall be rendered against any Credit Party that exceeds by more than $1,000,000 any insurance coverage applicable thereto as to which the insurance company has acknowledged coverage and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days;

(l)            (i) a Change of Control shall occur; or (ii) any “Change in Control” under and as defined in the Senior Unsecured High Yield Note Indenture or other event (including, without limitation, the giving by Holdings of any “Change of Control Offer” notice (as defined in Senior Unsecured High Yield Note Indenture) to any holder of Senior Unsecured High Yield Notes, but excluding any Excess Cash Flow Offer or Net Proceeds Offer, in each case to the extent expressly permitted in Section 7.5(h)) shall occur under any of the Senior Unsecured High Yield Note Documents which requires Holdings or any other Credit Party to make an offer to one or more of the holders of such Indebtedness to repurchase, redeem or retire all or any portion of such Indebtedness, or otherwise entitles the  holder or holders of all or any portion of such Indebtedness, or any Person acting on such holder’s behalf to accelerate the maturity of such Indebtedness, or results in the acceleration of the maturity of all or any portion of such Indebtedness;

(m)          the auditor’s report or reports on the audited statements delivered pursuant to Section 5.1(b) shall include any material qualification (including with respect to the scope of audit) or exception or any adverse statement as to the ability of any Credit Party to continue as a going concern;

(n)           any material provision of any Related Transaction Documents shall for any reason cease to be valid, binding and enforceable against any Credit Party for any reason, or any Credit Party shall so assert in writing or the Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected first priority Lien subject to no prior or equal Lien except Permitted Encumbrances on any portion of the Collateral purported to be secured thereby which is deemed material by the Agent, or any Credit Party shall so assert in writing;

(o)           any Credit Party shall be prohibited, enjoined or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any Governmental Authority and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of ten (10) days beyond any period for which any business interruption insurance policy of the Credit Parties shall provide full coverage to such Credit Party with respect to any losses and lost profits; or

(p)           any of the Related Transactions Documents (other than the Loan Documents) shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing, or refuse or fail to perform in any respect its obligations thereunder and, in each case such failure or refusal could reasonably be expected to result in any Credit Party incurring  a liability, individually or in the aggregate, in excess of $1,000,000 in connection therewith or could reasonably be expected to result in a Material Adverse Effect;

(q)           any Credit Party fails to (i) obtain or maintain any operating licenses or Environmental Permits required by environmental authorities, (ii) begin, continue or complete any remediation activities as required by any environmental authorities, (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations, or (iv) comply with any environmental laws, in each case, if any such failure in clauses (i) through (iv) above, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(r)            any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party, if any such event or circumstance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(s)           the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party, in each case, if such loss, suspension, revocation or failure to renew, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(t)            any Credit Party shall be suspended or excluded from any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification or any medical reimbursement program, and such exclusion or suspension arises from fraud or other claims or allegations that could reasonably be expected to have a Material Adverse Effect; or

(u)           any event of default shall occur under any of the Senior Unsecured High Yield Note Documents, or any other event or condition shall occur which enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of all or any portion of the Senior Unsecured High Yield Notes, or any Person acting on such holder’s behalf to accelerate the maturity of all or any portion of the Indebtedness evidenced by the Senior Unsecured High Yield Notes, or results in the acceleration of the maturity of all or any portion of such Indebtedness.

Section 8.2.  Remedies.

(a)           If any Default or Event of Default has occurred and is continuing, Agent may, and at the written request of the Required Lenders shall, without notice or demand, suspend the Revolving Credit Commitment with respect to additional Advances or the incurrence of additional L/C Obligations, whereupon any additional Advances and additional L/C Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Required Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.  If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Required Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans in accordance with Section 2.4(c) and other outstanding Obligations.

(b)           If any Event of Default has occurred and is continuing, Agent may, and at the written request of the Required Lenders shall, without notice or demand (i) terminate the Revolving Credit Commitment with respect to further Advances or the incurrence of further L/C Obligations (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the L/C Obligations be either cash collateralized as provided in Section 2.5(k) or fully supported by a back-up letter of credit (other than a Letter of Credit issued under this Agreement) issued for the benefit of Agent, in form and substance satisfactory to Agent, from an issuer satisfactory to Agent, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers and each other Credit Party, or (iii) exercise any rights and remedies provided to Agent under the Loan Documents, the other Related Transactions Documents or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Sections 8.1(g) or 8.1(h), the Revolving Credit Commitment shall be immediately terminated and all of the Obligations, including the outstanding Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

Section 8.3.  Waivers by Credit Parties.   Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12) (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

ARTICLE IX.

EXPENSES AND INDEMNITIES

Section 9.1.  Expenses.  Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, agree (a) to pay on demand all fees, costs and expenses (including reasonable attorneys’ fees and expenses and the allocated cost of internal legal staff) incurred by Agent, Lead Arranger and any appraisers, auditors and consultants retained by the Agent or Lead Arranger in connection with (i) the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in the Related Transactions Documents and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers, (ii) creating, perfecting and maintaining Liens pursuant to the Loan Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, and title investigations and (iii) any matters contemplated by or arising out of the Loan Documents, including Agent’s customary field audit charges and the reasonable fees, expenses and disbursements of the Agent, Lead Arranger or any accountants or other experts retained by the Agent or Lead Arranger (including any affiliate of Agent or Lead Arranger as shall be engaged for such purpose) in connection with accounting and collateral audits or reviews of the Credit Parties and their affairs, (b) to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent’s internal legal staff, and (c) to promptly pay all fees, costs and expenses (including attorneys’ fees and expenses and the allocated cost of internal legal staff) incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party.  All fees, costs and expenses for which any Credit Party is responsible under this Section 9.1 shall be deemed part of the Obligations when incurred, and shall be payable on demand in accordance with Section 2.14.

Section 9.2.  Indemnity.  Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, agree to indemnify, pay and hold harmless each Lending Party and any subsequent holder of any of the Notes or any other Obligation, and each of such Person’s officers, directors, employees, attorneys, agents and Affiliates (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee and the allocated cost of internal legal staff) in connection with any claim, investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of any Credit Party, and the expenses of investigation by experts, engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by any Lending Party) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the Loan Documents or the other Related Transactions Documents (including, without limitation, (i)(A) as a direct or indirect result of the presence on or under, or Release from, any Real Property now or previously owned, leased or operated by any Credit Party of any Hazardous Materials or any Hazardous Materials contamination, (B) arising out of or relating to the offsite disposal of any Hazardous Materials generated or present on any such Real Property or (C) arising out of or resulting from the environmental condition of any such Real Property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Credit Party, and (ii) proposed and actual Extensions of Credit under this Agreement) and the use or intended use of any Extension of Credit or the proceeds thereof, except that the Credit Parties shall have no obligation hereunder to an Indemnitee with respect to any liability resulting solely from the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.  Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, each Credit Party hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent that such items are finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.  An Indemnitee under this Section 9.2 shall endeavor to notify the Borrower Representative of any event requiring indemnification within ten (10) Business Days following such Indemnitee’s receipt of notice of commencement of any action or proceeding, or such Indemnitee’s obtaining knowledge of the occurrence of any event, giving rise to a claim for indemnification hereunder, provided that the failure to give such notice shall not invalidate or otherwise impair the rights of the Indemnitee to indemnification under this Section 9.2 or result in any liability of such Indemnitee, the Agent or any Lender to any Credit Party or any other Person.

Section 9.3.  Taxes.  The Credit Parties jointly and severally agree to pay each Lending Party, promptly following demand therefor, all Charges (excluding income or other similar taxes imposed on any Lender or any holder of a Note by the jurisdictions under the laws of which such Person seeking payment is organized or conducts business or any political subdivision thereof), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the Related Transactions Documents or the making of any Extension of Credit, and to indemnify and hold each Lending Party, and each and every holder of the Notes or any other Obligation harmless against liability in connection with any such Charges.

Section 9.4.  Capital Adequacy; Increased Costs; Illegality; Funding Losses.

(a)           If any Lender shall have determined that the introduction of or any change in after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then the Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to the Agent) promptly pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of such reduction that, at a minimum, shows the basis of the computation thereof submitted by such Lender to the Borrower Representative and to the Agent shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.

(b)           If, as a result of either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), promptly pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Borrower Representative and to the Agent by such Lender, shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.

(c)           Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Loan based on LIBOR, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower Representative through the Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) all outstanding LIBOR Loans shall be deemed automatically converted into Base Rate Loans.

(d)           To induce Lenders to permit LIBOR Loans on the terms provided herein, if (i) any LIBOR Loan is repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan, (iii) any Borrower shall default in making any borrowing of, Conversion into or Continuation of any LIBOR Loan after the Borrower Representative has given notice requesting the same in accordance herewith, or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after the Borrower Representative has given a notice thereof in accordance herewith, then the Borrowers shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing.  Such indemnification shall include any loss (but excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained.  For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  As promptly as practicable under the circumstances, each Lender shall provide the Borrower Representative with its written calculation of all amounts payable pursuant to this Section 9.4(d), and such calculation shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.  The Borrowers shall pay to Lenders all amounts required to be paid by it hereunder promptly upon demand therefor.

ARTICLE X.

THE AGENT

Section 10.1.  Appointment and Authorization.  L/C Issuer and each Lender hereby irrevocably designates and appoints GE Capital as the Agent of L/C Issuer and Lenders under this Agreement, and L/C Issuer and each such Lender irrevocably authorizes GE Capital as the Agent for L/C Issuer and Lenders, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with L/C Issuer or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Agent.  In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and the L/C Issuer and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party.

Section 10.2.  Delegation of Duties.  The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.  Without limiting the foregoing, the Agent may appoint one of its affiliates as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrowers and distribution of funds to L/C Issuer and the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.

Section 10.3.  Agent and Affiliates.  Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.  The Agent and its Affiliates may lend money to and generally engage in any kind of business with any Credit Party or Affiliate thereof as if it were not an Agent hereunder.

Section 10.4.  Action by Agent.  The duties of Agent shall be mechanical and administrative in nature.  Agent shall not have by reason of this Agreement a fiduciary relationship to any Lending Party or any other Person.  The obligations of the Agent hereunder are only those expressly set forth herein and under the other Loan Documents.  Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VIII.

Section 10.5.  Consultation with Experts.  The Agent may consult with legal counsel (who may be counsel for any Borrower), accountants and other experts selected by it and shall not be liable for (a) any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, or (b) any negligence or misconduct of any of its legal counsel, accountants or other experts, provided that Agent has exercised due care in the selection of such Persons.

Section 10.6.  Liability of Agent.  Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be liable for any action taken or not taken by it in connection with the Loan Documents (a) with the consent or at the request or direction of the Required Lenders, or (b) in the absence of its own gross negligence or willful misconduct.  Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made under or in connection with any Loan Document or any Extension of Credit hereunder, (ii) the performance or observance of any of the covenants or agreements of any Credit Party, (iii) the satisfaction of any condition specified in Article III, except to confirm receipt of items required to be delivered to the Agent, (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, or (v) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of any Borrower or any other Credit Party to perform its obligations under this Agreement or any other Loan Document.  The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, other writing (which may be a bank wire, telex, facsimile transmission or similar writing) or conversation believed by it to be genuine or to be signed by the proper party or parties.

Section 10.7.  Indemnification.  The L/C Issuer and each Lender shall, ratably in accordance with its Revolving Credit Commitment (whether or not such Commitments have been terminated), indemnify the Agent (to the extent not reimbursed by the Credit Parties) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent’s gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by the Agent under this Agreement or any other Loan Document.  The agreements in this Section 10.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 10.8.  Credit Decision.  L/C Issuer and each Lender acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to L/C Issuer or any Lender.  L/C Issuer and each Lender acknowledges that it has, independently and without reliance upon the Agent, L/C Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make the Extensions of Credit hereunder.  L/C Issuer and each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in connection with its taking or not taking any action under the Loan

Documents.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide L/C Issuer or any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any other Credit Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 10.9.  Successor Agent.  The Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower Representative.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which, absent the occurrence and continuance of a Default or Event of Default, must be acceptable to the Borrower Representative (such acceptance not to be unreasonably withheld or delayed).  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof and which, absent the occurrence and continuance of a Default or Event of Default, must be acceptable to the Borrower Representative (such acceptance not to be unreasonably withheld or delayed).  Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Section 10.10.  Reliance by Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the L/C Issuer and Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

Section 10.11.  Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the L/C Issuer and the Lenders.  The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the L/C Issuer and Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

ARTICLE XI.

MISCELLANEOUS

Section 11.1.  Survival.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents.  The provisions of Article IX and the indemnities contained in this Agreement and the other Loan Documents shall survive the termination of this Agreement.

Section 11.2.  No Waivers; Remedies Cumulative.  No failure or delay by the Agent, the L/C Issuer or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law, by other agreement or otherwise.

Section 11.3.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth in this Section or on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Borrower Representative and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or facsimile number as such party may hereafter specify in writing for the purpose by notice to the Agent and the Borrower Representative.  Each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received by the sender, (b) if given by mail, upon the earlier of actual receipt and five (5) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) Business Day after deposit with a reputable overnight courier property addressed and with all charges prepaid or (d) when received, if by any other means.

Notices shall be addressed as follows:

If to any Borrower or
Borrower Representative:	c/o Curative Health Services, Inc.
150 Motor Parkway
Hauppauge, New York 11788
Attention: Chief Financial Officer
Facsimile No: (631) 232-9323
Telephone No.: (631) 232-7015

With a copy to:	Curative Health Services, Inc.
150 Motor Parkway
Hauppauge, New York 11788
Attention: General Counsel
Facsimile No.: (631) 233-8106
Telephone No.: (631) 232-7016

If to Agent, L/C Issuer or GE Capital:	General Electric Capital Corporation
2 Bethesda Metro Center
Suite 600
Bethesda, MD 20814
	Attention:	Curative Health Services, Inc. Account Manager
Facsimile No: (301) 347-3175
Telephone No.: (301) 664-9816

With a copy to:	General Electric Capital Corporation
2 Bethesda Metro Center
Suite 600
Bethesda, MD 20814
Attention: Legal Department
Facsimile No: (301) 664-9849
Telephone No.: (301) 664-9866

If to L/C Issuer or a Lender:  To the address set forth on the signature page hereto or in the applicable Assignment Agreement.

Section 11.4.  Severability.  In case any provision of or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.5.        Amendments and Waivers.  Any provision of this Agreement or any other Loan Document may be amended or waived only if such amendment or waiver is in writing and is signed by the Borrowers and the Agent (if authorized by the Required Lenders) or the Required Lenders (and, if the rights or duties of the Agent, the Swingline Lender or the L/C Issuer are affected thereby, by the Agent, Swingline Lender or L/C Issuer as applicable);

provided, that no such amendment or waiver shall, unless signed by all the Lenders (i) increase or decrease any Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Obligation or the amount of any Fees payable hereunder, (iii) postpone the date fixed for any (A) payment of (1) principal of any Loan or Reimbursement Obligation pursuant to Section 2.8, (2) of interest on any Loan or Reimbursement Obligation or (3) any fees hereunder, or (B) termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Reimbursement Obligations which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (e) release all or substantially all of the Collateral, (f) release all or substantially all of the Guarantors or (g) amend this Section 11.5 or the definition of “Required Lenders”.

Section 11.6.  Successors and Assigns; Registration.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note or other Obligation), except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.  Notwithstanding the foregoing, in the absence of an Event of Default, each Lender covenants for the benefit of the Borrowers that it will not assign Loans, Obligations or the Commitments (or any combination thereof) except with the prior written consent of the Borrower Representative and the Agent (which consent shall not be unreasonably withheld or delayed), provided, that each Lender retains the unrestricted right to transfer, sell or assign any or all of its interest and obligations in the Loans and the Commitments without respect to this sentence in the following cases: (i) to any Lender or any Affiliate of any Lender; (ii) to any Person to the extent required to comply with any order, directive or request from any Governmental Authority; (iii) to any Person in connection with the sale by any Lender of all or any substantial portion of such Lender’s corporate finance or healthcare capital portfolio; or (iv) to a Qualified Assignee.  Any assignment made pursuant to this Section 11.6 shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit J (each such agreement referred to herein as an “Assignment Agreement”).

(b)           Any assignment shall be for an equal percentage of such assignor Lender’s Loans and its Commitment, and any such assignee Lender shall, upon its registration in the Note Register referred to below, become a “Lender” for all purposes hereunder.  The Agent shall receive a fee of $3,500 in connection with any such assignment (including, without limitation, an assignment to an existing Lender).  Upon any such assignment, the assignor Lender shall be released from its Commitments to the extent assigned to and assumed by the assignee Lender.

(c)           Upon any assignment of any Note(s), the assigning Lender shall surrender its Note(s) to the Borrower Representative for exchange or registration of transfer, and the Borrowers will promptly execute and deliver in exchange therefor a new Note or Note(s) of the same tenor and registered in the name of the assignor Lender (if less than all of such Lender’s Notes are assigned) and the name of the assignee Lender.

(d)           Each Lender may sell participations in all or any part of the Loans, its Notes, its Commitments or its L/C Exposure.  Any participation by a Lender shall be made with the understanding that all amounts payable by the Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder.  None of the Borrowers or any other Credit Parties shall have any obligation or duty to any participant.  Neither the Agent, L/C Issuer nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.  No Lender shall, as between the Borrowers and that Lender, or Agent and/or L/C Issuer and that Lender, be relieved of any of its obligations hereunder as a result of any participation in all or any part of the Loans, its Note, its Commitments or other Obligations.

(e)           The Agent shall maintain a register (the “Note Register”) of the Lenders and all assignee Lenders that are the holders of all the Notes and other Obligations issued pursuant to this Agreement.  Upon five (5) Business Days’ prior written notice to the Agent, the Agent will allow any Lender to inspect and copy such list at the Agent’s principal place of business during normal business hours.  Prior to the due presentment for registration of transfer of any Note or other Obligation, the Agent may deem and treat the Person in whose name a Note or Other Obligation is registered as the absolute owner of such Note or Obligation for the purpose of receiving payment of principal of and premium and interest on such Note or Obligation and for all other purposes whatsoever, and the Agent shall not be affected by notice to the contrary.

(f)            Each Lender (including any assignee Lender at the time of such assignment) represents that it (i) is acquiring its Note(s) or Obligations solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in such Note(s) or Obligations, (iii) is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Note(s) or Obligations, including a complete loss of its investment.

(g)           Each Lender understands that the Notes or Obligations are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Lender decides to resell, pledge or otherwise transfer the Notes or Obligations, the Notes or Obligations may be resold, pledged or transferred only (i) to a person who such Lender reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (ii)  pursuant to an exemption from registration under the Securities Act.

(h)           Each Lender understands that the Notes will, unless otherwise agreed by the Borrowers and the holder thereof, bear a legend to the following effect:

THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE

BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A BORROWER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

(i)            If any Note becomes mutilated and is surrendered by the Lender with respect thereto to the Borrower Representative, or if any Lender claims that any of its Notes have been lost, destroyed or wrongfully taken, the applicable Borrower shall execute and deliver to such Lender a replacement Note(s), upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note(s) and such lost, destroyed, mutilated, surrendered or wrongfully taken Note(s) shall be deemed to be canceled for all purposes hereof.  Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note.  Any costs and expenses of the Borrowers in replacing any Note shall be for the account of such Lender.

Section 11.7.  Setoff and Sharing of Payments.            Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Credit Party against any and all of the Obligations held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or any Note or such Obligations and although such Obligations my be unmatured.  Each Lender agrees promptly to notify the Borrower Representative and Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.  If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Loans or other Obligations or other amounts owing to it hereunder, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender’s Loans, Obligations or other amounts owing to it hereunder, or interest thereon, such Benefited Lender shall purchase for cash from the other Lender(s) a participating interest in such portion of each such other Lender’s Loans and other Obligations owing to it, or shall provide such other Lender(s) with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any such purchase shall be rescinded, and the purchase price and benefits are thereafter recovered from such Benefited

Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Credit Party agrees that any Lender so purchasing a participation from any other Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, and notwithstanding the provisions of Section 11.6(d), exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of such Credit Party in the amount of such participation.

Section 11.8.  Collateral.  Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 11.9.  Headings.  Headings and captions used in the Loan Documents (including all exhibits and schedules thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 11.10.  Governing Law; Submission To Jurisdiction.  THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.  EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 11.11.  Notice of Breach by Agent or Lender.  The Credit Parties party hereto agree to give the Agent and the Lenders notice of any action or inaction by the Agent or any Lender or any agent or attorney of the Agent or any Lender in connection with this Agreement or any other Loan Document or the Obligations of the Credit Parties under this Agreement or any other Loan Document that may be actionable against the Agent or any Lender or any agent or attorney of the Agent or any Lender or a defense to payment of any Obligations of the Credit Parties under this Agreement or any other Loan Document for any reason, including commission of a tort or violation of any contractual duty or duty implied by law.  The Credit

Parties party hereto agree, to the fullest extent that they may lawfully do so, that unless such notice is given promptly (and in any event within ten (10) days after any Credit Party has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), no Credit Party shall assert, and each Credit Party shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Agent or any Lender could have mitigated such claim or defense after receipt of such notice.

Section 11.12.  Waiver Of Jury Trial.  EACH OF THE CREDIT PARTIES PARTY HERETO, AGENT, L/C ISSUER AND LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 11.13.  Counterparts; Entire Agreement.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  This Agreement and the other Loan Documents (including any fee letters between Agent and one or more of the Credit Parties) constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof; provided, however, that the provisions of the Commitment Letter set forth in the “Syndication” section of the Commitment Letter, together with any indemnification provisions made by Holdings in favor of GE Capital, GECC Capital Markets Group, Inc. and their respective affiliates, directors, officers, employees, agents, attorneys and representatives in connection with such syndication shall survive execution and delivery of this Agreement; provided further that the immediately preceding proviso is not intended to limit, nor shall it be construed as limiting, the indemnification provisions provided for in Section 9.2 and elsewhere in the Loan Documents in favor of Lender Parties.

Section 11.14.  Confidentiality; Press Release.  (a)  Any information concerning any Credit Party or its Subsidiaries or business operations or assets delivered prior to the Restatement Effective Date and from and after the Restatement Effective Date to the Agent or the Lenders by any Borrower or any other Credit Party which is identified as confidential and which is not in the public domain shall be held by the Agent or such Lender as confidential; provided, that the Agent and each Lender may make disclosure of such information (i) to its independent accountants and legal counsel (which Persons shall be likewise bound by the provisions of this Section 11.14), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order or subpoena or in connection with any legal process, (iv) pursuant to any written agreement hereafter made between the Agent, any Lender and any Borrower or any other Credit Party to which such information relates, which agreement permits such disclosure, (v) as necessary in connection with the exercise of any remedy by Agent or any Lender under the Loan Documents, (vi) consisting of general portfolio information that does not directly or indirectly identify any Credit Party, (vii) which has heretofore been publicly disclosed or is otherwise available to such Agent or Lender on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with any Credit Party, (viii) in connection with any litigation against any Credit Party or otherwise arising out of or relating to the transactions contemplated under the Loan Documents to which Agent or any Lender or its Affiliates is a party, or (ix) subject to a written agreement containing provisions substantially the same as those set forth in this Section 11.14, to any assignee of or participant in, or prospective assignee of or participant in, any of the Obligations; provided, however, that in the event any assignee of a Lender has an Affiliate which is a Competitor, such assignee may not disclose to such Affiliate any information concerning any Credit Party or its Subsidiaries or business operations or assets which is identified as confidential and which is not in the public domain.

(b)           No Credit Party or Affiliate thereof will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or any other Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure.  Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement; provided that Borrower Representative has been afforded an opportunity prior to such publication to review and approve the same (which such approval by Borrower Representative shall not be unreasonably withheld).  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 11.15.  Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets or properties, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.16.  Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and the other Loan Documents and, specifically, the provisions of Sections 9.2, 11.10 and 11.12, with its counsel.

Section 11.17.  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents.  In the event any ambiguity or question of intent or interpretation arises, this Agreement and the other

Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 11.18.  Conflict of Terms.  Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

Section 11.19.  Effect of Amendment and Restatement of the Existing Credit Agreement..

(a)           On the Restatement Effective Date upon the satisfaction of the conditions precedent in Section 3.1, the Existing Credit Agreement shall be amended and restated in its entirety.  The Borrowers will use the proceeds of the initial Advances made on the Restatement Effective Date together with a portion of the Senior Unsecured Debt to repay the principal amount of all of the outstanding “Term Loans” (under and as defined in the Existing Credit Agreement), and to pay all accrued and unpaid interest and fees owing to GE Capital and the other lenders under the Existing Credit Agreement, whether or not then due and payable, in accordance with Section 6.8 of the Credit Agreement all as described in the Statement of Sources and Uses.  Any “Revolving Credit Advances” (under and as defined in the Existing Credit Agreement) outstanding on the Restatement Effective Date and not repaid with the proceeds of the initial Advances made hereunder on the Restatement Effective Date shall be deemed to be Revolving Credit Advances under this Agreement.

(b)           The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Restatement Effective Date and which remain outstanding and are in all respects continuing (as amended and restated hereby), except to the extent that any such obligations have been repaid by Borrowers on the Restatement Effective Date pursuant to the terms of this Agreement; (ii) the Liens and security interests as granted under the Collateral Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect after giving effect to this Agreement and the transactions contemplated hereby; (iii) references in the Loan Documents and Collateral Documents to the “Credit Agreement” shall be deemed to be references to this Agreement, and to the extent necessary to effect the foregoing, each such Loan Document and Collateral Document is hereby deemed amended accordingly, (iv) all of the terms and provisions of the Existing Credit Agreement shall continue to apply for the period prior to the Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Agent or the Lenders (or their assignees or replacements hereunder), (v) the obligations under the Existing Credit Agreement shall continue to be paid or prepaid on or prior to the Restatement Effective Date, and shall from and after the Restatement Effective Date continue to be owing and be subject to the terms of this Agreement, except to the extent that any such obligations have been repaid by Borrowers on the Restatement

Effective Date pursuant to the terms of this Agreement, (vi) all references in the Loan Documents and Collateral Documents to the “Lenders” or a “Lender” or to the “Agent” shall be deemed to refer to such terms as defined in this Agreement, and to the extent necessary to effect the foregoing, each such Loan Document and Collateral Document is hereby deemed amended accordingly, and (vii) all references in the Loan Documents and Collateral Documents to the “Credit Agreement” shall be deemed to refer to this Agreement, and to the extent necessary to effect the foregoing, each such Loan Document and Collateral Document is hereby deemed amended accordingly.

(c)           The Borrowers, the Agent and the Lenders acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Existing Credit Agreement which remain unpaid and outstanding as of the Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Loan Documents.

Section 11.20.  New Lenders.  The parties hereto agree that as of the Restatement Effective Date, (i) the Lenders signatory hereto shall become “Lenders” under this Agreement and the other Loan Documents and (ii) each Lender shall have the Commitments as set forth on signature page attached hereto opposite the name of such Lender on the signature pages hereof.  Borrowers hereby direct Agent to apply the proceeds of the Loans made on the Restatement Effective Date to the repayment of certain outstanding loans and obligations of the Borrowers owing to the “Agent” and “Lenders” under and as defined in the Existing Credit Agreement on the Restatement Effective Date and to the payment certain fees and expenses relating to the Related Transactions in accordance with Section 11.19(a) and the Pay Proceeds Letter.

ARTICLE XII

CROSS-GUARANTY

Section 12.1.  Cross-Guaranty.  Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower.  Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a)           the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any other Borrower is or may become a party;

(b)           the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c)           the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d)           the insolvency of any other Credit Party; or

(e)           any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

Section 12.2. Waivers by Borrowers.  Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower.  It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

Section 12.3.  Benefit of Guaranty.  Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

Section 12.4.  Subordination of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash.  Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

Section 12.5.  Election of Remedies.  If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12.  If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the  Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

Section 12.6.  Limitation.  Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)           the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b)           the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

Section 12.7.  Contribution with Respect to Guaranty Obligations.

(a)           To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such

Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)           As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)           This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1.  Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

Section 12.8.  Liability Cumulative.  The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their respective authorized representatives on the date first above written.

BORROWERS:

CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co.

By:	/s/ Thomas W. Axmacher
Name:
Title:

EBIOCARE.COM, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:	/s/ William Tella
Name:
Title:

APEX THERAPEUTIC CARE, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

CHS SERVICES, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas W. Axmacher
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas W. Axmacher
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:	/s/ Thomas W. Axmacher
Name:
Title:

MEDCARE, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

CRITICAL CARE SYSTEMS, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc.

By:	/s/ Thomas W. Axmacher
Name:
Title:

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender and as Agent

Revolving Credit	By:/s/ Authorized Signatory
Commitment: $40,000,000	Name:
Its Duly Authorized Signatory

Payment Account:	Deutsche Bank/Banker’s Trust New York, NY ABA No.: 021-001-033 Account No.: 50-271-079 Account Name: GE-HFS Cash Flow Collections Re: Curative Health Services, Inc.

EXHIBIT A

to

CREDIT AGREEMENT

AMENDED AND RESTATED REVOLVING NOTE

, 20	New York, New York
$

FOR VALUE RECEIVED, the undersigned, CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc., CRITICAL CARE SYSTEMS, INC., a Delaware corporation, (collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 2 Bethesda Metro Center, Suite 600, Bethesda, MD 20814, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                           ($                          ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the Credit Agreement (as hereinafter defined).  Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to the Revolving Credit Advances as determined in accordance with the Credit Agreement.  All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

This Amended and Restated Revolving Note is one of the Revolving Notes issued pursuant to that certain Amended and Restated Credit Agreement dated as of April 23, 2004 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreements and all of the other Loan Documents referred to therein.

Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  If any payment on this Amended and Restated Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, the entire principal amount of this Amended and Restated Revolving Note, together with all accrued interest thereon, may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Amended and Restated Revolving Note.  Except as expressly required in the Credit Agreement, demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.  Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Agent and Lenders in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

This Amended and Restated Revolving Note constitutes the amendment and restatement of that certain Revolving Note dated June 9, 2003, issued by Borrowers (other than Holdings) in favor of Lender in the stated principal amount of $15,000,000 (the “Prior Note”), and this Amended and Restated Revolving Note, among other things, evidences the joint and several obligations of all of the Borrowers (including Holdings) to repay the Loans, accrued interest thereon and other amounts to the Lender in accordance with the terms hereof.  The execution and delivery of this Amended and Restated Revolving Note shall not in any circumstances be deemed to have terminated, extinguished, released, constituted a novation of, or discharged the indebtedness of any of the Borrowers under the Prior Note, which indebtedness shall continue under and be governed by this Amended and Restated Revolving Note.

THIS AMENDED AND RESTATED REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  Whenever possible each provision of this Amended and Restated Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Amended and Restated Revolving Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amended and Restated Revolving Note.  Whenever in this Amended and Restated Revolving Note reference is made to Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Amended and Restated Revolving Loan or in its commitment to make the Revolving Credit Advances as permitted by the Amended and Restated Credit Agreement.  The provisions of this Amended and Restated Revolving Note shall be binding upon and inure to the benefit of such successors and assigns, except that no Borrower may assign their rights or obligations.  Borrowers’ successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for any of the Borrowers.

[Remainder of page left intentionally blank; signature page follows]

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

[Signature Page to Revolving Note]

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES CO.,

a Minnesota corporation formerly known as Curative Health Services, Inc.

By:
Name:
Title:

EXHIBIT C

to

CREDIT AGREEMENT

SWINGLINE NOTE

, 20	New York, New York
$

FOR VALUE RECEIVED, the undersigned, CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc., CRITICAL CARE SYSTEMS, INC., a Delaware corporation, (collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swingline Lender”) at its address at 2 Bethesda Metro Center, Suite 600, Bethesda, MD 20814, or at such other place as Swingline Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                    Dollars ($                   ) or, if less, the aggregate unpaid amount of all Swingline Advances made to the undersigned under the Credit Agreement (as hereinafter defined).  Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to the Swingline Advances as determined in accordance with the Credit Agreement.  All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

This Amended and Restated Swingline Note is issued pursuant to that certain Amended and Restated Credit Agreement dated as of April 23, 2004 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Swingline Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreements, and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Amended and Restated Swingline Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, the entire principal amount of this Amended and Restated Swingline Note, together with all accrued interest thereon, may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Amended and Restated Swingline Note.  Except as expressly required in the Credit Agreement, demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.  Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Swingline Lender and Agent in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

This Amended and Restated Swingline Note constitutes the amendment and restatement of that certain Swingline Note dated June 9, 2003, issued by Borrowers (other than Holdings) in favor of Lender in the stated principal amount of $5,000,000 (the “Prior Note”), and this Amended and Restated Swingline Note, among other things, evidences the joint and several obligations of all of the Borrowers (including Holdings) to repay the Swingline Advances, accrued interest thereon and other amounts to the Lender in accordance with the terms hereof.  The execution and delivery of this Amended and Restated Swingline Note shall not in any circumstances be deemed to have terminated, extinguished, released, constituted a novation of, or discharged the indebtedness of any of the Borrowers under the Prior Note, which indebtedness shall continue under and be governed by this Amended and Restated Swingline Note.

THIS AMENDED AND RESTATED SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  Whenever possible each provision of this Amended and Restated Swingline Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Amended and Restated Swingline Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amended and Restated Swingline Note.  Whenever in this Amended and Restated Swingline Note reference is made to Agent, Swingline Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Swingline Lender, any financial

2

institution to which it has sold or assigned all or any part of its interest in the Swingline Loan or in its commitment to make the Swingline Advances as permitted by the Credit Agreement.  The provisions of this Swingline Note shall be binding upon and inure to the benefit of such successors and assigns, except that no Borrower may assign its rights or obligations.  Borrowers’ successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for any Borrower.

[Remainder of page intentionally blank; next pages are signature pages]

3

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

[Signature Page to Swingline Note]

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:
Name:
Title:

4

EXHIBIT D-1

to

CREDIT AGREEMENT

NOTICE OF BORROWING

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April        , 2004, by and among the undersigned (“Borrower Representative”), the other Persons signatory thereto from time to time as Borrowers, General Electric Capital Corporation, a Delaware corporation, as agent (“Agent”), the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 2.3(a) of the Credit Agreement, of its request for an Advance to be made on                (the “Borrowing Date”) in the aggregate principal amount of $                 , to be made as [a Base Rate Loan] [a LIBOR Loan having LIBOR Period of [          ] month(s)].

In order to induce the Lenders to make the Advance(s) requested hereby, Borrowers hereby represent and warrant as of the date of this Notice of Borrowing that:

(i) all of the conditions precedent contained in Section 3.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom;

(ii) all of the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date of this Notice of Borrowing and will be true in all material respects on and as of the applicable Borrowing Date with the same effect as if such representations and warranties had been made on and as of the date of this Notice of Borrowing or on and as of the applicable Borrowing Date, as the case may be, except to the extent that such representations and warranties are expressly stated to by made as of an earlier date, in which case they shall be true as of such earlier date;

(iii) no Default or Event of Default has occurred and is continuing on the date of this Notice of Borrowing or will have occurred and be continuing on the applicable Borrowing Date, or will result from the Advance(s) requested in this Notice of Borrowing; and

(iv) immediately before and after giving effect to the Advance requested hereby, Borrowers have Borrowing Availability in an amount equal to not less than ten percent (10%) of the aggregate Commitments in effect as of the date of such requested Advance.

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its duly authorized representative as of the date set forth below.

Dated:

CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Health Services Co., individually and as Borrower Representative

By:
Name:
Title:

2

EXHIBIT D-2

to

CREDIT AGREEMENT

NOTICE OF SWINGLINE BORROWING

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April        , 2004, by and among the undersigned (“Borrower Representative”), the other Persons signatory thereto from time to time as Borrowers, General Electric Capital Corporation, a Delaware corporation, as agent (“Agent”), the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 2.6(b) of the Credit Agreement, of its request for a Swingline Advance to be made on                        (the “Borrowing Date”) in the aggregate principal amount of $                       , to be made as a Base Rate Loan.

In order to induce the Lenders to make the Swingline Advance(s) requested hereby, Borrowers hereby represent and warrant as of the date of this Notice of Borrowing that:

(i) all of the conditions precedent contained in Section 3.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Swingline Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom;

(ii) all of the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date of this Notice of Borrowing and will be true in all material respects on and as of the applicable Borrowing Date with the same effect as if such representations and warranties had been made on and as of the date of this Notice of Borrowing or on and as of the applicable Borrowing Date, as the case may be, except to the extent that such representations and warranties are expressly stated to be made as of an earlier date, in which case they shall be true as of such earlier date;

(iii) no Default or Event of Default has occurred and is continuing on the date of this Notice of Borrowing or will have occurred and be continuing on the applicable Borrowing Date, or will result from the Advance(s) requested in this Notice of Swingline Borrowing; and

(iv) immediately before and after giving effect to the Swingline Advance requested hereby, Borrowers have Borrowing Availability in an amount equal to not less than ten percent (10%) of the aggregate Commitments in effect as of the date of such requested Swingline Advance.

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its duly authorized representative as of the date set forth below.

Dated:

CURATIVE HEALTH SERVICES, INC., A Minnesota corporation formerly known as Curative Holding Co., individually and as Borrower Representative

By:
Name:
Title:

2

EXHIBIT E

to

CREDIT AGREEMENT

BORROWER SECURITY AGREEMENT

BORROWER SECURITY AGREEMENT (together with all amendments, supplements and modifications, if any, from time to time hereto, this “Security Agreement”), dated as of                      , 20     , by and among CURATIVE HEALTH SERVICES, INC. a Minnesota corporation, EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (collectively, the “Grantors”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

W I T N E S S T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof, by and among Grantors, the other Credit Parties signatory thereto, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have, subject to certain terms and conditions, agreed to make the Loans and to incur L/C Obligations on behalf of Grantors;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur L/C Obligations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.                                         DEFINED TERMS.

Capitalized terms used in this Security Agreement shall have the meanings ascribed to them in this Section 1 unless the context indicates otherwise.  All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.  Any other terms contained in this Security Agreement not defined in this Security Agreement or the Credit Agreement have the meanings provided for by the Code to the extent the same are used or defined therein.

(a)                                  “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Grantor’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Grantor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Grantor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of such Grantor), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

(b)                                 “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Grantor.

(c)                                  “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(d)                                 “Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

(e)                                  “Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of

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any Grantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Grantor, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Grantor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims (or subordinates in a manner satisfactory to Agent in its sole discretion) any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Grantor.

(f)                                    “Copyright License” means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

(g)                                 “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

(h)                                 “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Grantor.

(i)                                     “Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located.

(j)                                     “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located and, in any event, including all such Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(k)                                  “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

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(l)                                     “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including all right, title and interest that such Grantor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

(m)                               “Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

(n)                                 “Indemnified Person” means each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives.

(o)                                 “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(p)                                 “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

(q)                                 “Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or

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consumed or to be used or consumed in such Grantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

(r)                                    “Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Grantor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Grantor; (iv) all commodity contracts of any Grantor; and (v) all commodity accounts held by any Grantor.

(s)                                  “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

(t)                                    “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

(u)                                 “Patent License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent is in existence.

(v)                                 “Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

(w)                               “Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by Grantor against third parties with

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respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

(x)                                   “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(y)                                 “Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

(z)                                   “Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged, (c) all L/C Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) Borrower shall not have any further right to borrow any monies under the Credit Agreement.

(aa)                            “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.

(bb)                          “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(cc)                            “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

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2.                                       GRANT OF LIEN.

(a)                                  To secure the prompt and complete payment, performance and observance of all of the Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers, to Agent, for itself and the benefit of Lenders, a Lien upon all of their right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantors (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantors, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

i.                                          all Accounts;

ii.                                       all Chattel Paper;

iii.                                    all Documents;

iv.                                   all General Intangibles (including payment intangibles and Software);

v.                                      all Goods (including Inventory, Equipment and Fixtures);

vi.                                   all Instruments;

vii.                                all Investment Property;

viii.                             all Deposit Accounts, of Grantor, including all Blocked Accounts, Government Receivables Deposit Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

ix.                                     all money, cash or cash equivalents of Grantor;

x.                                        all Supporting Obligations and Letter-of-Credit Rights of Grantor;

xi.                                     the following commercial tort claim:

Curative Health Services, Inc. has filed a counterclaim alleging fraud and fraudulent inducement, breach of license agreement, misuse and misappropriation of proprietary information, and intentional interference with current business relations in E@M Health Services, Inc. v. Curative Health Services, Inc. and Presbyterian Hospital of Winnsboro, 116th District Court of Dallas County, Texas, Case No. 02-5415, and removed to the United States District Court for the Northern District of Texas, Dallas Division, Civil Action No. 3-02CV-1562D.

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xii.                                  all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral described in clauses (i) through (xi) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

xiii.                               to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include any Equipment that is (i) leased by Grantor or any rights of Grantor under such lease (other than such Grantor’s rights to payment under such lease constituting Accounts or General Intangibles for money due or to become due), or (ii) is subject to a purchase money lien to the extent and only to the extent that such lien is expressly permitted under the Credit Agreement, in each case if and only for so long as the grant of a security interest by such Grantor in such Equipment or lease violates the terms of such lease or, in the case of any purchase money lien on Equipment violates the terms of the financing documents evidencing or securing such purchase money indebtedness; provided that the Grantor shall be deemed to have granted a security interest in such Equipment, and such Equipment shall be included in the Collateral, at such time that such grant no longer violates such lease or, in the case of any purchase money lien on Equipment, the terms of the financing documents evidencing or securing such purchase money indebtedness.

(b)                                 In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, Grantors hereby grant to Agent, for itself and the benefit of Lenders, a right of setoff against the property of Grantors held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of Grantors, or as to which Grantors may have any right or power.

3.                                       AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a)                                  It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder except where such failure could not reasonably be expected to have a Material Adverse Effect.  Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment

8

received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent.  Upon the request of Agent, Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)                                  Agent may at any time in Agent’s own name, in the name of a nominee of Agent or in the name of Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper.  If a Default or Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.                                       REPRESENTATIONS AND WARRANTIES.  Grantor represents and warrants that:

(a)                                  Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances;

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances;

(c)                                  This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the

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Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).  All action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken;

(d)                                 Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of Grantor.  All action by Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from Grantor;

(e)                                  Grantors’ name as each appears in official filings in each Grantor’s state of incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, Schedule III-J, Schedule III-K and Schedule III-L hereto.  Grantors each have only one state of incorporation or organization;

(f)                                    With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor’s books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account

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Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Agent as required pursuant to the terms of Section 6.16 of the Credit Agreement; and (z) to Grantor’s knowledge, all Account Debtors have the capacity to contract;

(g)                                 With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of Grantor’s locations set forth on Schedule III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject; and

(h)                                 Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Agent on Grantor’s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

(i)                                     All motor vehicles owned by Grantor are listed on Schedule V hereto, by model, model year and vehicle identification number (“VIN”).  Grantor shall deliver to

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Agent motor vehicle title certificates for all motor vehicles from time to time owned by it and shall cause those title certificates to be filed (with Agent’s lien noted thereon) in the appropriate state motor vehicle filing office.

5.                                       COVENANTS.  Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)                                  Further Assurances: Pledge of Instruments; Chattel Paper.

i.                                          At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as may be necessary or as Agent may reasonably request to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by Grantor and to enforce the security interests granted hereunder and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

ii.                                       Unless Agent shall otherwise consent in writing (which consent may be revoked), Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

iii.                                    Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Grantor shall in all instances obtain signed acknowledgements of Agent’s Liens from bailees having possession of Grantor’s Goods that they hold for the benefit of Agent.

iv.                                   If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor.

v.                                      In accordance with Section 6.16 of the Credit Agreement, Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for Grantor.

vi.                                   Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent

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and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

vii.                                Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

viii.                             Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Grantor agrees to furnish any such information to the Agent promptly upon request.  Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

ix.                                     Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)                                 Maintenance of Records.  Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)                                  Covenants Regarding Patent, Trademark and Copyright Collateral.

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i.                                          Grantor shall notify Agent within two (2) Business Days if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same unless the Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

ii.                                       In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

iii.                                    Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

iv.                                   In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)                                 Indemnification.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of

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Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  An indemnitee under this Section 5(d) shall endeavor to notify the Borrower Representative of any event requiring indemnification within ten (10) Business Days following such indemnitee’s receipt of notice of commencement of any action or proceeding, or such indemnitee’s obtaining knowledge of the occurrence of any event, giving rise to a claim for indemnification hereunder, provided that the failure to give such notice shall not invalidate or otherwise impair the rights of the indemnitee to indemnification under this Section 5(d) or result in any liability of such indemnitee, the Agent or any Lender to any Credit Party or any other Person.  All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

(e)                                  Compliance with Terms of Accounts, etc.  In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)                                    Limitation on Liens on Collateral.  Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever other than holders of Permitted Encumbrances.

(g)                                 Limitations on Disposition.  Grantor will not sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(h)                                 Further Identification of Collateral.  Grantor will, if so requested by Agent, furnish to Agent, as often as Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may reasonably specify.

(i)                                     Notices.  Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(j)                                     Good Standing Certificates.  Not less frequently than once during each calendar quarter, Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

(k)                                  No Reincorporation.  Except for the reorganization expressly described in and permitted under the Credit Agreement in connection with the Permitted Restructuring, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction

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other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(l)                                     Terminations; Amendments Not Authorized.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the Code.

(m)                               Authorized Terminations.  Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified liabilities under Section 9.2 of the Credit Agreement, Agent shall, at Grantor’s expense, promptly deliver to Grantor or authorize Grantor to prepare and file termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

(n)                                 Federal Claims.  Grantor shall notify Agent of any Collateral (other than Government Accounts) which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.  Upon the request of Agent, Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

(o)                                 Hot Goods.  None of the Inventory of Grantor has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

6.                                       AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date, Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES,

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OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.                                       REMEDIES:  RIGHTS UPON DEFAULT.

(a)                                  In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take

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possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Grantor.  To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b)                                 Except as otherwise specifically provided herein or in the Credit Agreement, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)                                  To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain

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the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d)                                 Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.                                       GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.                                       LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

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10.                                 REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.                                 NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

12.                                 SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantor with respect to the matters referred to herein and therein.

13.                                 NO WAIVER; CUMULATIVE REMEDIES.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantor.

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14.                                 LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.                                 TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16.                                 SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.  Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement except for such transfers and assignments to other Credit Parties to the extent expressly permitted in the Credit Agreement in connection with the Permitted Restructuring.

17.                                 COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

18.                                 GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3 OF THE CREDIT

21

AGREEMENT.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19.                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

20.                                 SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.                                 NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22.                                 ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.                                 BENEFIT OF LENDERS.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Remainder of page intentionally left blank; signature pages follow]

22

IN WITNESS WHEREOF, each of the parties hereto has caused this Borrower Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

BORROWERS:

CURATIVE HEALTH SERVICES, INC.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

[Signature Page to Borrower Security Agreement]

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services, Inc., its Sole Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services, Inc., its Sole Member

By:
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services, Inc., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

i.	Curative Health Services, Inc.	Minnesota

ii.	eBioCare.com, Inc.:	Delaware

iii.	Hemophilia Access, Inc.	Tennessee

iv.	Apex Therapeutic Care, Inc.	California

v.	CHS Services, Inc.	Delaware

vi.	Curative Health Services of New York, Inc.	New York

vii.	Infinity Infusion, LLC	Delaware

viii.	Infinity Infusion II, LLC	Delaware

ix.	Optimal Care Plus, Inc.	Delaware

x.	Infinity Infusion care, Ltd.	Texas

xi.	MedCare, Inc.	Delaware

xii.	Curative Pharmacy Services, Inc.	Delaware

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

None

SCHEDULE III-A

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING BORROWER’S COLLATERAL

I.                                         Grantor’s official name:                     Curative Health Services, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

MN4T-750

IV.                                 State or Incorporation of Borrower:    Minnesota

V.                                     Chief Executive Office/Corporate Office and principal place of business of Borrower:

150 Motor Parkway

Hauppauge, NY 11788

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

150 Motor Parkway

Hauppauge, NY 11788

2105 Woodside Road

Second Floor

Woodside, CA  94062

VII.                             Locations of Records Concerning Collateral:     (see V. above)

SCHEDULE III-B

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING EBIOCARE.COM, INC.’S COLLATERAL

I.                                         Grantor’s official name:                     eBioCare.com, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

DE2838307

IV.                                 State of Incorporation of eBioCare.com, Inc.:    Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of eBioCare.com, Inc.:

1160 Industrial Road

Unit 19

San Carlos, CA  94070

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

1160 Industrial Road

Unit 19

San Carlos, CA  94070

VII.                             Locations of Records Concerning Collateral:     (see V. above)

SCHEDULE III-C

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING HEMOPHILIA ACCESS, INC.’S COLLATERAL

I.                                         Grantor’s official name:                     Hemophilia Access, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

TN0275344

IV.                                 State of Incorporation of Hemophilia Access, Inc.:                      Tennessee

V.                                     Chief Executive Office/Corporate Office and principal place of business of Hemophilia Access Inc.:

100 Winners Circle

Suite 120

Brentwood, TN  37027

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

100 Winners Circle

Suite 120

Brentwood, TN  37027

VII.                             Locations of Records Concerning Collateral:     (see V. above)

SCHEDULE III-D

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING APEX THERAPEUTIC CARE, INC.’S COLLATERAL

I.                                         Grantor’s official name:                     Apex Therapeutic Care, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

CAC2026547

IV.                                 State of Incorporation of Apex Therapeutic Care, Inc.:   California

V.                                     Chief Executive Office/Corporate Office and principal place of business of Apex Therapeutic Care, Inc.:

31332 Via Colinas

Suite 106

Westlake Village, CA  91362

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

31332 Via Colinas

Suite 106

Westlake Village, CA  91362

623 N. Main Street

Unit D6-8

Corona, CA  92880

211 South Ryan Street

Lake Charles, LA  70601

VII.                             Locations of Records Concerning Collateral:      (see V. above)

SCHEDULE III-E

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CHS SERVICES, INC.’S COLLATERAL

I.                                         Grantor’s official name:                     CHS Services, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

DE2578204

IV.                                 State of Incorporation of CHS Services, Inc.:                                                     Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of CHS Services, Inc.:

150 Motor Parkway

Hauppauge, NY  11788

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

150 Motor Parkway

Hauppauge, NY  11788

103 Foulk Road

Suite 200

Wilmington, DE  19803

VII.                             Locations of Records Concerning Collateral:    (see V. above)

SCHEDULE III-F

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CURATIVE HEALTH SERVICES OF NEW YORK, INC.’S COLLATERAL

I.                                         Grantor’s official name:                     Curative Health Services of New York, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

Not issued by state of incorporation

IV.                                 State of Incorporation of Curative Health Services of New York, Inc.:                     New York

V.                                     Chief Executive Office/Corporate Office and principal place of business of Curative Health Services of New York, Inc.:

144 Freeman’s Bridge Road

Glenville, NY  13202

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

144 Freeman’s Bridge Road

Glenville, NY  13202

VII.                             Locations of Records Concerning Collateral:       (see V. above)

SCHEDULE III-G

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING INFINITY INFUSION, LLC’S COLLATERAL

I.                                         Grantor’s official name:                     Infinity Infusion, LLC

II.                                     Type of entity:                 Limited Liability Company

III.                                 Organizational identification number issued by Grantor’s state of organization:

DE3529163

IV.                                 State of organization of Infinity Infusion, LLC:                                           Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of Infinity Infusion, LLC:

150 Motor Parkway

Hauppauge, NY  11788

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

150 Motor Parkway

Hauppauge, NY  11788

VII.                             Locations of Records Concerning Collateral:     (see V. above)

SCHEDULE III-H

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING INFINITY INFUSION II, LLC’S COLLATERAL

I.                                         Grantor’s official name:                     Infinity Infusion II, LLC

II.                                     Type of entity:                 Limited Liability Company

III.                                 Organizational identification number issued by Grantor’s state of organization:

DE3529166

IV.                                 State of organization of Infinity Infusion II, LLC:                                Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of Infinity Infusion II, LLC

150 Motor Parkway

Hauppauge, NY  11788

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

150 Motor Parkway

Hauppauge, NY  11788

VII.                             Locations of Records Concerning Collateral:    (see V. above)

SCHEDULE III-I

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING OPTIMAL CARE PLUS, INC. COLLATERAL

I.                                         Grantor’s official name:                     Optimal Care Plus, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

DE3579727

IV.                                 State of Incorporation of Optimal Care Plus, Inc.:                               Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of Optimal Care Plus, Inc.:

12761 Darby Brooke Court

Woodbridge, VA  22192

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

12761 Darby Brooke Court

Woodbridge, VA  22192

VII.                             Locations of Records Concerning Collateral:    (see V. above)

SCHEDULE III-J

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING INFINITY INFUSION CARE, LTD. COLLATERAL

I.                                         Grantor’s official name:                     Infinity Infusion Care, Ltd.

II.                                     Type of entity:                 Limited Partnership

III.                                 Organizational identification number issued by Grantor’s state of organization:

TX           [pending]

IV.                                 State of organization of Infinity Infusion Care, Ltd.:                 Texas

V.                                     Chief Executive Office/Corporate Office and principal place of business of Infinity Infusion Care, Ltd.:

9701 Richmond Avenue

Houston, TX  77042

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

9701 Richmond Avenue

Houston, TX  77042

VII.                             Locations of Records Concerning Collateral:    (see V. above)

SCHEDULE III-K

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CURATIVE PHARMACY SERVICES, INC. COLLATERAL

I.                                         Grantor’s official name:                     Curative Pharmacy Services, Inc.

II.                                     Type of entity:                                                                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

DE3646680

IV.                                 State or Incorporation of Curative Pharmacy Services, Inc.:                         Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of Curative Pharmacy Services, Inc.:

150 Motor Parkway

Hauppauge, NY  11788

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

150 Motor Parkway

Hauppauge, NY  11788

VII.                             Locations of Records Concerning Collateral:     (see V. above)

SCHEDULE III-L

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING MEDCARE, INC. COLLATERAL

I.                                         Grantor’s official name:                     MedCare, Inc.

II.                                     Type of entity:                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

DE3613625

IV.                                 State or Incorporation of MedCare, Inc.:                            Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of MedCare, Inc.:

107A David Green Road

Birmingham, AL  35244

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

107A David Green Road

Birmingham, AL  35244

402 Wilkins Wise Road

Suite #34

Columbus, MS  39705

3761 Teays Valley Road

Suite A

Hurricane, WV  25526

4854 Woodbine Road

Pace, FL  32571

VII.                             Locations of Records Concerning Collateral:     (see V. above)

SCHEDULE IV

to

SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

Curative Health Services, Inc.

Registration Number:

Patents:

Device for Evaluating Protective Sensation	6,234,976
Folding Card Device for Evaluating Protective Sensation	6,200,272
Method for Inducing Human Myocardial All Proliferation	N/A
Monofilament Probe	N/A

Trademarks:

Centro de Cuidado de Herida ®	35,643
Footsense ®	2,122,321
Sensacheck ™	N/A
Starlink ®	2,381,075
Wound Care 2000 ™
Wound Care Center ® (name and logo)	2,009,399

Copyrights:

Copyrights on all forms, documents, and materials developed by Curative Health                                                  Services, Inc.

Other

		Registration Number:

Trademarks:

Apex Therapeutic Care, Inc.	Avances ®	2,624,532
Infinity Infusion Care, Ltd.	Infinity Infusion Care
	(Ultimate Care Beyond Compare)
	(name and logo)

Copyrights:

Copyrights on all forms, documents, and materials developed by Apex Therapeutic Care, Inc. and Infinity Infusion Care, Ltd.

SCHEDULE V

to

SECURITY AGREEMENT

Name of Grantor	Motor Vehicle Make/Model	Model Year	VIN

NONE

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [                    ], a                                           (“Grantor”) to General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under a Credit Agreement and a Security Agreement, both dated as of June 9, 2003, and other related documents (the “Loan Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest and, prior to the Termination Date, may not be revoked or canceled by Grantor without Attorney’ s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion after an Event of Default has occurred and is continuing, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time after an Event of Default has occurred and is continuing, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this          day of         , 20        .

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this         day of        , 20       ,                              who is personally known to me appeared before me in his/her capacity as the               of [                            ] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

Notary Public

EXHIBIT F

to

CREDIT AGREEMENT

BORROWER PLEDGE AGREEMENT

BORROWER PLEDGE AGREEMENT (together with all amendments, supplements and modifications, if any, from time to time hereto, this “Agreement”), dated as of                                  , 20    , by and among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation, EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (collectively, the “Pledgors”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof, by and among Pledgors, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the “Credit Agreement”) the Lenders have agreed, subject to certain terms and conditions, to make Loans to, and incur L/C Obligations for the benefit of, Pledgors;

WHEREAS, Pledgors are the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

WHEREAS, Pledgors benefit from the credit facilities made available to them under the Credit Agreement;

WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the L/C Obligations as provided for in the Credit Agreement, Pledgors have agreed to pledge the Pledged Collateral to Agent in accordance herewith;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur L/C Obligations under the Credit Agreement, it is agreed as follows:

1.                                       Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Bankruptcy Code” means title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness.

“Pledged Indebtedness” means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

“Pledged Shares” means those shares listed on Part A of Schedule I hereto.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged, (c) all L/C Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) Pledgors shall not have any further right to borrow any monies under the Credit Agreement.

“Unmatured Tax Liens” means Liens for taxes or assessments or other governmental Charges not yet due and payable or which are the subject of a Permitted Contest.

2.                                       Pledge.  Each Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a)                                  the Pledged Shares and the certificates representing the Pledged Shares,

2

and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)                                 such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares of stock of a Pledged Entity from time to time acquired by Pledgors in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock;

(c)                                  the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

(d)                                 all additional Indebtedness arising after the date hereof and owing to any Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments,  and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

3.                                       Security for Obligations.  This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgors now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4.                                       Delivery of Pledged Collateral.  All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto.  All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgors.

5.                                       Representations and Warranties.  Each Pledgor represents and warrants to Agent that:

(a)                                  Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by such Pledgor free and clear of any Lien thereon or affecting the title thereto, except for Unmatured Tax Liens and any Lien created by this Agreement.  Such Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for Unmatured Tax

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Liens and any Lien created by this Agreement;

(b)                                 All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable.  The Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

(c)                                  Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Agent as provided herein;

(d)                                 None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)                                  All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Part A of Schedule I hereto.  As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(f)                                    No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(g)                                 The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien other than Unmatured Tax Liens;

(h)                                 This Agreement has been duly authorized, executed and delivered by each of the Pledgors and constitutes a legal, valid and binding obligation of Pledgors enforceable against Pledgors in accordance with its terms;

(i)                                     The Pledged Shares constitute 100% of the issued and outstanding shares of Stock of each Pledged Entity; and

(j)                                     Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

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The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.                                       Covenants.  Each Pledgor covenants and agrees that until the Termination Date:

(a)                                  Without the prior written consent of Agent, none of the Pledgors will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

(b)                                 Each of the Pledgors will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of such Pledgor, and will cooperate with Agent, at such Pledgors’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c)                                  Each of the Pledgors has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

(d)                                 Each of the Pledgors will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Stock, notes or instruments, pursuant to which such Pledgor shall pledge to Agent all of such additional Stock, notes and instruments.  Each of the Pledgors hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

(e)                                  Each Pledgor consents to each Pledged Entity’s entering into a Control Agreement with Agent in the form of Schedule III hereto (a “Control Agreement”) and agrees to be bound by the terms and conditions of each such Control Agreement, except that the Agent shall not be entitled to give instructions to any Pledged Entity with respect to the Pledged Stock issued by such Pledged Entity unless an Event of Default has occurred and is continuing.

7.                                       Pledgors’ Rights.  As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgors in accordance with Section 8(a) hereof:

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(a)                                  Pledgors shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement or consented to by Agent):

(i)                                     the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(ii)                                  the consolidation or merger of a Pledged Entity with any other Person;

(iii)                               the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

(iv)                              any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

(v)                                 the alteration of the voting rights with respect to the Stock of a Pledged Entity;

(b)                                 Pledgors shall be entitled, from time to time, to collect and receive for thiee own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(c)                                  all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgors in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgors, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgors, and be forthwith delivered to Agent as Pledged Collateral in the same form as so

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received (with any necessary indorsement).

8.                                       Defaults and Remedies; Proxy.

(a)                                  Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgors, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgors agree is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof.  Any sale shall be made at a public or private sale at Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgors or any right of redemption.  Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for or as specifically provided for in the Credit Agreement, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent.  EACH OF THE PLEDGORS HEREBY IRREVOCABLY CONSTITUTES UNTIL THE TERMINATION DATE AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO AS PROVIDED IN SECTION 7(A) AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT.  THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE.  IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS) AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PESON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND DURING THE CONTINUANCE THEREOF.  NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY

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DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)                                 If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgors.

(c)                                  If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Pledgors shall, in an expeditious manner, cause the Pledged Entities to:

(i)                                     Prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

(ii)                                  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

(iii)                               Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

(iv)                              Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the

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Pledged Shares by Agent;

(v)                                 Furnish, at the request of Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request.  The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request.  The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

(vi)                              Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(d)                                 All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgors.

(e)                                  If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be

9

required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof.  In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)                                     as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)                                  as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)                               as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgors and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)                              as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(f)                                    Each of the Pledgors recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above.  Each of the Pledgors also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgors and the Pledged Entity would agree to do so.

(g)                                 Each of the Pledgors agrees to the maximum extent permitted by

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applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each of the Pledgors waives the benefit of all such laws to the extent it lawfully may do so.  Each of the Pledgors agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies.  No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgors by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgors in any respect.

(h)                                 Each of the Pledgors further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against each of the Pledgors, and each of the Pledgors hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9.                                       Waiver.  No delay on Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon any of the Pledgors by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent’s rights as against any Pledgor in any respect.

10.                                 Assignment.  Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11.                                 Termination.  Immediately following the Termination Date, Agent shall deliver to Pledgors the Pledged Collateral pledged by Pledgors at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgors’ obligations hereunder shall at such time terminate.

12.                                 Lien Absolute.  All rights of Agent hereunder, and all obligations of Pledgors hereunder, shall be absolute and unconditional irrespective of:

(a)                                  any lack of validity or enforceability of the Credit Agreement, any other

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Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)                                  any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)                                 the insolvency of any Credit Party; or

(e)                                  any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgors.

13.                                 Release.  Each of the Pledgors consents and agrees that Agent may at any time, or from time to time, in its discretion:

(a)                                  renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b)                                 exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from any of the Pledgors, it being hereby agreed that each of the Pledgors shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations.  Each of the Pledgors hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon any Pledgor.  No act or omission of any kind on Agent’s part shall in any event affect or impair this Agreement.

14.                                 Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against each of the Pledgors or any Pledged Entity for liquidation or reorganization, should any of the Pledgors or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and

12

performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.                                 Miscellaneous.

(a)                                  Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b)                                 Each of the Pledgors agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

(c)                                  Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d)                                 THIS AGREEMENT SHALL BE BINDING UPON EACH OF THE PLEDGORS AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF ANY PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGORS.

16.                                 Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

17.                                 Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

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18.                                 Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

19.                                 Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

20.                                 Benefit of Lenders.  All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Borrowers Pledge Agreement to be duly executed as of the date first written above.

PLEDGORS:

CURATIVE HEALTH SERVICES, INC.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

[Signature Page to Borrower Pledge Agreement]

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services, Inc., its Sole Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services, Inc., its Sole Member

By:
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services, Inc., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

SCHEDULE I

PART A

PLEDGED SHARES

1.  Curative Health Services, Inc.

Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
eBioCare.com, Inc.	Common	40	13,086,666	100%
Hemophilia Access, Inc.	Common	2	100	100%
Apex Therapeutic Care, Inc.	Common	13	120,000	100%
Curative Health Services of New York, Inc.	Common	2	200	100%
CHS Services, Inc.	Common	2	100	100%
Curative Pharmacy Services, Inc.	Common	1	200	100%
Optimal Care Plus, Inc.	Common	1	200	100%
Infinity Infusion, LLC	Uncertificated shares of limited liability company interests			100%
Infinity Infusion II, LLC	Uncertificated shares of limited liability company interests			100%
MedCare, Inc.	Common	1	200	100%

2.  eBioCare.com, Inc.

None.

3.  Hemophilia Access, Inc.

None.

4.  Apex Therapeutic Care, Inc.

None.

5.  Curative Health Services of New York, Inc.

None.

6.  CHS Services, Inc.

None.

7.  Optimal Care Plus, Inc.

None.

8.  Infinity Infusion, LLC

Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
Infinity Infusion Care, Ltd.	Limited Partnership Interest	G-1	Not Applicable	99.00%

9.  Infinity Infusion II, LLC

Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
Infinity Infusion Care, Ltd.	Limited Partnership Interest	L-1	Not Applicable	1.00%

10.  MedCare, Inc.

None.

PART B

PLEDGED INDEBTEDNESS

1.  Curative Health Services, Inc.

Pledged Entity	Principal Amount	Issue Date	Maturity Date	Interest Rate

2.  eBioCare.com, Inc.

None.

3.  Hemophilia Access, Inc.

None.

4.  Apex Therapeutic Care, Inc.

None.

5.  Curative Health Services of New York, Inc.

None.

6.  CHS Services, Inc.

None.

7.  Optimal Care Plus, Inc.

None.

8.  Infinity Infusion, LLC

None.

9.  Infinity Infusion II, LLC

None.

10.  MedCare, Inc.

None.

SCHEDULE II

PLEDGE AMENDMENT

This Pledge Amendment, dated                                 ,        is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below.  All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement.  The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment.  The undersigned further agrees that this Pledge Amendment may be attached to that certain Borrower Pledge Agreement, dated June 9, 2003, by and among each of the Persons executing the signature page thereof as a Pledgor and General Electric Capital Corporation, as Agent (as amended, supplemented, restated or modified from time to time, the “Pledge Agreement”) and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement.  The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

[NAME OF PLEDGOR]

By:
Name:
Title:

Name and Address of Pledgor	Pledged Entity	Class of Stock	Certificate Number(s)	Number Of Shares

Pledged Entity	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate

SCHEDULE III

CONTROL AGREEMENT

The undersigned                                             , a                                              (“Pledged Entity”), hereby acknowledges receipt of a completed and executed counterpart of the Borrower Pledge Agreement, dated as of June 9, 2003, by and among Curative Health Services, Inc., eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc. (collectively, the “Pledgors”) and General Electric Capital Corporation, as agent (the “Agent”), and agrees to be bound thereby.  The Pledged Entity further agrees that it will comply with instructions originated by the Agent (or its successors or assigns)  with respect to the Pledged Stock issued by the Pledged Entity without further consent of the Pledgor.  The Pledged Entity further agrees to mark its other Stock records to reflect that the Pledged Stock issued by the Pledged Entity is subject to Agent’s security interest.

IN WITNESS WHEREOF, the Pledged Entity has executed this Control Agreement as of the date first above written.

By:
Name:
Title:

EXHIBIT G

to

CREDIT AGREEMENT

FORM OF GUARANTY

This GUARANTY (this “Guaranty”), dated as of                    ,         , by and among the Guarantors identified as such on the signature page hereof (each, a “Guarantor” and collectively, “Guarantors”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, “Agent”) for itself and the lenders from time to time signatory to the Credit Agreement hereinafter defined (“Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among [Name of Borrower] (the “Borrower”) the Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) Lenders have agreed to make Loans to, and incur LC Obligations for the benefit of, Borrower.

WHEREAS, Guarantors are [Describe Relationships With Borrower(s)] and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to the Borrower pursuant to the Credit Agreement; and

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur LC Obligations as provided for in the Credit Agreement, Guarantors have agreed to guarantee payment of the Obligations;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1.                                       DEFINITIONS.

(a)                                  Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

(b)                                 References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

(c)                                  References to the “Termination Date” shall mean the date on which (a) the Loans have been repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged (c) all LC Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) Borrower shall not have any further right to borrow any monies under the Credit Agreement.

2.                                       THE GUARANTY.

2.1.                              Guaranty of Guaranteed Obligations of Borrower.  Each Guarantor hereby jointly and severally unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower (hereinafter the “Guaranteed Obligations”).  Guarantors agree that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a)                                  the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantors are or may become a party;

(b)                                 the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

(c)                                  the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security); or

(d)                                 the insolvency of any Credit Party; or

(e)                                  any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date.  Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations.  Each Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing.  It is agreed among each Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement.

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2.2.                              Demand by Agent or Lenders.  In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders.  Payment by Guarantors shall be made to Agent in immediately available Federal funds to an account designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

2.3.                              Enforcement of Guaranty.  In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4.                              Waiver.  In addition to the waivers contained in Section 2.1 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower’s financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty.  Guarantors represent, warrant and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any Credit Party of any kind. Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or against any Credit Party of any kind which may arise in the future.

2.5.                              Benefit of Guaranty.  The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Loan Documents.  In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, any reference to “Agent” or “Lender” herein shall be deemed to refer equally to such Person or Persons.

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2.6.                              Modification of Guaranteed Obligations, Etc.  Each Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

(a)                                  change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b)                                 take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c)                                  amend or modify, in any manner whatsoever, the Loan Documents;

(d)                                 extend or waive the time for any Credit Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)                                  take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Obligations;

(f)                                    release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or any Credit Party to Agent or any Lender;

(g)                                 modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of Agent and Lenders; and/or

(h)                                 apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Credit Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

and Agent and Lenders shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors or any of them under this Guaranty.

2.7.                              Reinstatement.  This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or any Guarantor for liquidation or reorganization, should any Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party’s or such Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any

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Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8.                              Deferral of Subrogation, Etc.  Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, each Guarantor hereby:

(a)                                  expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which such Guarantor is a party or otherwise; and

(b)                                 acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect any Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

2.9.                              Election of Remedies.   If Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Agent and Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty.  If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantors hereby consent to such action by Agent and waive any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by Agent.  Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair each Guarantor’s obligation to pay the full amount of the Guaranteed Obligations.  In the event Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations.  The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount

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of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

2.10.                        Funds Transfers.  If any Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of such Guarantor’s Stock or any sale of its assets), such Guarantor shall distribute to, or make a contribution to the capital of, the Borrower an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

3.                                       DELIVERIES.

In a form satisfactory to Agent, Guarantors shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantors to Agent under the Credit Agreement.

4.                                       REPRESENTATIONS AND WARRANTIES.

To induce Lenders to make the Loans and incur LC Obligations under the Credit Agreement, Guarantors jointly and severally make the representations and warranties as to each Guarantor contained in the Credit Agreement, each of which is incorporated herein by reference, and the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Guaranty:

4.1.                              Corporate Existence; Compliance with Law.  Each Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2.                              Executive Offices.  Each Guarantor’s executive office and principal place of business are as set forth in Schedule III of the Guarantor Security Agreement.

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4.3.                              Corporate Power; Authorization; Enforceable Guaranteed Obligations.  The execution, delivery and performance of this Guaranty and all other Loan Documents and all instruments and documents to be delivered by each Guarantor hereunder and under the Credit Agreement are within such Guarantor’s corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of such Guarantor’s charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Guarantor is a party or by which any Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of any Guarantor, other than those in favor of Agent, for itself and the benefit of Lenders, and the same do not require the consent or approval of any Governmental Authority or any other Person except those referred to in Section 2.1(c) of the Credit Agreement, all of which have been duly obtained, made or complied with prior to the Closing Date.  On or prior to the Closing Date, this Guaranty and each of the Loan Documents to which any Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of such Guarantor, and each shall then constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

5.                                       FURTHER ASSURANCES.

Each Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6.                                       PAYMENTS FREE AND CLEAR OF TAXES.

All payments required to be made by each Guarantor hereunder shall be made to Agent and Lenders free and clear of, and without deduction for, any and all present and future Taxes.  If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions, and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Each Guarantor shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

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7.                                       OTHER TERMS.

7.1.                              Entire Agreement.  This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

7.2.                              Headings.  The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

7.3.                              Severability.  Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

7.4.                              Notices.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

(a)                                  If to Agent, at:

General Electric Capital Corporation

Attention:

Telecopy Number:

with copies to:

Attention:

Telecopy Number:

(b)                                 If to any Lender, at the address of such Lender specified in the Credit Agreement.

(c)                                  If to any Guarantor, at the address of such Guarantor specified on Schedule I hereto.

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or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

7.5.                              Successors and Assigns.  This Guaranty and all obligations of Guarantors hereunder shall be binding upon the successors and assigns of each Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder.  Guarantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

7.6.                              No Waiver; Cumulative Remedies; Amendments.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantors.

7.7.                              Termination.  This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date.  Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantors such documents as Guarantors may reasonably request to evidence such termination.

7.8.                              Counterparts.  This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

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7.9.                            GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  AGENT AND EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.4.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.10.                        WAIVER OF JURY TRIAL.  AGENT AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

7.11.                        Limitation on Guaranteed Obligations.  Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)                                  the net amount of all Loans and other extensions of credit (including Letters of Credit) advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or

(b)                                 the amount which could be claimed by the Agent and Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law

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after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 7.12.

7.12.                        Contribution with Respect to Guaranteed Obligations.

(a)                                  To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Guaranteed Obligations (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)                                 As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)                                  This Section 7.12 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 7.12 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)                                 The rights of the parties under this Section 7.12 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations and the termination of the Credit Agreement and the other Loan Documents.

(e)                                  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

8.                                       SECURITY.

To secure payment of each Guarantor’s obligations under this Guaranty, concurrently with the execution of this Guaranty, each Guarantor has entered into a Guarantor Security Agreement pursuant to which each Guarantor has granted to Agent for the benefit of Lenders a security interest in substantially all of its personal property and has entered into a Pledge Agreement pursuant to which each Guarantor has pledged all of the Stock of each of its Subsidiaries to Agent for the benefit of Lenders.

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9.                                       CREDIT AGREEMENT.

Each Guarantor agrees to perform, comply with and be bound by the covenants contained in Sections 5 and 6 of the Credit Agreement (which provisions are incorporated herein by reference) as if each Guarantor were a Credit Party signatory to the Credit Agreement.

[Remainder of page intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:
Its Duly Authorized Signatory

Schedule I

EXHIBIT H

to

CREDIT AGREEMENT

GUARANTOR SECURITY AGREEMENT

GUARANTOR SECURITY AGREEMENT (this “Security Agreement”), dated as of                   , 20    , among the Grantors signatory hereto (sometimes collectively referred to herein as “Grantors” and individually as a “Grantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

W I T N E S S T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Borrowers (the “Borrower”), the Persons named therein as Credit Parties, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed, subject to certain terms and conditions, to make the Loans and to incur L/C Obligations on behalf of the Borrower;

WHEREAS, Grantors are either direct or indirect subsidiaries of Borrower and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to the Borrower pursuant to the Credit Agreement; and

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur L/C Obligations as provided for in the Credit Agreement, Grantors have entered into that certain Guaranty Agreement dated as of                   , 20     (the “Guaranty Agreement”) in favor of Agent and Lenders, pursuant to which Grantors have unconditionally guarantied all of the Obligations;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur L/C Obligations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       DEFINED TERMS.

Capitalized terms used in this Agreement shall have the meanings ascribed to them in this Section 1 unless the context indicates otherwise.  All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the

Credit Agreement.  Any other terms contained in this Security Agreement not defined in this Agreement or in the Credit Agreement have the meanings provided for by the Code to the extent the same are used or defined therein.

(a)                                  “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

(b)                                 “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

(c)                                  “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(d)                                 “Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

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(e)                                  “Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

(f)                                    “Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

(g)                                 “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

(h)                                 “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

(i)                                     “Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

(j)                                     “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(k)                                  “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

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(l)                                     “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

(m)                               “Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

(n)                                 “Indemnified Person” means each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives.

(o)                                 “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(p)                                 “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

(q)                                 “Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or

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consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

(r)                                    “Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

(s)                                  “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

(t)                                    “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

(u)                                 “Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

(v)                                 “Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

(w)                               “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(x)                                   “Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

(y)                                 “Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged (c) all L/C Obligations

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have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) the Borrower shall not have any further right to borrow any monies under the Credit Agreement.

(z)                                   “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

(aa)                            “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(bb)                          “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.                                       GRANT OF LIEN.

(a)                                  To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor’s Obligations arising under the Guaranty Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all Documents;

(iv)                              all General Intangibles (including payment intangibles and Software);

(v)                                 all Goods (including Inventory, Equipment and Fixtures);

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(vi)                              all Instruments;

(vii)                           all Investment Property;

(viii)                        all Deposit Accounts, of any Grantor, including all Blocked Accounts, Government Receivables Deposit Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

(ix)                                all money, cash or cash equivalents of any Grantor;

(x)                                   all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

(xi)                                the following commercial tort claims:_________________;

(xii)                             all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral described in clauses (i) through (xi) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

(xiii)                          to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)                                 In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of such Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3.                                       AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a)                                  It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment

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received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent.  Upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)                                  Agent may at any time in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper.  If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.                                       REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants that:

(a)                                  Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances;

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances;

(c)                                  This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral

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with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business [and non-exclusive licensees of General Intangibles in the ordinary course of business]).  All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken;

(d)                                 Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor.  All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor;

(e)                                  Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule    .  Each Grantor has only one state of incorporation or organization;

(f)                                    With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts

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shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Agent as required pursuant to the terms of Section 6.16 of the Credit Agreement; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract;

(g)                                 With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable Grantor’s locations set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, [Schedule III-J] and [Schedule III-K] hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

(h)                                 No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Agent on each Grantor’ s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

(i)                                     [All motor vehicles owned by Grantors are listed on Schedule V hereto, by model, model year and vehicle identification number (“VIN”).  Grantors shall deliver to Agent motor vehicle title certificates for all motor vehicles from time to time owned by it

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and shall cause those title certificates to be filed (with Agent’s lien noted thereon) in the appropriate state motor vehicle filing office.]

5.                                       COVENANTS.  Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)                                  Further Assurances: Pledge of Instruments; Chattel Paper.

(i)                                     At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)                                  Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

(iii)                               Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgements of Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of Agent.

(iv)                              If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

(v)                                 In accordance with Section 6.16 of the Credit Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

(vi)                              Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments

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thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

(vii)                           Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii)                        Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Agent promptly upon request.  Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix)                                Each Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)                                 Maintenance of Records.  Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)                                  Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)                                     Grantors shall notify Agent immediately if they know or have reason to know that any application or registration relating to any Patent,

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Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)                                  In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)                               Grantors shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings[, unless the applicable Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business].

(iv)                              In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement.  Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)                                 Indemnification.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender

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as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

(e)                                  Compliance with Terms of Accounts, etc.  In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)                                    Limitation on Liens on Collateral.  No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)                                 Limitations on Disposition.  No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(h)                                 Further Identification of Collateral.  Grantors will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

(i)                                     Notices.  Grantors will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(j)                                     Good Standing Certificates.  Not less frequently than once during each calendar quarter, each Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

(k)                                  No Reincorporation.  Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(l)                                     Terminations; Amendments Not Authorized.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(m)                               Authorized Terminations.  Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no

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suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified liabilities under Section 9.2 of the Credit Agreement, Agent shall, at Grantor’s expense, promptly deliver to Grantor or authorize Grantor to prepare and file termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

(n)                                 Federal Claims.  Grantor shall notify Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.  Upon the request of Agent, Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

(o)                                 Hot Goods.  None of the Inventory of Grantor has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

6.                                       AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.                                       REMEDIES:  RIGHTS UPON DEFAULT.

(a)                                  In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other

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instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, , whether at such Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent

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jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b)                                 Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)                                  To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

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(d)                                 Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

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8.                                       GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.                                       LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.                                 REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.                                 NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

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12.                                 SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

13.                                 NO WAIVER; CUMULATIVE REMEDIES.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantors.

14.                                 LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.                                 TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16.                                 SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

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17.                                 COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

18.                                                                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  EACH GRANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19.                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

20.                                 SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.                                 NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

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22.                                 ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.                                 BENEFIT OF LENDERS.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Remainder of page left intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantor Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR(S):

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Its Duly Authorized Signatory

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

[to be completed by Grantors]

SCHEDULE

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING              ’S COLLATERAL

I.                                         Grantor’s official name:

II.                                     Type of entity:

III.                                 Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:

IV.                                 State or Incorporation or Organization of               :

V.                                     Chief Executive Office and principal place of business of                    :

VI.                                 Corporate Offices of                        :

VII.                             Warehouses:

VIII.                         Other Premises at which Collateral is Stored or Located:

IX.                                Locations of Records Concerning Collateral:

[to be completed by Grantors]

SCHEDULE IV

to

SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

[XYZ]	[ABC]	[DEF]

[to be completed by Grantors]

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by the Grantors signatory hereto (“Grantors”) to General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under a Credit Agreement, dated as of                             , 20    , and a Guarantor Security Agreement, dated as of                             , 20    , and other related documents (the “Loan Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantors as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantors irrevocably waive any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantors without Attorney’s written consent.

Grantors hereby irrevocably constitute and appoint Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantors’ true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantors and in the name of Grantors or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantors hereby grant to Attorney the power and right, on behalf of Grantors, without notice to or assent by Grantors, and at any time, to do the following: (a) change the mailing address of Grantors, open a post office box on behalf of Grantors, open mail for Grantors, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantors; (b) effect any repairs to any asset of Grantors, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantors or its property; (d) defend any suit, action or proceeding brought against Grantors if Grantors do not defend such suit, action or proceeding or if Attorney believes that Grantors are not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantors whenever payable and to enforce any other right in respect of Grantors’ property; (f) cause the certified public accountants then engaged by Grantors to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantors in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantors’ signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantors’ name such financing statements and amendments thereto and continuation statements which may require the Grantors’ signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantors for all purposes, and to do, at Attorney’s option and Grantors’ expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantors’ property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantors might do.  Grantors hereby ratify, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantors, and Grantors have caused its seal to be affixed pursuant to the authority of each of their board of directors this          day of                     , 20    .

GRANTOR(S):

[ ]

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this            day of                       , 20    , [                          ] who is personally known to me appeared before me in his/her capacity as the [                          ] of Grantors (“Grantors”) and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

Notary Public

EXHIBIT I

April 23, 2004

General Electric Capital Corporation, as Agent and Lender
and the Persons who are from time to time
Lenders under the Credit Agreement

2 Bethesda Metro Center, Suite 600

Bethesda, Maryland  20814

Ladies and Gentlemen:

We have acted as special counsel to Curative Health Services, Inc., a Minnesota corporation (“Curative”), Curative Health Services Co., a Minnesota corporation (“CHSC”), eBioCare.com, Inc., a Delaware corporation (“eBioCare”), Hemophilia Access, Inc., a Tennessee corporation (“Access”), Apex Therapeutic Care, Inc., a California corporation (“Apex”), CHS Services, Inc., a Delaware corporation (“CHS”), Curative Health Services of New York, Inc., a New York corporation (“CNY”), Critical Care Systems, Inc., a Delaware corporation (“CCS”), Infinity Infusion, LLC, a Delaware limited liability company (“Infinity”), Infinity Infusion II, LLC, a Delaware limited liability company (“Infinity II”), Optimal Care Plus, Inc., a Delaware corporation (“Optimal”), Infinity Infusion Care, Ltd., a Texas limited partnership (“Infinity Infusion”), MedCare, Inc., a Delaware corporation (“MedCare”), and Curative Pharmacy Services, Inc., a Delaware corporation (“CPS”; Curative, CHSC, eBioCare, Access, Apex, CHS, CNY, CCS, Infinity, Infinity II, Optimal, Infinity Infusion, MedCare and CPS, collectively, the “Borrowers” and individually and without distinction, a “Borrower”) in connection with that certain Amended and Restated Credit Agreement, dated as of April 23, 2004 (the “Credit Agreement”), among the Borrowers, the Lenders signatory thereto, and General Electric Capital Corporation, a Delaware corporation (“GE Capital”), individually and in its capacity as Agent for Lenders (in such capacity, the “Agent”).  We have also acted as special counsel to Curative Health Services III Co., a Minnesota corporation (“CHSIII”; CHSIII, together with the Borrowers may be referred to herein collectively as the “Credit Parties” and individually and without distinction as a “Credit Party”) in connection with the Reaffirmation Agreement.  As such counsel, we have reviewed the corporate actions necessary to authorize the execution and delivery of, and have examined, the Credit Agreement as executed by the Borrowers, the UCC financing statements attached on Exhibit B hereto (which are referred to herein as the “Financing Statements”), and the other agreements described on Exhibit A hereto (the Credit Agreement, the Financing Statements, and the other agreements set forth on Exhibit A hereto are referred to herein collectively as the “Loan Documents”, and individually and without distinction, as a “Loan Document”).  This opinion is being delivered to the Agent and the Lenders at the request of the Credit Parties pursuant to Section 3.1(a) of the Credit Agreement.

Capitalized terms defined in this opinion and in the exhibits hereto are used herein and therein as so defined.

In connection with this opinion, we have examined the Loan Documents and the following documents:

(i)                                                             a copy of the articles of incorporation of Curative, certified as of April 16, 2004 as a true copy by the Minnesota Secretary of State;

(ii)                                                          a copy of the articles of incorporation of CHSC, certified as of April 16, 2004 as a true copy by the Minnesota Secretary of State;

(iii)                                                       a copy of the certificate of incorporation of eBioCare, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

(iv)                                                      a copy of the charter of Access, certified as of April 16, 2004 as a true copy by the Tennessee Secretary of State;

(v)                                                         a copy of the amended and restated articles of incorporation of Apex, certified as of April 19, 2004 as a true copy by the California Secretary of State;

(vi)                                                      a copy of the restated certificate of incorporation of CHS, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

(vii)                                                   a copy of the certificate of incorporation of CNY, certified as of April 19, 2004 as a true copy by the New York Secretary of State;

(viii)                                                a copy of the amended and restated certificate of incorporation of CCS, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

(ix)                                                        a copy of the certificate of incorporation of Optimal, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

(x)                                                           a copy of the certificate of formation of Infinity, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

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(xi)                                                        a copy of the certificate of formation of Infinity II, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

(xii)                                                     a certificate of limited partnership of Infinity Infusion, certified as of April 16, 2004 as a true copy by the Texas Secretary of State;

(xiii)                                                  a copy of the certificate of incorporation of MedCare, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

(xiv)                                                 a copy of the certificate of incorporation of CPS, certified as of April 16, 2004 as a true copy by the Delaware Secretary of State;

(xv)                                                    a copy of the articles of incorporation of CHSIII, certified as of April 16, 2004 as a true copy by the Minnesota Secretary of State;

(xvi)                                                 a Certificate of Good Standing concerning Curative from the Minnesota Secretary of State issued April 16, 2004;

(xvii)                                              a Certificate of Good Standing concerning CHSC from the Minnesota Secretary of State issued April 16, 2004, a certificate qualifying CHSC in the state of Alabama from the Alabama Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Arizona Corporation Commission Secretary issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Arkansas Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the California Secretary of State issued April 9, 2004, a Certificate of Good Standing concerning CHSC from the Colorado Secretary of State issued April 15, 2004, a Certificate of Good Standing concerning CHSC from the Connecticut Secretary of State issued April 21, 2004, a Certificate of Good Standing concerning CHSC from the Delaware Secretary of State issued April 19, 2004, a Certificate of Authorization concerning CHSC from the Florida Department of State issued April 20, 2004, a Certificate of Existence concerning CHSC from the Georgia Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Illinois Secretary of State issued April 20, 2004, a Certificate of Authorization concerning CHSC from the Indiana Secretary of State issued April 20, 2004, a Certificate of Authorization concerning CHSC from the Iowa Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Kansas Secretary of State issued April 21, 2004, a Certificate of Authorization concerning CHSC from the Kentucky Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Louisiana

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Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Maryland Department of Assessments and Taxation issued April 20, 2004, a Certificate of Qualification concerning CHSC from the Massachusetts Secretary of the Commonwealth issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Michigan Department of Consumer and Industry Services issued April 20, 2004, a Certificate of Authority concerning CHSC from the Mississippi Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Missouri Secretary of State issued April 21, 2004, a Certificate of Authorization concerning CHSC from the Montana Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Nebraska Secretary of State issued April 21, 2004, a Certificate of Authorization concerning CHSC from the New Hampshire Department of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the New Jersey Department of Treasury issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the New Mexico Office of the Public Regulation Commission issued April 20, 2004, a certificate of Authority to do Business concerning CHSC from the New York Secretary of State issued April 2, 2004, a Certificate of Authorization concerning CHSC from the North Carolina Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Ohio Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Oklahoma Secretary of State issued April 20, 2004, a certificate of authority to do business concerning CHSC from the Oregon Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Rhode Island Secretary of State issued April 21, 2004, a Certificate of Authorization concerning CHSC from the South Carolina Secretary of State issued April 20, 2004, a Certificate of Authorization concerning CHSC from the Tennessee Secretary of State issued April 20, 2004, a Certificate of Authority concerning CHSC from the Texas Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the Virginia State Corporation Commission issued April 20, 2004, a Certificate of Existence/Authorization concerning CHSC from the Washington Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning CHSC from the West Virginia Secretary of State issued April 20, 2004, and a Certificate of Good Standing concerning CHSC from the Wisconsin Department of Financial Institutions issued April 21, 2004;

(xviii)                                           a Certificate of Status—Domestic Corporation concerning Apex from the California Secretary of State issued April 9, 2004, a Certificate of Good

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Standing concerning Apex from the Florida Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning Apex from the Illinois Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning Apex from the Indiana Secretary of State issued April 20, 2004,a Certificate of Good Standing concerning Apex from the Kentucky Secretary of State issued April 20, 2004,  a Certificate of Good Standing concerning Apex from the Louisiana Secretary of State issued April 5, 2004, a Certificate of Good Standing concerning Apex from the Michigan Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning Apex from the Missouri Secretary of State issued April 21, 2004, a Certificate of Good Standing concerning Apex from the Montana Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning Apex from the Nebraska Secretary of State issued April 21, 2004, a Certificate of Good Standing concerning Apex from the New York Secretary of State issued April 19, 2004, a Certificate of Good Standing concerning Apex from the North Carolina Secretary of State issued April 11, 2004, a Certificate of Good Standing concerning Apex from the Oklahoma Secretary of State issued April 20, 2004, a Certificate of Existence concerning Apex from the Texas Secretary of State issued April 20, 2004, a Certificate of Account Status concerning Apex from the Texas Comptroller of Public Accounts issued April 20, 2004, a Certificate of Existence concerning Apex from the Utah Secretary of State issued April 20, 2004, a Certificate of Good Standing concerning Apex from the Virginia State Corporation Commission issued April 20, 2004, and a Certificate of Existence concerning Apex from the Washington Secretary of State issued April 20, 2004;

(xix)                                                   a Certificate of Good Standing concerning CHS from the Delaware Secretary of State issued April 16, 2004;

(xx)                                                      a certificate of Authority to Do Business concerning CNY from the New York Secretary of State issued April 15, 2004;

(xxi)                                                   a Certificate of Good Standing concerning CPS from the Delaware Secretary of State issued April 16, 2004;

(xxii)                                                a Certificate of Good Standing concerning CCS from the Delaware Secretary of State issued April 16, 2004, a Certificate of Good Standing concerning CCS from the Alabama Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Arizona Corporation Commission issued April 13, 2004, a Certificate of Status concerning CCS from the California Secretary of State issued April 13, 2004, a Certificate of Existence

5

concerning CCS from the Idaho Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Illinois Secretary of State issued April 13, 2004, a Certificate of Authorization concerning CCS from the Indiana Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Iowa Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Maine Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Maryland Department of Assessments and Taxation issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Massachusetts Secretary of the Commonwealth issued April 15, 2004, a Certificate of Good Standing concerning CCS from the Michigan Department of Consumer and Industry Services issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Mississippi Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Missouri Secretary of State issued April 16, 2004, a Certificate of Existence with Status in Good Standing concerning CCS from the Nevada Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the New Hampshire Department of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Ohio Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Pennsylvania Department of State issued April 19, 2004, a Certificate of Good Standing concerning CCS from the Rhode Island Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Texas Secretary of State issued April 13, 2004, a Certificate of Good Standing concerning CCS from the Alabama Secretary of State issued April 13, 2004, and a Certificate of Existence concerning CCS from the Utah Department of Commerce issued April 13, 2004;

(xxiii)                                             a Certificate of Good Standing concerning eBioCare from the Delaware Secretary of State issued April 16, 2004, and a Certificate of Status—Foreign Corporation concerning eBioCare from the California Secretary of State issued April 9, 2004; a Certificate of Good Standing concerning eBioCare from the Maryland Department of Assessments and Taxation issued April 20, 2004; a Certificate of Good Standing concerning eBioCare from the Minnesota Secretary of State issued April 20, 2004;

(xxiv)                                            a Certificate of Existence concerning Access from the Tennessee Secretary of State issued April 16, 2004, a Certificate of Authorization concerning Access from the Florida Department of State issued April 20, 2004, a Certificate of Authorization concerning Access from the Indiana Secretary of State issued April 20, 2004, a Certificate of Authority concerning Access from the

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Michigan Department of Consumer and Industry Services issued April 20, 2004, and a Certificate of Good Standing concerning Access from the Minnesota Secretary of State issued April 20, 2004;

(xxv)                                               a Certificate of Good Standing concerning Infinity from the Delaware Secretary of State issued April 16, 2004 and a Certificate of Authority concerning Infinity from the Texas Secretary of State issued April 5, 2004;

(xxvi)                                            a Certificate of Good Standing concerning Infinity II from the Delaware Secretary of State issued April 23, 2004, a Certificate of Authority concerning Infinity II from the Texas Secretary of State issued April 16, 2004 and a Certificate of Account Status concerning Infinity II from the Texas Comptroller of Public Accounts issued April 5, 2004;

(xxvii)                                         a Certificate of Authority concerning Infinity Infusion from the Texas Secretary of State issued April 5, 2004;

(xxviii)                                      a Certificate of Good Standing concerning MedCare from the Delaware Secretary of State issued April 16, 2004, a Qualification Disclosure concerning MedCare from the Alabama Secretary of State issued April 5, 2004, a Certificate of Authority/Qualification concerning MedCare from the Florida Secretary of State issued April 5, 2004, a Certificate of Authority/Qualification concerning MedCare from the Maryland Department of Assessment and Taxation issued April 20, 2004, a Certificate of Existence/Authority concerning MedCare from the Mississippi Secretary of State issued April 5, 2004; a Certificate of Authority/Qualification concerning MedCare from the Washington Secretary of State issued April 20, 2004, and a Certificate of Authority/Qualification concerning MedCare from the West Virginia Secretary of State issued April 5, 2004,

(xxix)                                              a Certificate of Existence concerning Optimal from the Delaware Secretary of State issued April 16, 2004, a Good Standing Certificate concerning Optimal from the Virginia Secretary of State issued April 5, 2004; a Certificate of Authority/Qualification concerning MedCare from the Maryland Department of Assessment and Taxation issued April 20, 2004,

(xxx)                                                 a Certificate of Good Standing concerning CHSIII from the Minnesota Secretary of State issued April 16 2004;

(xxxi)                                              a certificate of an officer of Curative certifying as to a copy of resolutions of the Board of Directors of Curative adopted May 21, 2004, incumbency with

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respect to officers of Curative, a copy of Curative’s articles of incorporation, no changes since May 21, 2004, to Curative’s articles of incorporation, and a copy of the amended and restated bylaws of Curative;

(xxxii)                                           a certificate of an officer of CHSC certifying as to a copy of resolutions of the Board of Directors of CHSC adopted April 13, 2004, incumbency with respect to officers of CHSC, a copy of CHSC’s articles of incorporation, no changes since April 16, 2004, to CHSC’s articles of incorporation, and a copy of the amended and restated bylaws of CHSC;

(xxxiii)                                        a certificate of an officer of eBioCare certifying as to a copy of the written action of eBioCare adopted April 13, 2004, incumbency with respect to officers of eBioCare, a copy of eBioCare’s certificate of incorporation, no changes since April 16, 2004, to eBioCare’s certificate of incorporation, and a copy of the bylaws of eBioCare;

(xxxiv)                                       a certificate of an officer of Access certifying as to a copy of the written action of Access adopted April 13, 2004, incumbency with respect to officers of Access, a copy of Access’ charter, no changes since April 16, 2004, to Access’ charter, and a copy of the bylaws of Access;

(xxxv)                                          a certificate of an officer of Apex certifying as to a copy of the written action of Apex adopted April 13, 2004, incumbency with respect to officers of Apex, a copy of Apex’s articles of incorporation, no changes since April 19, 2004, to Apex’s articles of incorporation, and a copy of the bylaws of Apex;

(xxxvi)                                       a certificate of an officer of CHS certifying as to a copy of the written action of CHS adopted April 13, 2004, incumbency with respect to officers of CHS, a copy of CHS’ certificate of incorporation, no changes since April 16, 2004, to CHS’ certificate of incorporation, and a copy of the bylaws of CHS;

(xxxvii)                                    a certificate of an officer of CNY certifying as to a copy of the written action of CNY adopted April 13, 2004, incumbency with respect to officers of CNY, a copy of CNY’s certificate of incorporation, no changes since April 19, 2004, to CNY’s certificate of incorporation, and a copy of the bylaws of CNY;

(xxxviii)                                 a certificate of an officer of CCS certifying as to a copy of the written action of CCS adopted April 13, 2004, incumbency with respect to officers of CCS,  a copy of CCS’s certificate of incorporation, no changes since April 16, 2004, to CCS’s certificate of incorporation, and a copy of the bylaws of CCS;

8

(xxxix)                                         a certificate of an officer of Optimal certifying as to a copy of the written action of Optimal adopted April 13, 2004, incumbency with respect to officers of Optimal, a copy of Optimal’s certificate of incorporation, no changes since April 16, 2004, to Optimal’s certificate of incorporation, and a copy of the bylaws of Optimal;

(xl)                                                        a certificate of a manager of Infinity certifying as to a copy of the resolutions of Infinity adopted April 13, 2004, incumbency with respect to officers of Infinity, a copy of Infinity’s certificate of formation, no changes since April 16, 2004, to Infinity’s certificate of formation, and a copy of the limited liability company agreement of Infinity;

(xli)                                                     a certificate of a manager of Infinity II certifying as to a copy of the resolutions of Infinity II adopted April 13, 2004, incumbency with respect to officers of Infinity II, a copy of Infinity II’s certificate of formation, no changes since April 16, 2004, to Infinity II’s certificate of formation, and a copy of the limited liability company agreement of Infinity II;

(xlii)                                                  a certificate of an officer of Infinity Infusion certifying as to a copy of the written action of Infinity Infusion adopted April 13, 2004, incumbency with respect to officers of Infinity Infusion, a copy of Infinity Infusion’s articles of conversion, no changes since April 16, 2004, to Infinity Infusion’s articles of conversion, and a copy of the agreement of limited partnership of Infinity Infusion;

(xliii)                                               a certificate of an officer of MedCare certifying as to a copy of the written action of MedCare adopted April 13, 2004, incumbency with respect to officers of MedCare, a copy of MedCare’s certificate of incorporation, no changes since April 16, 2004, to MedCare’s certificate of incorporation,, and a copy of the bylaws of MedCare;

(xliv)                                              a certificate of an officer of CPS certifying as to a copy of the written action of CPS adopted April 13, 2004, incumbency with respect to officers of CPS, a copy of CPS’ certificate of incorporation, no changes since April 16, 2004, to CPS’ certificate of incorporation,, and a copy of the bylaws of CPS;

(xlv)                                                 a certificate of an officer of CHSIII certifying as to a copy of resolutions of the Board of Directors of CHSIII adopted April 13, 2004, incumbency with respect to officers of CHSIII, a copy of CHSIII’s articles of incorporation, no changes since April 16, 2004, to CHSIII’s articles of incorporation, and a copy of the amended and restated bylaws of CHSIII; and

9

(xlvi)                                              an Officer’s Certificate for Curative of even date with the Credit Agreement, executed by Thomas Axmacher, the Chief Financial Officer of Curative, CHSC, CHSIII, CCS, Apex and Infinity Infusion, the Treasurer of eBioCare, CHS, CNY, Infinity, Infinity II, MedCare, Optimal and CPS, and Nancy F. Lanis, the Secretary and Treasurer of Access.]

In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Credit Parties, their attorneys and their officers, and of public officials.  We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal.  Without limiting the generality of the foregoing, we have relied upon certificates of officers of the Credit Parties referenced in items (xxix) to (xliii), above, and the representations contained therein with respect to factual matters, and we have assumed that all such representations are true and correct as of the date of this opinion.

Our opinions expressed below as to certain factual matters are qualified as being limited “to our actual knowledge” or by other words to the same or similar effect.  Such words, as used herein, mean that prior to or during the course of this firm’s representation of the Credit Parties in connection with the specific transactions contemplated by the Loan Documents, no contrary information came to the attention of L. Joseph Genereux, Timothy S. Hearn, or Andrew R. Toftey, the attorneys in our firm who have principally represented the Credit Parties in connection with the transactions contemplated by the Loan Documents and the preparation of this opinion.  In rendering such opinions, we have not conducted any independent investigation of the Credit Parties or consulted with other attorneys in our firm with respect to the matters covered thereby.  No inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Credit Parties.

In rendering the opinions expressed below, we have assumed, with the Agent’s and the Lenders’ permission and without verification:

(a)                                  the authenticity of all documents submitted to us as originals,

(b)                                 the genuineness of all signatures, other than those of officers of the Credit Parties, which we have determined to be genuine solely on the basis of the certificates described in paragraphs (xxxi) to (xlvi), above,

(c)                                  the legal capacity of natural persons,

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(d)                                 the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies,

(e)                                  that all conditions precedent to the effectiveness of the Loan Documents have been satisfied or waived,

(f)                                    that the Financing Statements contain the current address of the Agent from which information concerning the Agent’s security interest in the Collateral, as such term is defined in the Security Agreement (hereinafter, the “Collateral”) can be obtained,

(g)                                 that each Credit Party has rights in the Collateral in which it is granting a security interest,

(h)                                 solely with respect to our opinion in paragraph 8, below, that Curative is engaged in the business of being a holding company; that CHSC is engaged in the business of being a holding company and in the business of providing wound care services; that eBioCare is engaged in the business of providing specialty pharmacy services; that Access is engaged in the business of providing specialty pharmacy services; that Apex is engaged in the business of providing specialty pharmacy products and services; that Infinity Infusion is engaged in the business of distributing specialty pharmaceutical products and providing infusion therapy services; that CNY is engaged in the business of providing specialty pharmacy and home infusion products and services; that CCS is engaged in the business of providing infusion therapy services; that Infinity I and Infinity II are engaged in the business of holding the partnership interests of Infinity Infusion Care, Ltd., a Texas limited partnership; that Optimal is engaged in the business of providing specialty pharmacy services; that MedCare is engaged in the business of providing specialty pharmacy services; that CPS is engaged in the business of providing specialty pharmacy services; that CHS is engaged in the business of owning and licensing intellectual property; that CHSIII is engaged in the permitted business of consummating the Permitted Restructuring, as such term is defined in the Credit Agreement, and

(i)                                     that the Loan Documents constitute the valid, binding and enforceable obligations of the parties thereto other than the Credit Parties.

Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the opinion that:

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1.               Curative is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.  CHSC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and is in good standing as a foreign corporation under the laws of the States of California and New York.  eBioCare is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign corporation under the laws of the State of California.  Access is a corporation validly existing and in good standing under the laws of the State of Tennessee.  Apex is a corporation validly existing and in good standing under the laws of the State of California, and is in good standing as a foreign corporation under the laws of the State of Louisiana.  CHS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  CNY is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.  CCS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Optimal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign corporation under the laws of the State of Virginia.  Infinity is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign company under the laws of the State of Texas.  Infinity II is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign company under the laws of the State of Texas.  Infinity Infusion is a limited partnership validly existing and in good standing under the laws of the State of Texas.  MedCare is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign corporation under the laws of the States of Alabama, Florida and Mississippi.  CPS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  CHSIII is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

2.               Each of Curative, eBioCare, CHS, CNY, Optimal, MedCare, CPS and CHSIII has the corporate power to own its property, to carry on its business as now conducted and to execute, deliver and perform each of the Loan Documents to which it is a party, and has taken all requisite corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

3.               Each of Infinity and Infinity II has the company power to own its property, to carry on its business as now conducted and to execute, deliver and perform the Loan Documents to which it is a party, and has taken all requisite company action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

4.               Access has taken all requisite corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

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5.               Infinity Infusion has taken all requisite partnership action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

6.               Assuming (i) Apex has the requisite corporate power and authority to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, (ii) such acts and activities do not include the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code, and (iii) the execution and delivery of each of the Loan Documents to which Apex is a party have been duly authorized by all necessary corporate action on the part of Apex, Apex has the requisite corporate power to perform, and has authorized the performance of, its obligations under the Loan Documents to which it is a party.

7.               CCS has the requisite corporate power to perform, and has authorized the performance of, its obligations under the Loan Documents to which it is a party.

8.               The execution and delivery of the Loan Documents executed by the Credit Parties and the borrowing and repayment of debt and providing of security for such borrowing pursuant to the Loan Documents (i) will not violate or cause a breach of any statute of the United States, the State of New York, the State of Minnesota, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, or any rule or regulation of any governmental authority or regulatory body of the United States, the State of New York or the State of Minnesota, or any judgment, order or decree known to us and applicable to the Credit Parties of any court, governmental authority or arbitrator, (ii) will not violate or cause a breach of any provision of the respective certificates or articles of incorporation, bylaws, limited liability company agreements or partnership agreements of the Credit Parties, or (iii) will not violate or cause a breach of the agreements and instruments of the Credit Parties set forth on Exhibit C hereto (other than violations of any financial test or covenant contained in the agreements and instruments of the Credit Parties set forth on Exhibit C hereto as to which we render no opinion) except that the execution, delivery, and performance of the CCS Security Agreement may violate provisions of the Agreements identified in Items 2, 4, 9, 10, 11, 14, and 16 set forth on Exhibit C hereto.

9.               No consent, approval, authorization of, or registration or filing with, any New York, Minnesota or federal governmental authority, or under the Delaware General Corporation Law or the Delaware Limited Liability Company Act, is required to be obtained or made by any Credit Party in connection with the due execution, delivery and performance of any Loan Document, except such as have been obtained or made, and except for each filing and recordation required to perfect the Agent’s security interest in the Collateral and other property of the Credit Parties securing the Credit Parties’ obligations to the Agent and the Lenders.

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10.         To our actual knowledge, except as disclosed in Disclosure Schedule 4.7 to the Credit Agreement, there are no judgments outstanding against any Credit Party.  We have not been retained to represent any Credit Party with respect to any pending or threatened litigation, other than certain of the matters disclosed in Disclosure Schedule 4.7 to the Credit Agreement.

11.         Each of the Loan Documents to which a Credit Party is a party constitutes the valid and binding obligations of such Credit Party, enforceable against it in accordance with its terms.

12.         The Curative Security Agreement creates a valid security interest in the Collateral granted by Curative in favor of the Agent to secure the Obligations, as such term is defined in the Credit Agreement (the “Obligations”).  Under Article 9 of the Uniform Commercial Code as enacted in the State of New York, N.Y. U.C.C. Law § 9-101 et seq. (2001) (the “New York UCC”), the State of Minnesota is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which a security interest is granted by Curative to the Agent.  The Financing Statement which designates Curative as debtor is sufficient in form for filing with the Minnesota Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which a security interest is granted by Curative to the Agent to the extent a security interest in such Collateral may be perfected under Article 9 of the Uniform Commercial Code as enacted in the State of Minnesota, Minn. Stat. §§ 336.9-101, et seq. (2001) (the “Minnesota UCC”) by filing financing statements in the State of Minnesota.

13.         The CCS Security Agreement creates a valid security interest in the Collateral granted by CCS in favor of the Agent to secure the Obligations.  Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which a security interest is granted by CCS to the Agent. .  The Financing Statement which designates CCS as debtor is sufficient in form for filing with the Delaware Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which CCS has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Uniform Commercial Code as enacted in the State of Delaware, Del. Code Ann. tit. 6, § 9-101 et seq. (2001), as set forth in 2 Secured Transactions Guide (CCH) the (“2 CCH Secured Transactions Guide”) at ¶ 13,579 et seq. (2001) (the “Delaware UCC”) by filing financing statements in the State of Delaware.  The CCS Intellectual Property Security Agreement is sufficient to grant to the Agent a security interest in those registered trademarks, patents and registered copyrights of CCS covered thereby.

14.         Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which eBioCare has granted a security interest to the Agent.  The Financing Statement which designates  eBioCare as debtor is sufficient in form for filing with the Delaware

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Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which eBioCare has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Delaware UCC by filing financing statements in the State of Delaware.

15.         Under Article 9 of the New York UCC, the State of Tennessee is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which Access has granted a security interest to the Agent.  The Financing Statement which designates Access as debtor is sufficient in form for filing with the Tennessee Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which Access has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Uniform Commercial Code as enacted in the State of Tennessee, Tenn. Code Ann., § 47-9-101 et seq. (2001), as set forth in 6 Secured Transactions Guide (CCH) (the “6 CCH Secured Transactions Guide”) at ¶ 49,591 et seq. (2001) (the “Tennessee UCC”) by filing financing statements in the State of Tennessee.

16.         Under Article 9 of the New York UCC, the State of California is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which Apex has granted a security interest to the Agent.  The Financing Statement which designates Apex as debtor is sufficient in form for filing with the California Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which Apex has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Uniform Commercial Code as enacted in the State of California, Cal. Com. Code Ann., § 9101 et seq. (2001), as set forth in 2 Secured Transactions Guide (CCH) (the “2 CCH Secured Transactions Guide”) at ¶ 10,591 et seq. (2001) (the “California UCC”) by filing financing statements in the State of California.

17.         Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which CHS has granted a security interest to the Agent.  The Financing Statement which designates CHS as debtor is sufficient in form for filing with the Delaware Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which CHS has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Delaware UCC by filing financing statements in the State of Delaware.

18.         Under Article 9 of the New York UCC, the State of New York is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which CNY has granted a security interest to the Agent.  The Financing Statement which designates CNY as debtor is sufficient in form for filing with the New York Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which

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CNY has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the New York UCC.

19.         Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral of Optimal.  The Financing Statement which designates Optimal as debtor is sufficient in form for filing with the Delaware Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which Optimal has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Delaware UCC by filing financing statements in the State of Delaware.

20.         Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which Infinity has granted a security interest to the Agent.  The Financing Statement which designates Infinity as debtor is sufficient in form for filing with the Delaware Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which Infinity has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under  the Delaware UCC by filing financing statements in the State of Delaware.

21.         Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which Infinity II has granted a security interest to the Agent.  The Financing Statement which designates Infinity II as debtor is sufficient in form for filing with the Delaware Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which Infinity II has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Delaware UCC by filing financing statements in the State of Delaware.

22.         Under Article 9 of the New York UCC, the State of Texas is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which Infinity Infusion has granted a security interest to the Agent .  The Financing Statement which designates Infinity Infusion as debtor is sufficient in form for filing with the Texas Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which Infinity Infusion has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Uniform Commercial Code as enacted in the State of Texas, Tex. Bus. & Comm. Code Ann. § 9.101 et seq. (2001), as set forth in 6 Secured Transactions Guide (CCH) (the “6 CCH Secured Transactions Guide”) at ¶ 50,531 et seq. (2001) (the “Texas UCC”) by filing financing statements in the State of Texas.

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23.         Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which MedCare has granted a security interest to the Agent.  The Financing Statement which designates MedCare as debtor is sufficient in form for filing with the Delaware Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which MedCare has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Delaware UCC by filing financing statements in the State of Delaware.

24.         Under Article 9 of the New York UCC, the State of Delaware is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which CPS has granted a security interest to the Agent.  The Financing Statement which designates CPS as debtor is sufficient in form for filing with the Delaware Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which CPS has granted a security interest to the Agent to the extent a security interest in such Collateral may be perfected under the Delaware UCC by filing financing statements in the State of Delaware.

25.         Under Article 9 of the New York UCC, the State of Minnesota is the proper jurisdiction in which to file a financing statement to perfect the Agent’s security interest in the Collateral in which a security interest is granted by CHSIII to the Agent.  The Financing Statement which designates CHSIII as debtor is sufficient in form for filing with the Minnesota Secretary of State and, upon such filing, will perfect the Agent’s security interest in the Collateral in which a security interest is granted by CHSIII to the Agent to the extent a security interest in such Collateral may be perfected under the “Minnesota UCC” by filing financing statements in the State of Minnesota.

26.         The Curative Pledge Agreement creates a valid security interest in the shares of stock of CNY, CCS, and CHSC described in the Pledge Agreement (the “Curative Pledged Assets”) in favor of the Agent to secure the Obligations.  Under Article 9 of the New York UCC, assuming the Agent is not acting as an agent for any Credit Party, the Agent has taken and is retaining possession of the certificates evidencing the Curative Pledged Assets, together with properly completed powers endorsing or transferring the Pledged Assets and executed by the Credit Party which owns such certificates and respective Curative Pledged Assets, and that the Agent has taken the Curative Pledged Assets in good faith without notice of any adverse claim within the meaning of the New York UCC, there has been created under the Curative Pledge Agreement, and there has been granted to the Agent a valid and perfected security interest in the Curative Pledged Assets, with the consequence of perfection by control accorded by the New York UCC.

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27.         None of the Credit Parties is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

28.         None of the Credit Parties is an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940.

29.         The payment by the Credit Parties and receipt by the Agent for the account of the Lenders entitled thereto of all principal and interest required to be paid pursuant to the terms of the Notes and the other Loan Documents (including without limitation the provisions for interest after default and late charges) will not violate the usury laws of the State of New York.

SCOPE OF OPINION

Our opinions set forth above are further subject to the following additional qualifications:

(a)                                  Our opinions expressed above are limited to the law of the States of Minnesota and New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of the United States of America.  Solely with respect to certain of the opinions set forth in paragraphs 13, 14, 17, 19, 20, 21, 23 and 24 above, our opinion is also based on the Delaware UCC, as compiled in the 2 CCH Secured Transactions Guide as updated in our records through April 22, 2004.  No opinion set forth in paragraphs 13, 14, 17, 19, 20, 21, 23 and 24, above, is given with respect to the constitution or statutes of Delaware, other than the Delaware UCC, with respect to cases decided under the Delaware UCC or other laws of the State of Delaware, or with respect to any provision of the Delaware UCC that has been amended subsequent to, or differs from, the compilations thereof in the 2 CCH Secured Transactions Guide as updated in our records through April 22, 2004.  Solely with respect to certain of the opinions set forth in paragraph 15, above, our opinion is also based on the Tennessee UCC, as compiled in the 6 CCH Secured Transactions Guide as updated in our records through April 22, 2004.  No opinion set forth in paragraph 15, above, is given with respect to the constitution or statutes of Tennessee, other than the Tennessee UCC, with respect to cases decided under the Tennessee UCC or other laws of the State of Tennessee, or with respect to any provision of the Tennessee UCC that has been amended subsequent to, or differs from, the compilations thereof in the 6 CCH Secured Transactions Guide as updated in our records through April 22, 2004.  Solely with respect to certain of the opinions set forth in paragraph 16, above, our opinion is also based on the California UCC, as compiled in the 2 CCH Secured Transactions Guide as updated in our records through April 22, 2004.  No opinion set forth in paragraph 16, above, is given with respect to the constitution or statutes of California, other than the California UCC, with respect to cases decided under the California UCC or other laws of the State of California, or with respect to any provision of the California UCC that has been amended subsequent to, or differs from, the compilations thereof in the 2 CCH Secured

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Transactions Guide as updated in our records through April 22, 2004.  Solely with respect to certain of the opinions set forth in paragraph 22, above, our opinion is also based on the Texas UCC, as compiled in the 6 CCH Secured Transactions Guide as updated in our records through April 22, 2004.  No opinion set forth in paragraph 22 , above, is given with respect to the constitution or statutes of Texas, other than the Texas UCC, with respect to cases decided under the Texas UCC or other laws of the State of Texas, or with respect to any provision of the Texas UCC that has been amended subsequent to, or differs from, the compilations thereof in the 6 CCH Secured Transactions Guide as updated in our records through April 22, 2004.

(b)                                 Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding at law or in equity).  In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

(c)                                  Our opinions expressed above assume that all of the Loan Documents are dated April 23, 2004, unless otherwise stated on Exhibit A hereto.

(d)                                 Our opinions are further subject to other laws and judicial decisions affecting the rights of creditors and secured creditors generally, including, without limitation, the following:

(i)                                     We express no opinion as to the enforceability of provisions of the Loan Documents to the extent they contain:

(A)                              forum selection provisions,

(B)                                grants to the Agent or any Lender of powers of attorney,

(C)                                cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party,

(D)                               obligations of a Credit Party to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages

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or disproportionate to actual damages suffered by the Agent or any Lender as a result of such prepayment, default or termination,

(E)                                 terms which excuse any person or entity from liability for, or require a Credit Party to indemnify such person or entity against such person’s or entity’s gross negligence or willful misconduct,

(F)                                 terms purporting to establish evidentiary standards, or

(G)                                terms to the effect that provisions in the Loan Documents may not be waived or modified except in writing may be limited under certain circumstances.

(ii)                                  Certain waivers of notices and other rights and remedial provisions contained in the Loan Documents, including waivers by a Credit Party of any statutory or constitutional rights or remedies, may be unenforceable under applicable law, but the Loan Documents contain adequate other provisions for enforcing payment of the obligations evidenced, guaranteed or secured thereby and for the practical realization of the security and other rights and remedies afforded thereby, and the inclusion of such waivers, rights and remedial provisions in the Loan Documents does not affect the legality, validity or binding effect of such Loan Documents or affect the enforceability of the other provisions of the Loan Documents.

(iii)                               The enforceability of the remedies, covenants or other provisions of the Loan Documents and the availability of equitable remedies may be limited where:

(A)                              the enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate the implied covenant of good faith and fair dealing of the Lender under the Financing Documents or would be commercially unreasonable;

(B)                                a court having competent personal and subject matter jurisdiction finds that such remedies, covenants or provisions were at the time made, or are in application, unconscionable as a matter of law or public policy;  or

(C)                                the enforcement of specific rights under the Loan Documents may require a judgment or decree of a court of competent jurisdiction after prior notice to the Credit Parties, and an opportunity for the Credit Parties to be heard by an appropriate tribunal.

(iv)                              The grant of a security interest in collateral under the Loan Documents, or the transfer of rights in such security interest or collateral may, in some instances, require

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or be conditioned upon receipt of consent of third parties, but such requirements or conditions may not be effective as to assignments or grants of security interests in certain types of collateral, including accounts, chattel paper, certain general intangibles, health-care insurance receivables, payment intangibles, promissory notes, leasehold or landlord’s residual interests and letter of credit rights, as provided in Sections 9-404 through 9-409 of the New York UCC;

(v)                                 Restrictions in the Loan Documents on the voluntary or involuntary transfer of a person’s rights in such person’s assets may be limited as provided in Section 9-401 of the New York UCC;

(vi)                              The rights of debtors, guarantors and other secured parties to receive notices under Section 9-611 of the New York UCC and certain other rights of the debtor as specified in Section 9-602 of the New York UCC may not be varied or waived, subject to Section 9-624 of the New York UCC; and

(vii)                           We express no opinion as to whether the choice of law provisions of the Loan Documents would be enforced by any court other than a court of the State of New York; and

(viii)                        Notwithstanding any language of the Loan Documents to the contrary, the Agent and Lenders may be limited to recovery of only reasonable expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, with respect to the retaking, holding, preparing for sale, selling, pledging, hypothecating or otherwise transferring collateral.

(e)                                  Our opinions in paragraph 10, above, insofar as they relate to the enforceability of indemnification provisions set forth in the Loan Documents, are subject to the effect of federal and state securities laws and public policy relating thereto.  In addition, certain cases in the Federal District Courts have called into question the enforceability of private contractual agreements allocating financial responsibility under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) as between parties who are potentially responsible parties under CERCLA, and the reasoning in such cases could be utilized by parties attempting to avoid indemnity liability under both CERCLA and state environmental statutes which may contain similar language respecting indemnity agreements.

(f)                                    Our opinions in paragraphs 12-26, above, as to perfection of the security interest of the Agent in the Collateral and the Curative Pledged Assets (collectively, the “Pledged Collateral”) are further subject to the following additional qualifications:

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(i)                                     we express no opinion as to Pledged Collateral which consists of or will consist of consumer goods or accounts resulting from the sale thereof, beneficial interests in a trust or decedent’s estate, deposit accounts, commercial tort claims, letters of credit or letter of credit rights, goods subject to certificates of title (including, without limitation, motor vehicles), fixtures, equipment to be used in farming operations, farm products, agricultural or farm property, accounts or general intangibles arising from or relating to the sale of farm products, crops, timber, minerals, oil, gas or the like, or items which are subject to a statute or treaty of the United States which provides for a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the New York UCC, the Minnesota UCC, the Delaware UCC, the Tennessee UCC, the California UCC or the Texas UCC for filing to perfect such security interest, or in the case of the sale of any of the foregoing, accounts, promissory notes or general intangibles arising with respect thereto;

(ii)                                  we express no opinion as to matters excluded from Article 9 of the New York UCC by Section 9-109 of the New York UCC, Article 9 of the Minnesota UCC by Section 336.9-109 of the Minnesota UCC, Article 9 of the Delaware UCC by Section 9-109 of the Delaware UCC, Article 9 of the Tennessee UCC by Section 47-9-109 of the Tennessee UCC, Division 9 of the California UCC by Section 9109 of the California UCC or Article 9 of the Texas UCC by Section 9.109 of the Texas UCC;

(iii)                               the effect of Section 9-315 of the New York UCC, Section 336.9-315 of the Minnesota UCC, Section 9-315 of the Delaware UCC, Section 47-9-315 of the Tennessee UCC, Section 9315 of the California UCC or Section 9.315 of the Texas UCC as to proceeds of Pledged Collateral, and Sections 9-320 and 9-330 of the New York UCC, Sections 336.9-320 and 336.9-330 of the Minnesota UCC, Sections 9-320 and 9-330 of the Delaware UCC, Sections 47-9-320 and 47-9-330 of the Tennessee UCC, Sections 9320 and 9330 of the California UCC, or Sections 9.320 and 9.330 of the Texas UCC as to buyers and purchasers of Pledged Collateral in certain circumstances;

(iv)                              the requirement that continuation statements with respect to the Financing Statements be filed within six months prior to the fifth, tenth, fifteenth, etc. anniversaries of the original filing of the Financing Statements;

(v)                                 the security interest of the Agent and the Lenders in the Pledged Collateral in which a Credit Party has granted a security interest to the Agent may become unperfected if such Credit Party changes its name, jurisdiction of formation or its status therein, or identity or entity structure;

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(vi)                              we express no opinion as to the validity or perfection of any security interest purported to be assumed or granted in that portion of Pledged Collateral that constitutes an interest or claim in or under a policy of insurance (except with respect to health-care-insurance receivables and with respect to proceeds thereof as provided in Section 9-315 of the New York UCC, Section 336.9-315 of the Minnesota UCC, Section 9-315 of the Delaware UCC, Section 47-9-315 of the Tennessee UCC, Section 9315 of the California UCC or Section 9.315 of the Texas UCC), a right represented by a judgment, a right of setoff, a claim arising out of tort or an interest in any deposit account (except with respect to proceeds thereof as provided in Section 9-315 of the New York UCC, Section 336.9-315 of the Minnesota UCC, Section 9-315 of the Delaware UCC, Section 47-9-315 of the Tennessee UCC, Section 9315 of the California UCC or Section 9.315 of the Texas UCC);

(vii)                           in the case of Pledged Collateral consisting of money (as such term is defined in the New York UCC) not constituting part of a chattel paper (as such term is defined in the New York UCC), the security interest granted pursuant to the Security Agreement cannot be perfected by filing the Financing Statements but can only be perfected if possession thereof is obtained;

(viii)                        we express no opinion with respect to the perfection of the Agent’s security interest in any patents, patent applications, patents pending, copyrights, trademarks, trade names, trademark registrations or other interests subject to federal patent, trademark or copyright laws; and

(ix)                                except for the opinions expressed in paragraph 26, above, as to perfection by control of the Curative Pledged Assets, we express no opinion with respect to the perfection of the Agent’s security interest in any Pledged Collateral which may only be perfected by “control” within the meaning given to such term in the Minnesota UCC, Delaware UCC, Tennessee UCC, New York UCC, California UCC or Texas UCC.

(g)                                 We express no opinion concerning any Credit Party’s rights in or title to, or the priority of any security interest, pledge, lien, or other similar interest in, any personal property, or the creation, perfection or priority of any lien, mortgage or other similar interest in any real property.

(h)                                 We express no opinion as to compliance or the effect of noncompliance by the Agent or any Lender with any state or federal laws or regulations applicable to the Agent or any Lender in connection with the transactions described in the Loan Documents.

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(i)                                     Our opinions in paragraph 11, above, are subject to the defenses available to a co-borrower or guarantor under applicable law, but the waivers of such defenses set forth in the Loan Documents are enforceable, subject to the other exceptions set forth herein.

(j)                                     Our opinions with respect to Access’ valid existence as a corporation and its good standing in paragraph 1, above, are based solely on the certificate of good standing and the certificate of existence referenced in items (iv) and (xxiv) at pages 2-4, above.  Our opinions with respect to Apex’s valid existence as a corporation and its good standing in paragraph 1, above, are based solely on the certificates of good standing and the certificate of incorporation referenced in items (v) and (xvii) at pages 2-4, above.  Our opinions with respect to CCS’s valid existence as a corporation and its good standing in paragraph 1, above, are based solely on the certificates of good standing and the certificate of incorporation referenced in items (viii) and (xxii) at pages 2-4, above.  Our opinions with respect to Infinity Infusion’s valid existence as a limited partnership and its good standing in paragraph 1, above, are based solely on the certificate of authority and the articles of conversion referenced in items (xii) and (xxvii) at pages 3-4, above.

(k)                                  Our opinions assume that each of Access, Apex, CCS and Infinity Infusion is duly incorporated or organized under the laws of the state of its organization and has sufficient corporate or partnership power to conduct any lawful business activity, including entering into the Loan Documents to which it is a party.

This opinion is in addition to our opinions to the Agent dated June 9, 2003 and July 30, 2003 (collectively, the “Existing Opinions”) which remain in full force and effect, subject to the assumptions, qualifications, and limitations set forth therein, provided that we advise you that our opinion as to the enforceability of the “Loan Documents”, as such term is defined in each of the Existing Opinions, shall be deemed to include the enforceability of such Loan Documents as modified as of the date of this opinion by the applicable terms of the Reaffirmation Agreement, subject to the assumptions, qualifications, and limitations with respect to enforceability set forth in the Existing Opinions.

The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities.  This opinion is solely for the benefit of the addressees hereof in connection with the transaction described in the first paragraph of this letter, may not be relied upon by the addressee hereof for any other purpose, and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, another person, other than the Agent and Lenders’ participants and assigns permitted under the Credit Agreement, for any purpose without our prior written approval.  We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

24

Very truly yours,

LJG/TSH

25

EXHIBIT A
Opinion of Dorsey & Whitney LLP
April 23, 2004

LOAN DOCUMENTS

Unless otherwise stated, the following instruments and agreements are dated April 23, 2004:

1.                                       Reaffirmation Agreement by and between Curative, eBioCare, Access, Apex, CHS, CNY, Optimal, Infinity, Infinity II, Infinity Infusion, MedCare, CPS, CHSC, CHSIII and the Agent (the “Reaffirmation Agreement”)

2.                                       $40,000,000 Revolving Note by the Credit Parties payable to the Agent.

3.                                       $5,000,000 Swingline Note by Credit Parties payable to the Agent.

4.                                       Amended and Restated Security Agreement by and between Curative and Agent (the “Security Agreement”).

5.                                       Security Agreement by and between CCS and Agent (the “CCS Security Agreement”).

6.                                       Intellectual Property Security Agreement by CCS in favor of the Agent (the “CCS Intellectual Property Security Agreement”).

7.                                       Amended and Restated Pledge Agreement by Curative in favor of Agent. (the “Pledge Agreement”)

8.                                       Master Agreement for Standby Letters of Credit, by and between Curative and the Agent.

9.                                       Master Agreement for Documentary Letters of Credit, by and between Curative and the Agent.

10.                                 Post Closing Letter Agreement by and between the Curative and the Agent.

11.                                 Assignment of Representations, Warranties, Covenants and Indemnities by and between Curative and the Agent.

12.                                 Business Associate Agreement by and between CCS and the Agent.

The documents described in items 2 and 3, above, are referred to herein collectively as the “Notes.”

EXHIBIT B
Opinion of Dorsey & Whitney LLP
April 23, 2004

UCC FINANCING STATEMENTS

EXHIBIT C
Opinion of Dorsey & Whitney LLP
April 23, 2004

SPECIFIC AGREEMENTS AND INSTRUMENTS

1.               The Agreements and Instruments listed as exhibits to, or incorporated by reference in, the Form 10-K filed by Curative for the year ended December 31, 2003, and any filing by Curative under the Securities Exchange Act after such Form 10-K was so filed, which additional filing was made prior to April 23, 2004.

2.               Lease Agreement, dated August 4, 1996, First Amendment to Lease Agreement dated June 4, 2001, Second Amendment to Lease Agreement (undated), and Third Amendment to Lease Agreement dated November 7, 2003, between K/B Opportunity Fund L.L.P. and Critical Care Systems, Inc.

3.               Lease Agreement, dated October 1, 2003, between Hampstead Associates, LLC and Critical Care Services, Inc.

4.               Lease Agreement, dated May 5, 1992, between Ticonderoga Company and Critical Care Services, Inc.

5.               Lease Agreement, dated November 1, 1991, between CSL Birmingham Associates and CCS, First Amendment to Lease Agreement dated June 9, 1997 between CSL Colonnade Associates as successor to CSL Birmingham Associates, and Critical Care Systems, Inc., and Second Amendment to Lease Agreement dated November 21, 2002 between The Stewart Organization, Inc., as successor to CSL Colonnade Associates, and Critical Care Systems, Inc.

6.               Lease Agreement, with start date of July 10, 2000, between Apparel Realty Trust and Critical Care Systems, Inc.

7.               Lease Agreement, dated January 8, 2004, between MIE Properties, Inc. and Critical Care Systems, Inc.

8.               Lease Agreement, dated April 24, 2002, between Johnny Ribeiro and Critical Care Systems, Inc.

9.               Lease Agreement, dated May 10, 2002, First Amendment to Lease Agreement dated June 20, 2002, and Second Amendment to Lease Agreement dated February 12, 2003, between Carleton Investors, L.L.C. and Critical Care Systems, Inc.

10.         Lease Agreement, dated July 31, 2000, between Riggs & Company as Trustee of the Multi-Employer Property Trust and Critical Care Systems, Inc.

11.         Lease Agreement, dated June 1, 2003, between Lemar Crossing Limited and Critical Care Systems, Inc.

12.         Lease Agreement, dated November 30, 2000, between Slough Estates USA Inc., and Infusion Care Systems, Inc.

13.         Lease Agreement, dated October 31, 2000, between Columbia Properties LLC, and Infusion Care Systems, Inc.

14.         Lease Agreement, dated November 2000, between G.R.O. Management L.L.C., and Infusion Care Systems, Inc.

15.         Lease Agreement, dated November 8, 2000, between Westwood Business Park, Ltd., and Infusion Care Systems, Inc.

16.         Lease Agreement, dated October 23, 2000, between AMB Property II, L.P., and Infusion Care Systems, Inc.

Schedule 3

List of Required UCC-3 Terminations, Partial Releases and other Lien Releases*

*Authorization to release Harris Bank UCC financing statements will be contained in the payoff letter from Harris Bank.

Debtor Name	Secured Party	Jurisdiction	Collateral	File #	File Date

EXHIBIT J

to

CREDIT AGREEMENT

AUTHORIZED SIGNATORY LETTER

                 , 20

General Electric Capital Corporation, as Agent

2 Bethesda Metro Center

Suite 600

Bethesda, MD 20814

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 23, 2004 (the “Credit Agreement”), among Curative Health Services, Inc., a Minnesota corporation formerly known as Curative Holding Co. (“Borrower Representative”), eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc., Curative Health Services Co., a Minnesota corporation formerly known as Curative Health Services, Inc., Critical Care Systems, Inc. (each a “Borrower”, and collectively with Borrower Representative, the “Borrowers”), the other Credit Parties signatory thereto, General Electric Capital Corporation (“GE Capital”), individually and in its capacity as Agent for Lenders (in such capacity, the “Agent”), and the Persons designated as Lenders in the Credit Agreement.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

Each of the undersigned hereby designate the following individuals as “Authorized Signatories” of Borrower Representative for the purpose of giving Notices of Borrowing and Notices of Swingline Borrowing under the Credit Agreement:

Name:	Title:

Without limiting its rights and protections afforded to Agent under the Credit Agreement, Agent shall be entitled to rely on such designation until it receives written notice from Borrower Representative of any change in such designation.

(Remainder of page left intentionally blank; signature pages follow)

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Authorized Signatory Letter by its duly authorized officer as of the date first set forth above.

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

[Signature page to Authorized Signatory Letter]

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

[Signature page to Authorized Signatory Letter]

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:
Name:
Title:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:

[Signature page to Authorized Signatory Letter]

EXHIBIT K

to

CREDIT AGREEMENT

CLOSING CHECKLIST

GENERAL ELECTRIC CAPITAL CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT FOR

CURATIVE HEALTH SERVICES, INC.

AND CERTAIN OF ITS SUBSIDIARIES AS CO-BORROWERS

Expected Closing Date:  April 23, 2004

Location of Closing:  New York, New York

Parties and Counsel

Agent:	-	General Electric Capital Corporation (“GE Capital”)

Lead Arranger:	-	GE Capital Markets Group, Inc. (“GECMG”)

Holdings:	-	Curative Health Services, Inc., a Minnesota corporation formerly named Curative Holding Co.
Co-Borrowers:	-	Certain direct and indirect subsidiaries of Holdings as follows (collectively, with Holdings, “Borrowers”):

		1.	eBioCare.com, Inc.
		2.	Hemophilia Access, Inc.
		3.	Apex Therapeutic Care, Inc.
		4.	Curative Health Services of New York, Inc.
		5.	CHS Services, Inc.
		6.	Curative Pharmacy Services, Inc.
		7.	Infinity Infusion, LLC
		8.	Infinity Infusion II, LLC
		9.	Optimal Care Plus, Inc.
		10.	Infinity Infusion Care, Ltd.
		11.	MedCare, Inc.
		12.	Curative Health Services Co., a Minnesota corporation formerly named Curative Health Services, Inc.
		13.	Target

Target:	-	Critical Care Systems, Inc.

Guarantors:	-	Curative Health Services III Co.

Credit Parties	-	Borrowers and Guarantors

Agent’s Counsel:	-	Kilpatrick Stockton LLP (“KS”)

Borrowers’ Counsel	-	Dorsey & Whitney LLP (“D&W”)

Action/Document	Responsible Party	Status
1. Amended and Restated Credit Agreement (“Credit Agreement”), executed by Borrowers, Agent and Lenders	KS

2. Exhibits to Credit Agreement	KS

A - Revolving Note
B - [RESERVED]
C - Swingline Note
D-1 - Notice of Borrowing
D-2 - Notice of Swingline Borrowing
E - Borrower Security Agreement
F - Borrower Pledge Agreement
G - Subsidiary Guaranty Agreement
H - Guarantor Security Agreement
I - Opinion of Counsel to the Borrowers
J - Authorized Signatory Letter
K - Closing Checklist
L - Assignment Agreement
M - HIPPA Business Associate Agreement
N - Form of Seller Subordination Agreement
O - Form of Borrowing Base Certificate
5.1(a) - Compliance Certificate (Quarterly)
5.1(b) - Compliance Certificate (Annual)

2

Action/Document	Responsible Party	Status

3. Updated Disclosure Schedules to Credit Agreement	Borrowers

1.1 - Permitted Restructuring
3.1 - Closing Date Litigation
4.5(a) - Financial Statements
4.5(b) - Borrowers’ Financial Projections
4.7 - Litigation
4.13 - Subsidiaries, Other EquityInvestments
4.19 - Insurance Policies
6.15 - Compliance Program
6.16(a) - Government Receivables Deposit Accounts and Concentration Account
6.16(c) - Blocked Accounts
7.1 - Indebtedness
7.2 - Closing Date Liens
7.4 - Capital Structure
7.9 - Existing Investments
7.10(b) - Loans to Officers

4. Reaffirmation Agreement, executed by each Credit Party and Agent	KS

5. Amended and Restated Revolving Note, executed by Borrowers	KS

6.Amended and Restated Swingline Note, executed by Borrowers	KS

7. Amended and Restated Security Agreement, executed by Holdings and Agent	KS

8. Security Agreement, executed by Target and Agent	Form KS/ Final D&W

9. Power of Attorney by Target	D&W

3

Action/Document	Responsible Party	Status
10. Intellectual Property Security Agreement, executed by Target	Form KS/ Final D&W

Schedule identifying registered patents and trademarks	D&W

11. Amended and Restated Pledge Agreement, executed by Holdings	Form KS/ Final D&W D&W

Schedule I – Pledged Securities
Schedule II – Pledge Amendment
Schedule III – Related Control Agreement executed by Target

12. Stock Certificate(s) of Target to be pledged	D&W

13. Stock Power(s) dated in blank and endorsed in blank relating to pledges stock certificate(s) of Target	D&W

14. Master Agreement for Standby Letters of Credit, executed by Holdings and Agent	Form KS/ Final Borrowers

15. Master Agreement for Documentary Letters of Credit, executed by Holdings and Agent	Form KS/ Final Borrowers

16. Intercreditor Agreement between UBS AG and Agent	KS

17. Certified copies of Subject Swap Documents	D&W

18. Legal Opinion from D&W, as counsel to Credit Parties	D&W

19. Legal Opinion from counsel to Target or Reliance Letters in favor of Agent and Lenders	D&W

20. Curative Health Services, Inc. Closing Certificate	D&W

21. Good Standing Certificates for Credit Parties	Borrowers

22. Secretary Certificates for Credit Parties, together with following attachments:	D&W

4

Action/Document	Responsible Party	Status
a) Certificate of Incorporation/Formation, certified by applicable Secretary of State;

b) Bylaws/Operating Agreement;	D&W

c) Resolutions of Board/Managers/Members, as applicable	D&W

23. Solvency Certificate and certification as to the pro forma covenant compliance of all Credit Parties, executed by Chief Financial Officer of Holdings	D&W

24.         Certificate of Secretary of Borrowers, attaching and certifying as to true, correct and complete copies of the Senior Unsecured High Yield Note Documents and CCS Purchase Agreement and all other related Acquisition documents

D&W

25. Post-Closing Letter Agreement	KS

26. UCC, tax, lien and judgment bring down searches for Credit Parties in the jurisdictions specified in Schedule 1 attached hereto	KS

27. UCC-1 Financing Statements for Credit Parties, to be filed in the jurisdictions specified in Schedule 2 attached hereto	KS

28. Tennessee Affidavit of Value, regarding Hemophilia Access UCC Financing Statement	D&W

29. UCC-3 Termination Statements as set forth on Schedule 3 attached hereto and related filing authorization letter from each secured party	D&W (KS to file)

30. Harris Bank Pay-off Letter	D&W

31. Assignment of Representations, Warranties and Indemnities (regarding representations, warranties and indemnities made by Target Sellers to applicable Credit Parties)	D&W

32. HIPAA Business Associate Agreement between Target and Agent	D&W

5

Action/Document	Responsible Party	Status
33. Insurance Certificates for Credit Parties in form and substance satisfactory to Agent	Borrowers/ D&W

34. Borrowing Base Certificate dated closing date duly executed by Holdings as Borrower Representative	Form GE Capital/ Final Borrowers

35.         Approval by Board of Target for Subject Acquisition, along with evidence satisfactory to Agent that Subject Acquisition has been consummated and necessary government and third party approvals have been obtained

D&W

36. Responses to Legal Due Diligence Request :	Borrowers

37. Pay Proceeds Letter	D&W

38. Statement of Sources and Uses relating to proceeds of Senior Unsecured High Yield Notes and the Loans made on the Restatement Effective Date	D&W

39. 2003 Audited Financial Statements for Target and the financial statements as required under Section 3.1(w) of the Credit Agreement	Borrowers

40.Payment of fees and expenses as required under GE Capital Fee Letter	Borrowers

41. Payment of fees and expenses of Kilpatrick Stockton LLP	Borrowers

POST CLOSING ITEMS

1. Blocked Account Agreements, executed by Agent, depository bank and Target	Form KS/ Final D&W

2. Government Receivables Deposit Account Agreements, executed by Agent, depository bank and Target	Form KS/ Final D&W

3. Landlord Waiver Agreements identified on Schedule 1 to Post-Closing Letter Agreement	D&W

4. Post-Closing UCC lien searches	KS

6

Schedule 1

UCC, Tax, Lien and Judgment Searches

Note: 5-Part Lien Searches (UCC, Fixture/Real Estate, Federal Tax, State Tax, Judgment), are needed from the state and county levels specified below, if available.

Name (Including All Corporate Endings)	Jurisdiction	Search Type

Schedule 2

UCC-1 Financing Statements

Name of Debtor	Filing Office
Curative Health Services, Inc.	Minnesota SOS

eBioCare.com, Inc.	Delaware SOS

Hemophilia Access, Inc.	Tennessee SOS

Apex Therapeutic Care, Inc.	California SOS

CHS Services, Inc.	Delaware SOS

Curative Health Services of New York, Inc.	New York SOS

Infinity Infusion, LLC	Delaware SOS

Infinity Infusion II, LLC	Delaware SOS

Optimal Care Plus, Inc.	Delaware SOS

Infinity Infusion Care, Ltd.	Texas SOS

MedCare, Inc.	Delaware SOS

Curative Pharmacy Services, Inc.	Delaware SOS

Curative Health Services Co.	Minnesota SOS

Curative Health Services III Co.	Minnesota SOS

Critical Care Systems, Inc.	Delaware SOS

Schedule 3

List of Required UCC-3 Terminations, Partial Releases and other Lien Releases*

*Authorization to release Harris Bank UCC financing statements will be contained in the payoff letter from Harris Bank.

Debtor Name	Secured Party	Jurisdiction	Collateral	File #	File Date

EXHIBIT L

to

CREDIT AGREEMENT

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                       ,       by and between                                                     (“Assignor Lender”) and                                     (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as Agent for Lenders (“Agent”).  All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Curative Health Services, Inc., eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc., Curative Health Services Co., Critical Care Systems, Inc. (each a “Borrower”, and collectively, the “Borrowers”), the other Credit Parties signatory thereto, Agent and the Persons designated as Lenders in the Credit Agreement (the “Lenders”) have entered into that certain Amended and Restated Credit Agreement, dated as of April 23, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain L/C Obligations for, Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the L/C Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, L/C Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.                                       ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1.                              Assignment.  Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2 below), [all/such percentage] of Assignor Lender’s right, title, and interest in

[the Revolving Loan ], [the Term Loan], [the Loans], [L/C Obligations], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Lender’s Percentage thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Lender’s Percentage

Revolving Loan	$		%

Term Loan	$		%

1.2.                              Delegation.  Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/      %] of Assignor Lender’s Revolving Credit Commitment (such percentage representing a commitment of $                       ), and [100%/      %] of Assignor Lender’s Term Loan Commitment (such percentage representing a commitment of $             ).

1.3.                              Acceptance by Assignee Lender.  By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4.                              Effective Date.  Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of                                        [the date of this Agreement] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).  Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

2.                                       INITIAL PAYMENT AND DELIVERY OF NOTES

2.1.                              Payment of the Assigned Amount.  Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Lender’s Percentage of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2.                              Payment of Assignment Fee.  [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon

2

(New York time) on the Effective Date, the assignment fee in the amount of $[3500] (the “Assignment Fee”) as required pursuant to Section 11.6(b) of the Credit Agreement.

2.3.                              Execution and Delivery of Notes.  Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Lender’s Percentage[s] in the Loans after giving effect to the assignment described in Section 1 above.  Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] or [the Assignee Lender].

3.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1.                              Assignee Lender’s Representations, Warranties and Covenants.  Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a)                                  This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)                                 The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)                                  Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)                                 Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and L/C Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e)                                  Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and L/C Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f)                                    No future assignment or participation granted by Assignee Lender pursuant to Section 11.6 of the Credit Agreement will require Assignor Lender,

3

Agent, or Borrowers to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)                                 Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h)                                 Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i)                                     As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) is not subject to capital adequacy or similar requirements under Section 9.4 of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 9.4 of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 9.4 of the Credit Agreement, ] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 9.4 of the Credit Agreement [or from any other inaccuracy in the foregoing].

3.2.                              Assignor Lender’s Representations, Warranties and Covenants.  Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)                                  Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b)                                 This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)                                  The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)                                 Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e)                                  Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

4

(f)                                    This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.                                       LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2 above) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, L/C Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents.  Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party.  Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.                                       FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.                                       NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.                                       AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.                                       SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this

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Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement.  In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.                                       SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.                                 SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.                                 APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.                                 COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[signature page follows]

6

IN WITNESS WHEREOF, this Assignment Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER: By: Title:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:
Title:
Its Duly Authorized Signatory

CURATIVE HEALTH SERVICES, INC.,
as Borrower Representative

By:
Name:
Title:	](1)
Its Duly Authorized Signatory

(1) Note: Borrower consent is not required during the occurrence and continuance of an Event of Default.

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Revolving Loan	$

Term Loan	$

Subtotal	$

Accrued Interest	$

Unused Line Fee	$

Other + or -	$

Total	$

All determined as of the Effective Date.

EXHIBIT M

to

CREDIT AGREEMENT

BUSINESS ASSOCIATE AGREEMENT

AND

GENERAL ELECTRIC CAPITAL CORPORATION

This Business Associate Agreement (“B.A. Agreement”), effective                              , 20      (“Effective Date”), is entered into between General Electric Capital Corporation (“GECC”) and                          , a                  corporation (“Covered Entity”).

1.              BACKGROUND AND PURPOSE.  Covered Entity and GECC are considering entering into a transaction pursuant to which GECC may provide working capital, acquisition and/or other financing to Covered Entity and/or certain of its subsidiaries or affiliates, as the case may be (the “Proposed Transaction”), which Proposed Transaction, if and to the extent consummated, will be documented in one or more related agreements (collectively, the “Underlying Contracts”).  The Parties acknowledge that both (i) the pre-closing origination and underwriting and other related activities in respect of the Proposed Transaction, and (ii) the performance and/or enforcement of the Underlying Contracts, if any, may involve the access, use and/or disclosure by GECC of Protected Health Information (as defined in 45 C.F.R. §164.501 and limited for purposes of this B.A. Agreement solely to the information (x) received by GECC from Covered Entity or (y) created or received by GECC on behalf of Covered Entity, in each case with respect to the origination or underwriting of the transaction and/or the Underlying Contract, in accordance with the terms of this B.A. Agreement) (the “PHI”) that is subject to the federal privacy regulations issued pursuant to the Health Insurance Portability and Accountability Act (“HIPAA”) and codified at 45 C.F.R. parts 160 and 164 (the “Privacy Rule”).  The purpose of this B.A. Agreement is to allow for Covered Entity’s compliance with the Privacy Rule with respect to GECC’s access to and/or use or disclosure of the PHI with respect to the Proposed Transaction and/or the Underlying Contracts, if any.  It is the intent of the Parties that, in the event and to the extent any Underlying Contracts are executed between them, this B.A. Agreement will be specifically incorporated into and made a part of such Underlying Contracts.

2.              DEFINITIONS.  Unless otherwise defined in this B.A. Agreement, all capitalized terms used in this B.A. Agreement shall have the meanings ascribed in HIPAA and/or the Privacy Rule, as applicable.

3.              OBLIGATIONS OF THE PARTIES WITH RESPECT TO PHI.

3.1              Uses and Disclosures of PHI by GECC.  Except as otherwise specified in this B.A. Agreement, GECC may make any and all uses and disclosures of PHI necessary to originate, underwrite, audit, perform and/or enforce the Underlying Contracts.  In addition, unless otherwise limited in this B.A. Agreement, GECC may (a) use the PHI in its possession for its proper management and administration and to carry out the legal responsibilities of GECC, (b) disclose the PHI in its possession

1

to a third party for the purpose of GECC’s proper management and administration or to carry out the legal responsibilities of GECC, provided that such disclosure is required by law or GECC obtains reasonable assurances from the third party that the PHI will be held confidentially and used or disclosed only as required by law or for the purpose for which it was disclosed to such third party and in accordance with the Privacy Rule, and the third party is obligated to notify GECC of any instances of which the third party is aware in which the confidentiality of the PHI has been breached, (c) provide Data Aggregation services relating to the health care operations of the Covered Entity, and (d) de-identify any and all PHI obtained by GECC under this B.A. Agreement, and use such de-identified data, all in accordance with the de-identification requirements of the Privacy Rule.

3.2                                       Obligations of GECC.  With regard to its use and/or disclosure of PHI, GECC agrees to:

a.               not use or further disclose the PHI other than as permitted or required by this B.A. Agreement or as required by law;

b.              use appropriate safeguards to prevent use or disclosure of the PHI other than as permitted in Section 3.2(a);

c.               report to Covered Entity in writing within fourteen (14) days any use or disclosure of the PHI other than as permitted in Section 3.2(a) of which GECC’s management becomes aware;

d.              ensure that any agents and subcontractors to which GECC provides PHI agree to the same restrictions and conditions that apply to GECC with respect to such PHI;

e.               within twenty (20) days, make available the PHI necessary for Covered Entity to respond to individuals’ requests for access to PHI about them in the event that the PHI in GECC’s possession constitutes a Designated Record Set;

f.                 within forty-five (45) days, make available the PHI for amendment and incorporate any amendments to the PHI in accordance with the Privacy Rule in the event that the PHI in GECC’s possession constitutes a Designated Record Set;

g.              Within forty-five (45) days of a request from the Covered Entity, make available the information required for the Covered Entity to provide an accounting of disclosures in accordance with the Privacy Rule;

h.              make its internal practices, books and records relating to the use and disclosure of PHI available to the Secretary of HHS for purposes of determining Covered Entity’s compliance with the Privacy Rule; and

i.                  return to Covered Entity or destroy, within ninety (90) days of the termination of this B.A. Agreement with respect to the Underlying Contract, the PHI in its possession as a result of the Underlying Contract and retain no copies, if it is feasible to do so.  If GECC in its discretion determines that return or destruction is infeasible, GECC agrees to extend all protections contained in this B.A. Agreement to GECC’s use and/or disclosure of any retained PHI, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of the PHI infeasible.

3.3                                       Obligations of Covered Entity.  Covered Entity agrees to timely notify GECC in writing of any arrangements between Covered Entity and the individual that is the subject of any PHI that may impact in any manner the use and/or disclosure of that PHI by GECC under this B.A. Agreement.

3.4                                       Effect of Changes to the Privacy Rule.  To the extent that any relevant provision of the Privacy Rule is materially amended in a manner that changes the obligations of Business Associates or Covered

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Entities that are embodied in the terms of this B.A. Agreement, the Parties agree to negotiate in good faith appropriate amendment(s) to this B.A. Agreement to give effect to these revised obligations.

4.              TERMINATION BY COVERED ENTITY.  With respect to any Underlying Contract, upon Covered Entity’s knowledge of a material breach of the terms of this B.A. Agreement by GECC, Covered Entity shall provide GECC written notice of that breach in sufficient detail to enable GECC to understand the specific nature of that breach and afford GECC an opportunity to cure the breach.  If GECC fails to cure the breach within a reasonable time specified by Covered Entity (but in any event not less than thirty (30) days), Covered Entity may terminate this B.A. Agreement as well as terminate those portions, but only those portions, of the Underlying Contract that, by their express terms, require or permit GECC to access and/or use or disclose the PHI and only to the extent of that requirement or permission.  In such instance, the remaining provisions of the Underlying Contract that do not, by their express terms, require or permit GECC to access and/or use or disclose the PHI shall remain in full force and effect, including without limitation any and all of Covered Entity’s payment and performance obligations (to the extent any such performance obligations do not require GECC to access and/or use or disclose the PHI); provided that, notwithstanding the foregoing, Covered Entity shall be entitled to terminate the Underlying Contract in its entirety if and to the extent that the overall intent and purpose of the Underlying Contract (a) is directly and materially related to and dependent upon GECC having the ability to access and/or use or disclose the PHI, and (b) would be frustrated if Covered Entity were not permitted to terminate the Underlying Contract.  In addition, if GECC, in its sole discretion, can perform and/or enforce the Underlying Contract with information that has been de-identified under the Privacy Rule, the Underlying Contract will remain in full force and effect, except with respect to, and only with respect to, those provisions that require or permit GECC to access and/or use or disclose the PHI, which provisions shall be deemed modified to provide GECC to access and/or use or disclose the PHI that has been de-identified under the Privacy Rule.

5.              MISCELLANEOUS.

5.1                                 Conflict with Underlying Contract.  The terms of this B.A. Agreement shall prevail in the case of any conflict with the terms of the Underlying Contract to the extent and only to the extent necessary to allow Covered Entity to comply with the Privacy Rule.

5.2                                 Survival.  Sections 1, 2, 3.2, 3.3, 4 and 5 of this B.A. Agreement shall survive termination of this B.A. Agreement and continue indefinitely solely with respect to PHI GECC retains in accordance with Section 3.2.i.

5.3                                 LIMITATION OF LIABILITY.  NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE RELATING TO OR ARISING FROM THE PERFORMANCE OR BREACH OF OBLIGATIONS SET FORTH IN THIS B.A. AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES, PROVIDED THAT THIS PROVISION SHALL NOT PRECLUDE ANY PARTY FROM SEEKING ACTUAL DAMAGES ARISING FROM ANOTHER PARTY’S PERFORMANCE OR BREACH OF SUCH OBLIGATIONS.

5.4                                 Entire Agreement; Amendments.  This B.A. Agreement constitutes the full and entire understanding and agreement among the Parties with regard to its subject matter and supersedes all prior written or oral agreements, understandings, representations and warranties made with respect to that subject matter.  No amendment, supplement or modification of this B.A. Agreement nor any waiver of any of its provisions shall be made except in writing executed by each of the Parties.

5.5                                 No Waiver; Cumulative Rights.  No waiver by any Party to this B.A. Agreement of any one or more defaults by any other Party in the performance of any of the provisions of this B.A. Agreement shall

3

operate or be construed as a waiver of any future default or defaults, whether of a like or different nature.  No failure or delay on the part of any Party in exercising any right, power or remedy under this B.A. Agreement, nor acceptance of partial performance or partial payment, shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  The remedies provided for in this B.A. Agreement are cumulative and are not exclusive of any remedies that may be available to any Party to this B.A. Agreement at law, in equity or otherwise.

5.6                                 Notices.  Any notice or other communication required or permitted under this B.A. Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant Party at its address set forth below, or at such other address as such Party may, by written notice, designate as its address for purposes of notice under this B.A. Agreement:

a.	If to GECC, at:

General Electric Capital Corporation
2 Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Legal Department
Telephone: (301) 961-1640
Telecopier: (301) 664-9866

b.	If to Covered Entity, at:

c/o Curative Health Services, Inc.
150 Motor Parkway
Hauppauge, New York 11788
Attention: Nancy Lanis, General Counsel

With a copy to:

Curative Health Services, Inc.
150 Motor Parkway
Hauppauge, New York 11788
Attention: Thomas Axmacher, CFO

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

5.7                                 Severability.  If any term, covenant or condition of this B.A. Agreement, or the application of such term, covenant or condition to any Party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this B.A. Agreement and the application of such term, covenant, or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law.  Upon determination that any such term is invalid, illegal or unenforceable, GECC may, but is not obligated to, advance funds to Covered Entity under the Underlying Contract until the Parties to this B.A. Agreement amend this B.A. Agreement so as to effect the original intent of the Parties as closely as possible in a valid and enforceable manner.

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5.8                                 Successors and Assigns.  This B.A. Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and shall bind all persons who become bound as a debtor to the Underlying Contract. Notwithstanding the foregoing, Covered Entity may not assign any of its rights or delegate any of its obligations under this B.A. Agreement without the prior written consent of GECC, which may be withheld in its sole discretion.  GECC may sell, assign, transfer, or participate any or all of its rights or obligations under this B.A. Agreement without notice to or consent of Covered Entity.

5.9                                 Counterparts.  This B.A. Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

5.10                           Interpretation.  No provision of this Agreement shall be interpreted or construed against any Party because that Party or its legal representative drafted that provision.  The titles of the paragraphs of this B.A. Agreement are for convenience of reference only and are not to be considered in construing this B.A. Agreement.  Any pronoun used in this B.A. Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be.  The words “herein,” “hereof,” and “hereunder” shall be deemed to refer to this entire B.A. Agreement, except as the context otherwise requires.

5.11                           No Third Parties Beneficiaries.  Nothing in this B.A. Agreement shall confer upon any person other than the Parties and their respective successors or permitted assigns any rights, remedies, obligations or liabilities whatsoever.

[Remainder of page left intentionally blank; signature page follows]

5

IN WITNESS WHEREOF, each of the undersigned has caused this B.A. Agreement to be duly executed in its name and on its behalf.

GECC:	COVERED ENTITY:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	By:

Name:	Print Name:

Its Duly Authorized Signatory	Print Title:

EXHIBIT N

to

CREDIT AGREEMENT

SUBORDINATION AGREEMENT

THIS AGREEMENT, dated as of                        ,                 , is made and entered into by and among                        , a                       corporation (together with its successors in interest and assigns, the “Subordinated Creditor”),                     , a                  corporation (the “Debtor”), and General Electric Capital Corporation, a Delaware corporation (“GE Capital”).

Background Statement

A.                                   In connection with the Debtor’s acquisition of                          , the Debtor issued to the Subordinated Creditor a Promissory Note dated                , in the original principal amount of                     (the “Promissory Note”);

B.                                     The Promissory Note provides that the agreement, and Debtor’s obligations thereunder, are expressly subordinated to any senior secured debt facility that Debtor may enter into;

C.                                     The Promissory Note provides that the Subordinated Creditor will enter into such future agreements or instruments as may be requested by the lender or lenders under such facility in order to further evidence such subordination; and

D.                                    Curative Health Services, Inc., a Minnesota corporation formerly known as Curative Holding Co., and GE Capital are parties to the Amended and Restated Credit Agreement, dated as of April 23, 2004, with the Persons signatory thereto as Credit Parties (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which GE Capital will provide senior secured loans and other extensions of credit to Debtor and its affiliates.

Agreement

In consideration of the loans and other extensions of credit made and to be made under the Credit Agreement, and for other good and valuable consideration, the parties hereby agree as follows:

1.                                                              Definitions.  When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Bankruptcy Code” shall mean 11 U. S. C. §§ 101-1330 and any amendment, supplement or successor of such provision.

“Event of Default” shall have the meaning assigned to such term in the Credit Agreement.

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Paid in full” shall mean, with respect to the Senior Debt, the indefeasible payment in full in cash or cash equivalents of 100% of the principal, interest, fees, expenses and other amounts due or to become due to GE Capital under the Credit Agreement and the other Loan Documents in the manner provided under the terms of such documents or in such other manner to which GE Capital shall have consented in writing.

“Person” means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

“Senior Debt” shall mean any and all indebtedness, obligations or liabilities that now or hereafter may be owing by the Debtor or any affiliate thereof to GE Capital under the Credit Agreement or any of the other Loan Documents, whether for principal, interest, fees or other amounts, and whether such indebtedness, obligations or liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and whether such indebtedness, obligations or liabilities are absolute, joint or several, or due or to become due, as well as all indebtedness, obligations or liabilities of the Debtor to GE Capital now or hereafter existing under this Agreement, and any amendment, restatement, supplement, extension, renewal, refinancing, modification or replacement of or for any of the foregoing (including any credit agreement, loan agreement, or other agreement, document, or instrument replacing the Credit Agreement or any other Loan Documents whether or not with the same agent or lenders), and including without limitation any interest which, but for the filing by or against the Debtor or any affiliate thereof, of a petition in bankruptcy, would accrue on any of the foregoing indebtedness, obligations or liabilities as well as any other indebtedness, obligations or liabilities of the Debtor or any affiliate thereof to GE Capital which may be incurred in any bankruptcy proceeding of the Debtor or any affiliate thereof whether or not recoverable by GE Capital from the Debtor or any affiliate thereof or its estate under 11 U.S.C. § 506.

“Subordinated Debt” shall mean the indebtedness evidenced by the Promissory Note, and any amendment, restatement, supplement, extension, renewal, refinancing, modification or replacement of or for the Promissory Note.

“Termination Date” shall mean the date on which (i) all Senior Debt has been paid in full, and (ii) GE Capital is under no obligation to make any further loans or extend any further credit to or for the benefit of the Debtor.

2.                                      Payment Subordination Provisions.

a)                                      No Payments.  From and after the date of this Agreement and thereafter so long as this Agreement is in effect, and unless GE Capital expressly consents in writing to the contrary, no payment on the Subordinated Debt shall be made or given by or on behalf of the Debtor or any affiliate thereof and no payment on account thereof shall be received, accepted or retained by the Subordinated Creditor, nor shall the Subordinated Creditor accelerate, make any demand for, or attempt to receive, collect or retain the same, whether by collection, set-off, foreclosure, counterclaim or otherwise; provided that, as long as no Event of Default shall have occurred and be continuing or would

2

result therefrom, the Debtor may make, and the Subordinated Creditor may receive the scheduled principal and interest payments of the Subordinated Debt listed on Schedule 1 hereto.

b)                                      Turnover of Payments.  Should any payment or prepayment be received by the Subordinated Creditor in violation of this Agreement, the Subordinated Creditor forthwith shall deliver the same to GE Capital in precisely the form received (but with the endorsement of the Subordinated Creditor where necessary for the collection thereof by GE Capital) for application on the Senior Debt in accordance with the Credit Agreement, and the Subordinated Creditor agrees that, until so delivered, the same shall be deemed received by the Subordinated Creditor as agent for GE Capital and such payment or prepayment shall be held in trust by the Subordinated Creditor as property of GE Capital.

3.                                      Modification or Prepayment of Subordinated Debt.  The payment terms of the Subordinated Debt shall not be modified, nor shall any prepayment (in whole or in part) be made on the Subordinated Debt, without the express prior written consent of GE Capital.

4.                                      Insolvency Proceedings.  GE Capital shall have the right and is hereby empowered to vote the full amount of the Subordinated Debt in any insolvency or receivership proceeding, any proceeding under the Bankruptcy Code or any other proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions which may be brought by or against the Debtor or any affiliate thereof and at any meeting of creditors of the Debtor or any affiliate thereof whether or not such meeting is held in a proceeding under any insolvency, bankruptcy or similar laws.  In any of the foregoing proceedings or at any of the foregoing meetings, GE Capital shall be entitled to vote the Subordinated Debt as GE Capital in its sole good faith discretion shall determine without regard to the interests of anyone other than GE Capital.  In any of the foregoing proceedings, GE Capital shall be entitled to collect and enforce the Subordinated Debt and to receive any distributions, dividends or other payments upon the Subordinated Debt by filing such claim, proof of debt or proof of claim as appropriate in the proceeding, in GE Capital’s name or the Subordinated Creditor’s name.  GE Capital and any officer or employee designated by GE Capital for such purpose is hereby constituted and appointed attorney-in-fact for the Subordinated Creditor with full power (which power, being coupled with an interest, shall be irrevocable so long as this Agreement is in effect) to vote the Subordinated Debt in any of the foregoing proceedings and at any meeting of the creditors of the Debtor or any affiliate thereof and to file any claim, proof of debt or proof of claim in any such proceeding, and to compromise, settle and to give releases for any of the Subordinated Debt, and to endorse the Subordinated Creditor’s name upon any instruments given as a payment on or distribution in connection with the Subordinated Debt.

5.                                      Pledge or Transfer of Subordinated Debt.  The Subordinated Creditor agrees not to assign, transfer, pledge, or grant a security interest in all or any part of the Subordinated Debt unless (i) such assignment, transfer, pledge or grant is made expressly subject to this Agreement and (ii) the Subordinated Creditor’s assignee, transferee, pledgee or grantee expressly agrees in writing to assume the Subordinated Creditor’s obligations hereunder, and (iii) if requested by GE Capital, the Subordinated Creditor places on any promissory notes, agreements or other instruments evidencing the Subordinated Debt a legend, in form and substance satisfactory to

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GE Capital, stating that such notes, agreements or other instruments are subordinated to the Senior Debt pursuant to this Agreement.

6.                                      Waivers.  The Subordinated Creditor agrees and consents (a) to waive, and does hereby waive, any and all notice of the creation, renewal, extension, modification, compromise or release of any of the Senior Debt or any collateral therefor or guaranties thereof, in whole or in part; (b) that without further notice to or further assent by the Subordinated Creditor, the liability of the Debtor or any affiliate thereof or any other party or parties for or upon any of the Senior Debt may, from time to time, in whole or in part, be renewed, extended, modified, compromised or released by GE Capital as it may deem advisable; and (c) that any collateral for or guaranties of the Senior Debt, or any part of the Senior Debt, may, from time to time, in whole or in part, be modified, released, collected, sold or otherwise disposed of by GE Capital, as it may deem advisable, and that any balance of funds with GE Capital at any time standing to the credit of the Debtor or any affiliate thereof may, from time to time, in whole or in part, be surrendered or released by GE Capital, as it may deem advisable.

7.                                      Collateral and Guaranty Subordination.

a)                                      The Subordinated Creditor hereby subordinates and makes inferior any and all of its now existing or hereafter acquired security interests in, security titles to, and other liens and encumbrances on any of the present or future, real or personal, tangible or intangible, property of the Debtor or any affiliate thereof (collectively, the “Collateral”) to the security interests, security titles, and other liens and encumbrances of GE Capital, whether now existing or hereafter acquired, in, to and on the Collateral.  If the Debtor or any affiliate thereof shall default under any Senior Debt secured by any of the Collateral, GE Capital may exercise any or all of its rights and remedies with respect to such Collateral without any obligation to give the Subordinated Creditor notice of such exercise and without regard to any interest of the Subordinated Creditor in such Collateral.  The Subordinated Creditor shall not contest the validity, perfection, priority or enforceability of any Lien granted to GE Capital in any of the Collateral.

b)                                      The Subordinated Creditor subordinates and makes inferior any and all of its now existing or hereafter acquired guaranties of the Subordinated Debt from whomever received and in whatever form to the rights of GE Capital on the same terms and conditions as apply to the subordination of the Subordinated Debt to the Senior Debt hereunder.

8.                                      Continuing Agreement and Termination.

a)                                      This is a continuing agreement, and this Agreement and the subordination of indebtedness (the “Debt Subordination”) and the subordination of security interests, security titles, liens and encumbrances and guaranties (the “Security Interest Subordination”) provided for herein shall remain in full force and effect until the Termination Date regardless of whether the Senior Debt is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred or incurred anew.  This Agreement, the Debt Subordination and the Security Interest Subordination shall remain in full force and effect and shall be irrevocable until and shall terminate on the Termination Date.  No notice purporting to terminate this Agreement, the Debt

4

Subordination or the Security Interest Subordination which is received by GE Capital at any time prior to the Termination Date shall be effective, in any manner or at any time whatsoever, to terminate this Agreement, the Debt Subordination or the Security Interest Subordination.

b)                                      This Agreement, the Debt Subordination and the Security Interest Subordination shall continue to be effective regardless of the solvency or insolvency of the Debtor or any affiliate thereof or the Subordinated Creditor; the liquidation or dissolution of the Debtor or any affiliate thereof or the Subordinated Creditor; the institution by or against the Debtor or any affiliate thereof or the Subordinated Creditor of any proceeding under the Bankruptcy Code or any similar law; the appointment of a receiver or trustee for the Debtor or any affiliate thereof or any of such Person’s property or for the Subordinated Creditor or any of the Subordinated Creditor’s property or for any guarantor or any guarantor’s property; any reorganization, merger or consolidation of the Debtor or any affiliate thereof or the Subordinated Creditor or any guarantor; or any other change in the ownership, composition or nature of the Debtor or any affiliate thereof or the Subordinated Creditor or any guarantor. This Agreement the Debt Subordination and the Security Interest Subordination shall be reinstated in the event any payment on the Senior Debt is rescinded, disgorged as a preference or otherwise or must otherwise be returned by GE Capital.

9.                                      Acknowledgments, Consents and Agreements.

The Debtor does hereby acknowledge and consent to the execution, delivery and performance of this Agreement by the Subordinated Creditor and GE Capital and further agrees to be bound by the provisions of this Agreement as they relate to the relative rights, remedies and priorities of the Subordinated Creditor and GE Capital and the respective obligations of the Debtor or any affiliate thereof to them; provided, however that nothing in this Agreement shall amend, modify, change or supersede the respective terms of any of the Senior Debt or the Subordinated Debt as between the Debtor or any affiliate thereof, on the one hand, and GE Capital or the Subordinated Creditor, on the other hand, and in the event of any conflict or inconsistency between the terms of this Agreement and those of any agreement, note or other document evidencing or securing any of the Senior Debt, the Subordinated Debt or the Collateral, the provisions of such other agreement, instrument or document shall govern as between the Debtor or any affiliate thereof, on the one hand, and GE Capital or the Subordinated Creditor (as the case may be), on the other hand, and the Debtor further agrees that this Agreement shall not give the Debtor any substantive rights relative to GE Capital or the Subordinated Creditor and the Debtor shall not be entitled to raise any actions or inactions on the part of GE Capital or the Subordinated Creditor hereunder as a defense, counterclaim or other claim against such party.

10.                               Miscellaneous.

a)                                      Wherever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is prohibited or invalid under such law, such provision is to be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5

b)                                      This Agreement shall be binding upon the Debtor, the Subordinated Creditor and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of GE Capital and its successors and assigns.

c)                                      This Agreement constitutes the sole and entire agreement between the Subordinated Creditor, on the one hand, and GE Capital, on the other, with respect to the subject matter hereof and supersedes and replaces any and all prior or concurrent agreements, understandings, negotiations or correspondence between them with respect thereto.

d)                                      Time is of the essence of this Agreement.

e)                                      No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective or binding upon GE Capital unless GE Capital shall first have given its written consent thereto.

f)                                        This Agreement may be executed in one or more counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

g)                                     All sections headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

h)                                     All notices, demands and other communications hereunder to GE Capital or the Subordinated Creditor shall be effective:

i)                                         if given by telecopy, when such communication is transmitted to the telecopy number set forth beneath such Person’s signature below (with such telecopy to be promptly confirmed by delivery of a copy thereof by personal delivery or United States mail as otherwise provided herein),

ii)                                      if given by mail, three business days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, and addressed to such Person at its address set forth beneath its signature below,

iii)                                   if sent for overnight delivery by Federal Express, United Parcel Service or other reputable national overnight delivery service, one business day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid, or

iv)                                  if given by any other means, when delivered at the address of such Person shown below.

GE Capital or the Subordinated Creditor may designate a different address or telecopy number for its receipt of such notices or other communications but no such change shall be effective unless and until the other party actually receives such written notice.

6

i)                                        This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state.

11.                               Waiver of Certain Rights.  The Subordinated Creditor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration or contribution or any other claim which the Subordinated Creditor may now or hereafter have against the Debtor or any affiliate thereof or against any property of the Debtor or any affiliate thereof arising from the existence, performance or enforcement of the Subordinated Creditor’s obligations and liabilities under this Agreement until such time as the Senior Debt shall have been paid in full.

12.                               Jury Trial Waiver and Forum Consents.  EACH OF THE SUBORDINATED CREDITOR, GE CAPITAL AND THE DEBTOR HEREBY WAIVES ANY RIGHT SUCH PERSON MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED OR AGAINST SUCH PERSON CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT.  IN THE EVENT ANY SUCH SUIT OR LEGAL ACTION IS COMMENCED BY GE CAPITAL, EACH OF THE SUBORDINATED CREDITOR AND THE DEBTOR HEREBY EXPRESSLY AGREES, CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK, WITH RESPECT TO SUCH SUIT OR LEGAL ACTION AND FURTHER EXPRESSLY CONSENTS AND SUBMITS TO AND AGREES THAT VENUE IN ANY SUCH SUIT OR LEGAL ACTION IS PROPER IN SAID COURTS AND FURTHER EXPRESSLY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE OF SAID COURTS.  THE JURISDICTION AND VENUE OF THE COURTS CONSENTED TO AND SUBMITTED TO AND AGREED UPON IN THIS SECTION ARE NOT EXCLUSIVE BUT ARE CUMULATIVE AND IN ADDITION TO THE JURISDICTION AND VENUE OF ANY OTHER COURT UNDER ANY APPLICABLE LAW OR IN EQUITY.

[Remainder of page intentionally blank; next page is signature page]

7

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed, sealed and delivered, all as of the day and year first above written.

[SUBORDINATED CREDITOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address:

Attn:
Telecopy: ( )

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Its Duly Authorized Signatory

(CORPORATE SEAL)

Address:	2 Bethesda Metro Center,
Suite 600, Bethesda, MD 20814

Attn: Account Manager
	Telecopy:	301-347-3175

[DEBTOR] , as Debtor

By:
Name:
Title:

(CORPORATE SEAL)

Address:

Attn:
Telecopy: ( )

SCHEDULE 1

Scheduled Principal and Interest Payments:

EXHIBIT O

SCHEDULE I

Borrowing Base Certificate

General Electric Capital Corporation

2 Bethesda Metro Center, Suite 600

Bethesda, MD 20814

Borrowing Base Availability @ 12/31/03:

Pursuant to the Amended and Restated  Credit Agreement dated as of April 23, 2004 among the undersigned as Borrower Representative, the other persons designated therein as Borrowers, the persons designated therein as Credit Parties, the other persons designated therein as Lenders and GENERAL ELECTRIC CAPITAL CORPORATION as Agent and Lender (the “Credit Agreement”), the undersigned certifies that as of the close of business on the date set forth below, the Borrowing Base is computed as set forth below.

(a)  The undersigned represents and warrants that this Borrowing Base Certificate is a true and correct statement of, and that the information contained herein is true and correct in all material respects regarding, the status of Eligible Accounts and Eligible Inventory, and that the amounts reflected herein are in compliance with the provisions of the Credit Agreement and the Appendices thereto.  The undersigned further represents and warrants that there is no Default or Event of Default and all representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct in all material respects.  The undersigned understands that the Lenders will extend loans in reliance upon the information contained herein.  In the event of a conflict between the following summary of eligibility criteria and the Credit Agreement, the eligibility criteria in the Credit Agreement shall govern.  Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

	SHS	eBioCare	Apex	Allcare	Prescription City	Infinity	OptNY	OptVA	Medcare	CCS	Total
A/R Aging:
Current
31 - 60 Days
61 - 90 Days
91-120 Days
121-150 Days
151-180 Days
Total A/R Aging

Less Ineligibles:
A/R over 150 Days
Cross-Aged Payors (<150)
Private (<150)
Other Ineligible 3rd Party (< 150)
Credit Balances (>150)

Eligible Receivables
Liquidity Rates
Net Eligible Collateral
Advance Rate
Availability

Inventory per 12/31/03 Perpetual / Physical
Ineligibles:
Locations w/ Less than $100M in Inventory
Locations w/o Landlord Waivers
Out on consignment
Work in Process Inventory
Excess / Obsolete Inventory
Other
Total Ineligible
Eligible Inventory
Advance Rate
Subject Swap Reserve
Available Inventory

TOTAL AVAILABILITY

OUTSTANDING BALANCE

Rent Reserve
Swap Reserve
NET AVAILABILITY

MAXIMUM COMMITMENT AMOUNT

(b)                                 As of the date hereof, Borrowers are in compliance with each of the terms, covenants, and conditions set forth in the Credit Agreement.

(c)                                  Within the ninety (90) days preceding and through the date hereof, no Borrower has received any notice from any state or federal regulatory or law enforcement agency citing specific deficiencies that (i) amount to a substandard quality of care; or (ii) would otherwise threaten such Borrower’s continued participation in the Medicare, Medicaid, and/or any other applicable government program.

(d)                                 Within the ninety (90) days preceding and through the date hereof, no Borrower has been subject to any non-routine investigatory visits by or received any correspondence from any state or federal agency alleging possible improper billing or claims activity.

(e)                                  After the making of the advance requested by this Certificate, the total aggregate principal amount outstanding under the Credit Agreement will be approximately

$                         .

(f)                                    Borrower’s most recent Accounts Receivable Aging Report, dated as of                            (including all necessary and appropriate documentation required to interpret the Report and to complete this Borrowing Base Certificate), is attached hereto and made a part hereof. All Accounts included on such reports have been properly billed and collections have been properly posted to the respective Accounts to reduce Eligible Accounts accordingly.  All proceeds of Accounts that have not been posted to the Accounts reported herein (including unbilled and/or estimated Accounts) have been disclosed to Lender on line 32b herein.

(g)                                 As of the date hereof, Borrowers have paid all State and Federal payroll withholding taxes immediately due and payable through                  .

(h)                                 As of the date hereof, Borrowers have directed all Account Debtors to deliver all payments on Accounts to the existing Blocked Accounts or Concentration Account, in accordance with Section 6.18 in the Credit Agreement, and as of the date hereof, Borrowers have not diverted or permitted to be diverted any such payments on Accounts, whether such diversion is for the benefit of Borrowers or any third party.

(i)                                     Borrowers are current on all real and personal property lease and rent obligations through the date hereof.

CURATIVE HEALTH SERVICES, INC., a Minnesota corporation, individually and as Borrower Representative

By:

Name:

Title:

EXHIBIT 5.1(a)

[FORM OF COMPLIANCE CERTIFICATE (QUARTERLY)]

            , 20

General Electric Capital Corporation, as Agent

2 Bethesda Metro Center, Suite 600

Bethesda, Maryland  20814

Re:                               Compliance Certificate (Quarterly)

Ladies and Gentlemen:

This certificate is given in accordance with that certain Amended and Restated Credit Agreement, dated as of April 23, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Curative Health Services, Inc., a Minnesota corporation formerly known as Curative Holding Co. (“Borrower Representative”), eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc., Curative Health Services Co., a Minnesota corporation formerly known as Curative Health Services, Inc., and Critical Care Systems, Inc. (each a “Borrower” and collectively with Borrower Representative, the “Borrowers”), any Additional Borrowers that become party thereto, the Lenders listed on the signature pages thereof, and General Electric Capital Corporation, as lender and agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. I hereby certify that:

(a)                                  I am the Chief Financial Officer of Borrower Representative;

(b)                                 The enclosed consolidated and consolidating balance sheets, and related consolidated and consolidating statements of income and cash flows fairly present the financial condition of Credit Parties as for the Fiscal Quarter indicated, and I have reviewed such statements in preparing this certificate;

(c)                                  I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Credit Parties during the accounting period covered by the enclosed financial statements.

(d)                                 The examination in paragraph (c) did not disclose and I have no knowledge of the existence of any condition or event that constitutes a Default or an Event of Default as of the date of this certificate except as set forth below.

Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraph (d), listing in detail the nature of the conditions or event, the period during which it has existed and the action which Credit Parties have taken, are taking or propose to take with respect to each such condition or event.

(e)                                  Except as disclosed in paragraph (d) above, Credit Parties are in compliance with the financial covenants contained in Article 7 of the Credit Agreement, as detailed in the attached work sheet.

The foregoing certifications and the financial statements delivered with this Compliance Certificate in support hereof are made and delivered this            day of                      , 20          .

BORROWER REPRESENTATIVE:

CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co., individually and as Borrower Representative

By:
Name:
Title:	Chief Financial Officer

Worksheet Regarding
Financial Covenant Compliance

[to be attached by Borrower Representative]

EXHIBIT 5.1(b)

[FORM OF COMPLIANCE CERTIFICATE (ANNUAL)]

              , 20

General Electric Capital Corporation, as Agent

2 Bethesda Metro Center, Suite 600

Bethesda, Maryland  20814

Re:                               Compliance Certificate (Annual)

Ladies and Gentlemen:

This certificate is given in accordance with that certain Credit Agreement, dated as of June 9, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Curative Health Services, Inc., a Minnesota corporation formerly known as Curative Holding Co. (“Borrower Representative”), eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc., Curative Health Services Co., a Minnesota corporation formerly known as Curative Health Services, Inc., and Critical Care Systems, Inc. (each a “Borrower” and collectively with Borrower Representative, the “Borrowers”), any Additional Borrowers that become party thereto, the Lenders listed on the signature pages thereof, and General Electric Capital Corporation, as lender and agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. I hereby certify that:

(a)                                  I am the Chief Financial Officer of Borrower Representative;

(b)                                 The enclosed audited consolidated and consolidating balance sheets, and related audited consolidated and consolidating statements of income and cash flows fairly present the financial condition of Credit Parties as for the Fiscal Year indicated, such statements have no “going concern” or other qualification or exception by an accounting firm, and I have reviewed such statements in preparing this certificate;

(c)                                  I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Credit Parties during the accounting period covered by the enclosed financial statements.

(d)                                 The examination in paragraph (c) did not disclose and I have no knowledge of the existence of any condition or event that constitutes a Default or an Event of Default as of the date of this certificate except as set forth below.

Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraph (d), listing in detail the nature of the conditions or event, the period during which it has existed and the action which Credit Parties have taken, are taking or propose to take with respect to each such condition or event.

(e)                                  Except as disclosed in paragraph (d) above, Credit Parties are in compliance with the financial covenants contained in Article 7 of the Credit Agreement, as detailed in the attached work sheet.

The foregoing certifications and the financial statements delivered with this Compliance Certificate in support hereof are made and delivered this           day of            , 20      .

BORROWER REPRESENTATIVE:

CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co., individually and as Borrower Representative

By:
Name:
Title:	Chief Financial Officer

Worksheet Regarding

Financial Covenant Compliance

[to be attached by Borrower Representative]